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                                                                  EXECUTION COPY





                AGREEMENT AND PLAN OF ACQUISITION AND ARRANGEMENT

                                  BY AND AMONG

                             SILICON GRAPHICS, INC.,

                              1103707 ONTARIO INC.,

                       SILICON GRAPHICS MANUFACTURING S.A.

                                       and

                               ALIAS RESEARCH INC.



                          Dated as of February 6, 1995



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                                TABLE OF CONTENTS

                                                                        Page
                                                                        ----

                                    ARTICLE I

                                 THE ARRANGEMENT

SECTION 1.01.  THE ARRANGEMENT . . . . . . . . . . . . . . . . . . . .    2
SECTION 1.02.  EFFECTIVE DATE  . . . . . . . . . . . . . . . . . . . .    3
SECTION 1.03.  ACCOUNTING CONSEQUENCES . . . . . . . . . . . . . . . .    3
SECTION 1.04.  MATERIAL ADVERSE EFFECT . . . . . . . . . . . . . . . .    3
SECTION 1.05.  ADJUSTMENTS TO EXCHANGE RATIO.  . . . . . . . . . . . .    3
SECTION 1.06.  CANCELLATION  . . . . . . . . . . . . . . . . . . . . .    3
SECTION 1.07.  CAPITAL STOCK OF AMALGAMATION SUB . . . . . . . . . . .    4
SECTION 1.08.  DISSENTERS' RIGHTS  . . . . . . . . . . . . . . . . . .    4

                                   ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

SECTION 2.01.  ORGANIZATION AND QUALIFICATION; SUBSIDIARIES  . . . . .    4
SECTION 2.02.  ARTICLES OF INCORPORATION AND BY-LAWS . . . . . . . . .    5
SECTION 2.03.  CAPITALIZATION  . . . . . . . . . . . . . . . . . . . .    5
SECTION 2.04.  AUTHORITY RELATIVE TO THIS AGREEMENT  . . . . . . . . .    6
SECTION 2.05.  NO CONFLICT; REQUIRED FILINGS AND CONSENTS  . . . . . .    6
SECTION 2.06.  COMPLIANCE; PERMITS . . . . . . . . . . . . . . . . . .    7
SECTION 2.07.  SEC FILINGS; FINANCIAL STATEMENTS . . . . . . . . . . .    8
SECTION 2.08.  ABSENCE OF CERTAIN CHANGES OR EVENTS  . . . . . . . . .    9
SECTION 2.09.  NO UNDISCLOSED LIABILITIES  . . . . . . . . . . . . . .    9
SECTION 2.10.  ABSENCE OF LITIGATION . . . . . . . . . . . . . . . . .    9
SECTION 2.11.  EMPLOYEE BENEFIT PLANS; EMPLOYMENT AGREEMENTS . . . . .    9
SECTION 2.12.  LABOR MATTERS . . . . . . . . . . . . . . . . . . . . .   12
SECTION 2.13.  REGISTRATION STATEMENT; PROXY STATEMENT . . . . . . . .   12
SECTION 2.14.  RESTRICTIONS ON BUSINESS ACTIVITIES . . . . . . . . . .   13
SECTION 2.15.  TITLE TO PROPERTY . . . . . . . . . . . . . . . . . . .   13
SECTION 2.16.  TAXES . . . . . . . . . . . . . . . . . . . . . . . . .   13
SECTION 2.17.  ENVIRONMENTAL MATTERS . . . . . . . . . . . . . . . . .   15
SECTION 2.18.  BROKERS . . . . . . . . . . . . . . . . . . . . . . . .   16
SECTION 2.19.  FULL DISCLOSURE . . . . . . . . . . . . . . . . . . . .   16
SECTION 2.20.  INTELLECTUAL PROPERTY . . . . . . . . . . . . . . . . .   16
SECTION 2.21.  INTERESTED PARTY TRANSACTIONS . . . . . . . . . . . . .   18
SECTION 2.22.  INSURANCE . . . . . . . . . . . . . . . . . . . . . . .   18
SECTION 2.23.  OPTION PLANS  . . . . . . . . . . . . . . . . . . . . .   19


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                                       ii

SECTION 2.24.  VOTE REQUIRED . . . . . . . . . . . . . . . . . . . . .   19
SECTION 2.25.  POOLING MATTERS . . . . . . . . . . . . . . . . . . . .   19
SECTION 2.26.  OPINION OF FINANCIAL ADVISOR  . . . . . . . . . . . . .   19

                                   ARTICLE III

              REPRESENTATIONS AND WARRANTIES OF PARENT, SWISSCO AND
                                AMALGAMATION SUB

SECTION 3.01.  ORGANIZATION AND QUALIFICATION  . . . . . . . . . . . .   19
SECTION 3.02.  AUTHORITY RELATIVE TO THIS AGREEMENT  . . . . . . . . .   20
SECTION 3.03.  NO CONFLICT; REQUIRED FILINGS AND CONSENTS  . . . . . .   20
SECTION 3.04.  CERTIFICATE OF INCORPORATION AND BY-LAWS  . . . . . . .   21
SECTION 3.05.  CAPITALIZATION  . . . . . . . . . . . . . . . . . . . .   21
SECTION 3.06.  COMPLIANCE; PERMITS . . . . . . . . . . . . . . . . . .   22
SECTION 3.07.  SEC FILINGS; FINANCIAL STATEMENTS.  . . . . . . . . . .   22
SECTION 3.08.  ABSENCE OF CERTAIN CHANGES OR EVENTS  . . . . . . . . .   23
SECTION 3.09.  RESTRICTIONS ON BUSINESS ACTIVITIES . . . . . . . . . .   23
SECTION 3.10.  TITLE TO PROPERTY . . . . . . . . . . . . . . . . . . .   23
SECTION 3.11.  FULL DISCLOSURE . . . . . . . . . . . . . . . . . . . .   24
SECTION 3.12.  NO UNDISCLOSED LIABILITIES  . . . . . . . . . . . . . .   24
SECTION 3.13.  ABSENCE OF LITIGATION . . . . . . . . . . . . . . . . .   24
SECTION 3.14.  INSURANCE . . . . . . . . . . . . . . . . . . . . . . .   24
SECTION 3.15.  REGISTRATION STATEMENT; PROXY STATEMENT/PROSPECTUS  . .   24
SECTION 3.16.  TAXES . . . . . . . . . . . . . . . . . . . . . . . . .   25
SECTION 3.17.  BROKERS . . . . . . . . . . . . . . . . . . . . . . . .   26
SECTION 3.18.  OPINION OF FINANCIAL ADVISOR  . . . . . . . . . . . . .   26
SECTION 3.19.  POOLING MATTERS . . . . . . . . . . . . . . . . . . . .   26
SECTION 3.20.  NO STOCKHOLDER VOTE . . . . . . . . . . . . . . . . . .   26

                                   ARTICLE IV

                   CONDUCT OF BUSINESS PENDING THE ARRANGEMENT

SECTION 4.01.  CONDUCT OF BUSINESS BY THE COMPANY PENDING THE
                  ARRANGEMENT  . . . . . . . . . . . . . . . . . . . .   26
SECTION 4.02.  NO SOLICITATION . . . . . . . . . . . . . . . . . . . .   29
SECTION 4.03.  CONDUCT OF BUSINESS BY PARENT PENDING THE ARRANGEMENT .   30


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                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

SECTION 5.01.  PROXY STATEMENT/PROSPECTUS; REGISTRATION STATEMENT  . .   31
SECTION 5.02.  STOCKHOLDERS' MEETING . . . . . . . . . . . . . . . . .   32
SECTION 5.03.  ACCESS TO INFORMATION; CONFIDENTIALITY  . . . . . . . .   32
SECTION 5.04.  CONSENTS; APPROVALS . . . . . . . . . . . . . . . . . .   33
SECTION 5.05.  STOCK OPTIONS . . . . . . . . . . . . . . . . . . . . .   33
SECTION 5.06.  COMPANY EMPLOYEE STOCK PURCHASE PLAN  . . . . . . . . .   34
SECTION 5.07.  AGREEMENTS OF AFFILIATES  . . . . . . . . . . . . . . .   35
SECTION 5.08.  INDEMNIFICATION AND INSURANCE . . . . . . . . . . . . .   35
SECTION 5.09.  NOTIFICATION OF CERTAIN MATTERS . . . . . . . . . . . .   36
SECTION 5.10.  FURTHER ACTION  . . . . . . . . . . . . . . . . . . . .   36
SECTION 5.11.  PUBLIC ANNOUNCEMENTS  . . . . . . . . . . . . . . . . .   36
SECTION 5.12.  LISTING OF PARENT COMMON SHARES . . . . . . . . . . . .   37
SECTION 5.13.  CONVEYANCE TAXES  . . . . . . . . . . . . . . . . . . .   37
SECTION 5.14.  ACCOUNTANTS' LETTERS  . . . . . . . . . . . . . . . . .   37
SECTION 5.15.  POOLING ACCOUNTING TREATMENT  . . . . . . . . . . . . .   37
SECTION 5.16.  ANCILLARY DOCUMENTS/RESERVATION OF SHARES . . . . . . .   37
SECTION 5.17.  OTHER MERGER  . . . . . . . . . . . . . . . . . . . . .   38

                                   ARTICLE VI

                          CONDITIONS TO THE ARRANGEMENT

SECTION 6.01.  CONDITIONS TO OBLIGATION OF EACH PARTY TO EFFECT THE
                  ARRANGEMENT  . . . . . . . . . . . . . . . . . . . .   39
SECTION 6.02.  ADDITIONAL CONDITIONS TO OBLIGATIONS OF PARENT, SWISSCO
                  AND AMALGAMATION SUB . . . . . . . . . . . . . . . .   40
SECTION 6.03.  ADDITIONAL CONDITIONS TO OBLIGATION OF THE COMPANY  . .   41

                                   ARTICLE VII

                                   TERMINATION

SECTION 7.01.  TERMINATION . . . . . . . . . . . . . . . . . . . . . .   42
SECTION 7.02.  EFFECT OF TERMINATION . . . . . . . . . . . . . . . . .   44
SECTION 7.03.  FEES AND EXPENSES . . . . . . . . . . . . . . . . . . .   44


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                                       iv

                                  ARTICLE VIII

                               GENERAL PROVISIONS

SECTION 8.01.  EFFECTIVENESS OF REPRESENTATIONS, WARRANTIES AND
                  AGREEMENTS . . . . . . . . . . . . . . . . . . . . .   46
SECTION 8.02.  NOTICES . . . . . . . . . . . . . . . . . . . . . . . .   46
SECTION 8.03.  CERTAIN DEFINITIONS . . . . . . . . . . . . . . . . . .   47
SECTION 8.04.  AMENDMENT . . . . . . . . . . . . . . . . . . . . . . .   48
SECTION 8.05.  WAIVER  . . . . . . . . . . . . . . . . . . . . . . . .   48
SECTION 8.06.  HEADINGS  . . . . . . . . . . . . . . . . . . . . . . .   49
SECTION 8.07.  SEVERABILITY  . . . . . . . . . . . . . . . . . . . . .   49
SECTION 8.08.  ENTIRE AGREEMENT  . . . . . . . . . . . . . . . . . . .   49
SECTION 8.09.  ASSIGNMENT; AMALGAMATION SUB/SWISSCO  . . . . . . . . .   49
SECTION 8.10.  PARTIES IN INTEREST . . . . . . . . . . . . . . . . . .   49
SECTION 8.11.  FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE .   50
SECTION 8.12.  GOVERNING LAW . . . . . . . . . . . . . . . . . . . . .   50
SECTION 8.13.  COUNTERPARTS  . . . . . . . . . . . . . . . . . . . . .   51
SECTION 8.14.  WAIVER OF JURY TRIAL  . . . . . . . . . . . . . . . . .   51


Exhibits:

Exhibit A:     Form of Plan of Arrangement
Exhibit B:     Form of Affiliate Agreement
Exhibit C:     Form of Support Agreement
Exhibit D:     Form of Voting and Exchange Trust Agreement
Exhibit E:     Form of Certificate of Designation


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                                                                  EXECUTION COPY


                AGREEMENT AND PLAN OF ACQUISITION AND ARRANGEMENT


          AGREEMENT AND PLAN OF ACQUISITION AND ARRANGEMENT, dated as of February 6, 1995 (this "Agreement"), by and among SILICON GRAPHICS, INC., a Delaware corporation ("Parent"), 1103707 ONTARIO INC., an Ontario corporation and a wholly owned subsidiary of Parent ("Amalgamation Sub"), SILICON GRAPHICS MANUFACTURING S.A., a Swiss corporation and subsidiary of Parent ("Swissco"), and ALIAS RESEARCH INC., an Ontario corporation (the "Company"),


                              W I T N E S S E T H:


          WHEREAS, the Boards of Directors of Parent and the Company have each determined that it is advisable and in the best interests of their respective stockholders for Parent to acquire shares in the capital stock of the Company upon the terms and subject to the conditions set forth herein;

          WHEREAS, in furtherance of such acquisition, the Boards of Directors of Parent, Amalgamation Sub, Swissco and the Company have each approved the execution and delivery of this Agreement in order to provide for (i) the amalgamation (the "Amalgama- tion") of Amalgamation Sub and the Company whereupon each outstanding share (a "Share") of the Company's common shares (the "Company Common Stock") shall be converted into Class A Shares or Class B Shares (each as defined in the Plan of Arrangement), as the case may be, of the continuing corporation in the Amalgamation (the "Continuing Corporation") and
(ii) the exchange of such Class A Shares and Class B Shares of the Continuing Corporation for Parent Common Shares and/or Exchangeable Shares (each as defined in the Plan of Arrangement) (the transactions specified in subclauses (i) and
(ii) being collectively referred to herein as the "Arrangement");

          WHEREAS, the Arrangement shall be effectuated under Section 182 of the Business Corporations Act (Ontario) (the "OBCA") pursuant to the terms hereof and a plan of arrangement (the "Plan of Arrangement") substantially in the form of Exhibit A hereto;

          WHEREAS, in connection with the Arrangement, and after giving effect thereto, holders of Company Common Stock will receive, at their election, in respect of each share of Company Common Stock held by them immediately before the implementation of the Arrangement, 0.90 (the "Exchange Ratio") shares of Parent Common Stock from Swissco, or Exchangeable Shares from the Continuing Corporation subject to proration in certain instances;


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                                        2

          WHEREAS, the Exchangeable Shares are exchangeable by the holders for Parent Common Shares on a one-for-one basis at any time;

          WHEREAS, for accounting purposes, it is intended that the transactions contemplated hereby shall be accounted for as a pooling of interests under United States generally accepted accounting principles ("GAAP");

          WHEREAS, concurrently herewith, Parent, S Acquisition Corporation, a California corporation and a wholly owned subsidiary of Parent, and Wavefront Technologies, Inc., a California corporation ("Wavefront"), have executed an Agreement and Plan of Merger and Reorganization, dated as of February 6, 1995 (the "Other Merger Agreement"), pursuant to which Parent will acquire Wavefront as provided for therein (the "Other Merger"); and

          WHEREAS, the exchange ratio set forth in the Other Merger Agreement is
0.49 (the "Other Exchange Ratio");

          NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent, Swissco, Amalgamation Sub and the Company hereby agree as follows:


                                    ARTICLE I

                                 THE ARRANGEMENT

          SECTION 1.01. THE ARRANGEMENT. (a) EFFECTIVE DATE. On the Effective Date (as defined in Section 1.02 hereof), and subject to and upon the terms and conditions of the Arrangement, this Agreement and the OBCA, (i) Amalgamation Sub shall be amalgamated with the Company and (ii) the share exchanges and conversions contemplated by Article 2 of the Plan of Arrangement shall be completed in the manner set forth in the Plan of Arrangement.

          (b) CLOSING. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to
Section 7.01 hereof, and subject to the satisfaction or waiver of the conditions set forth in Article VI hereof, the consummation of the Arrangement will take place as promptly as practicable after satisfaction or waiver of the conditions set forth in Article VI hereof, at the offices of Shearman & Sterling, 555 California Street, Suite 2000, San Francisco, California, unless another date, time or place is agreed to in writing by the parties hereto. At the closing, the parties hereto shall deliver the documents contemplated hereby together with such other customary documents as may be reasonably requested by the parties.


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                                        3

          SECTION 1.02. EFFECTIVE DATE. As promptly as practicable after the satisfaction or waiver of the other conditions set forth in Article VI, the parties hereto shall cause the Arrangement to be consummated by obtaining final court approval of the Plan of Arrangement and by filing articles of arrangement as contemplated by Section 182 of the OBCA (the "Articles of Arrangement"), together with any required related certificates, with the Ministry of Consumer and Commercial Relations of the Province of Ontario, in such form as required by, and executed in accordance with the relevant provisions of, the OBCA (the day of such filing being the "Effective Date").

          SECTION 1.03. ACCOUNTING CONSEQUENCES. It is intended by the parties hereto that the Arrangement shall qualify for accounting treatment as a pooling of interests under GAAP.

          SECTION 1.04. MATERIAL ADVERSE EFFECT. When used in connection with the Company or any of its subsidiaries, or Parent or any of its subsidiaries, as the case may be, the term "Material Adverse Effect" means any change or effect that, individually or when taken together with all other such changes or effects that have occurred prior to the date of determination of the occurrence of the Material Adverse Effect, is or is reasonably likely to be materially adverse to the business, assets (including intangible assets), financial condition or results of operations of the Company and its subsidiaries or Parent and its subsidiaries, as the case may be, in each case taken as a whole. For the purposes of determining whether a Material Adverse Effect has occurred with respect to the Company under Section 6.02(a) and (e), any material decline in the Company's consolidated gross sales revenues after the date hereof shall not be considered a Material Adverse Effect with respect to the Company if (i) such decline in sales is directly attributable to (A) a decrease in sales associated with customers delaying orders or purchases pending completion of the Arrangement or (B) a significant price reduction by any major competitor of the Company, (ii) the Company has complied with its respective obligations under
Section 4.01 hereof and (iii) the Company has continued to develop, market, supply and service its products.

          SECTION 1.05. ADJUSTMENTS TO EXCHANGE RATIO. The Exchange Ratio shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Parent Common Shares or Company Common Stock), reorganization, recapitalization or other like change with respect to Parent Common Shares or Company Common Stock occurring after the date hereof and prior to the Effective Date.

          SECTION 1.06. CANCELLATION. Prior to the Effective Date, each Share owned by Parent, Swissco, Amalgamation Sub or any direct or indirect wholly owned subsidiary of the Company or Parent shall be purchased for cancellation by the Company for nominal consideration.


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                                        4

          SECTION 1.07. CAPITAL STOCK OF AMALGAMATION SUB. Each stock certificate of Amalgamation Sub evidencing ownership of any common shares of Amalgamation Sub shall continue to evidence ownership of Class A Shares of capital stock of the Continuing Corporation.

          SECTION 1.08. DISSENTERS' RIGHTS. The Company shall give Parent (i) prompt notice of any written demand of a right of dissent, withdrawals of such demands, and any other instruments served pursuant to the OBCA and received by the Company and (ii) the opportunity to participate in all negotiations and proceedings with respect to such rights. The Company shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to any such rights or offer to settle or settle any such rights.


                                   ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          The Company hereby represents and warrants to Parent, Swissco and Amalgamation Sub that:

          SECTION 2.01.  ORGANIZATION AND QUALIFICATION; SUBSIDIARIES.  (a)
The Company and each of its subsidiaries is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has the requisite corporate power and authority and is in possession of all franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and orders ("Approvals") necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted, except where the failure to be so organized, existing and in good standing or to have such power, authority and Approvals would not have a Material Adverse Effect. Each of the Company and each of its subsidiaries is duly qualified or licensed as a foreign corporation or limited liability company to do business, and is in good standing, in each jurisdiction where the character of its properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that would not have a Material Adverse Effect. A true and complete list of all of the Company's subsidiaries, together with the jurisdiction of incorporation or organization of each subsidiary and the percentage of each subsidiary's outstanding capital stock owned by the Company or another subsidiary, is set forth in Section 2.01 of the written disclosure schedule previously delivered by the Company to Parent (the "Company Disclosure Schedule"). Except as set forth in Section 2.01 of the Company Disclosure Schedule, the Company does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any


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                                        5

equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

          SECTION 2.02. ARTICLES OF INCORPORATION AND BY-LAWS. The Company has heretofore furnished to Parent a complete and correct copy of its Restated Articles of Incorporation and By-Laws, as amended to date, and equivalent organizational documents of each of its subsidiaries. Such Restated Articles of Incorporation, By-Laws and equivalent organizational documents of each of its subsidiaries are in full force and effect. Neither the Company nor any of its subsidiaries is in violation of any of the provisions of its Articles of Incorporation or By-Laws or equivalent organizational documents.

          SECTION 2.03. CAPITALIZATION. The authorized capital stock of the Company consists of an unlimited number of shares of Company Common Stock and an unlimited number of shares of special shares, no par value (the "Company Special Shares"). As of January 31, 1995, (i) 10,960,745 shares of Company Common Stock were issued and outstanding, all of which are validly issued, fully paid and nonassessable, (ii) no shares of Company Common Stock were held by subsidiaries of the Company, (iii) 159 shares of Company Common Stock were reserved for future issuance pursuant to option grants under the Company's 1988 Employee Share Ownership Plan, (iv) 4,533 shares of Company Common Stock were reserved for future issuance pursuant to option grants under the Company's 1989 Employee Share Ownership Plan, (v) 1,209,371 shares of Company Common Stock were reserved for future issuance pursuant to option grants under the Company's 1990 Employee Share Ownership Plan, (vi) 1,000,000 shares of Company Common Stock were reserved for future issuance pursuant to option grants under the Company's 1993 Employee Stock Purchase Plan, (vii) 813,101 shares of Company Common Stock were reserved for future issuance pursuant to option grants under the Company's 1994 Stock Plan, (viii) 55,172 shares of Company Common Stock were reserved for issuance with respect to the $400,000 Convertible Debenture of the Company issued to Robert Burgess as of February 2, 1993 and (ix) no shares of Company Special Shares were issued or outstanding. No material change in such capitalization has occurred between January 31, 1995 and the date hereof, except for the issuance of shares under the exercise of options, warrants or other rights outstanding prior to January 31, 1995. Except as is provided by the Company's 1993 Stock Purchase Plan or as set forth in this Section 2.03 or
Section 2.11 hereof or in Section 2.03 or Section 2.11 of the Company Disclosure Schedule, there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Company or any of its subsidiaries obligating the Company or any of its subsidiaries to issue or sell any shares of capital stock of, or other equity interests in, the Company or any of its subsidiaries. All shares of Company Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, shall be duly authorized, validly issued, fully paid and nonassessable. There are no obligations, contingent or otherwise, of the Company or any of its subsidiaries to repurchase, redeem or otherwise


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                                        6

acquire any shares of Company capital stock or the capital stock of any subsidiary or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any such subsidiary or any other entity other than guarantees of bank and capital or other lease obligations of subsidiaries entered into in the ordinary course of business. All of the outstanding shares of capital stock of each of the Company's subsidiaries are duly authorized, validly issued, fully paid and nonassessable, and all such shares are owned by the Company or another subsidiary free and clear of all security interests, liens, claims, pledges, agreements, limitations in the Company's voting rights, charges or other encumbrances of any nature whatsoever.

          SECTION 2.04. AUTHORITY RELATIVE TO THIS AGREEMENT. The Company has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions so contemplated (other than the approval and adoption of the Arrangement by the holders of at least two-thirds of the outstanding shares of Company Common Stock who are permitted to, and who, vote in accordance with the OBCA, the Securities Act (Ontario) (the "OSA") and the Company's Articles of Incorporation and By-Laws and the approval of the court in accordance with the OBCA). The Board of Directors of the Company has determined that it is advisable and in the best interest of the Company's stockholders for the Company to enter into a business combination with Parent upon the terms and subject to the conditions of this Agreement. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent, Swissco and Amalgamation Sub, as applicable, constitutes a legal, valid and binding obligation of the Company.

          SECTION 2.05.  NO CONFLICT; REQUIRED FILINGS AND CONSENTS.
(a) Section 2.05(a) of the Company Disclosure Schedule includes a list of (i) all material contracts of the Company and its subsidiaries and (ii) all agreements which, as of the date hereof, will be required to be filed with the Securities and Exchange Commission ("SEC") pursuant to the requirements of the Securities Exchange Act of 1934, as amended, and the SEC's rules thereunder (collectively, the "Exchange Act") as "material contracts" ((i) and (ii) being, collectively, the "Material Contracts") of the Company and its subsidiaries.

          (b) The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not, (i) conflict with or violate the Articles of Incorporation or By-Laws or equivalent organizational documents of the Company or any of its subsidiaries,
(ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Company or any of its subsidiaries or by which


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                                        7

its or any of their respective properties is bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default), or impair the Company's or any of its subsidiaries' rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, any Material Contract, or result in the creation of a lien or encumbrance on any of the properties or assets of the Company or any of its subsidiaries pursuant to any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or its or any of their respective properties is bound or affected.

          (c) The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, except
(i) for applicable requirements, if any, of the Securities Act of 1933, as amended, (the "Securities Act"), the Exchange Act, state securities laws ("Blue Sky Laws"), the pre-merger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), the OSA and other relevant Canadian securities statutes, filings with the agency under the Investment Canada Act and filings under the Competition Act (Canada) and the filing and recordation of appropriate amalgamation, arrangement or other documents as required by the OBCA and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay consummation of the Arrangement, or otherwise prevent or delay the Company from performing its obligations under this Agreement, or would not otherwise have a Material Adverse Effect.

          SECTION 2.06. COMPLIANCE; PERMITS. (a) Neither the Company nor any of its subsidiaries is in conflict with, or in default or violation of, (i) any law, rule, regulation, order, judgment or decree applicable to the Company or any of its subsidiaries or by which its or any of their respective properties is bound or affected or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or its or any of their respective properties is bound or affected, except for any such conflicts, defaults or violations which would not have a Material Adverse Effect.

          (b) The Company and its subsidiaries hold all permits, licenses, easements, variances, exemptions, consents, certificates, orders and approvals from governmental authorities that are material to the operation of the business of the Company and its subsidiaries (collectively, the "Company Permits"). The Company and its subsidiaries are in compliance with the terms of the Company Permits, except where the failure to so comply would not have a Material Adverse Effect.

          SECTION 2.07. SEC FILINGS; FINANCIAL STATEMENTS. (a) The Company has filed all forms, reports and documents required to be filed with the SEC since January 31, 1991 and has made available to Parent (i) its Annual Reports on Form 10-K for the fiscal years ended January 31, 1992, 1993 and 1994, respectively, (ii) its Quarterly Reports on Form 10-Q for the periods ended April 31, July 31 and October 31, 1994, respectively, (iii) all proxy statements relating to the Company's meetings of stockholders (whether annual or special) held since January 31, 1992, (iv) all other reports or registration statements (other than Reports on Form 10-Q not referred to in clause (ii) above) filed by the Company with the SEC since January 31, 1992, and (v) all amendments and supplements to all such reports and registration statements filed by the Company with the SEC (collectively, the "Company SEC Reports"). The Company SEC Reports
(i) were prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such amending or superseding filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of the Company's subsidiaries is required to file any forms, reports or other documents with the SEC.

          (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Company SEC Reports was prepared in accordance with Canadian generally accepted accounting principles ("Canadian GAAP") applied on a consistent basis throughout the periods involved (except as may be indicated therein or in the notes thereto) and each fairly presented the consolidated financial position of the Company and its subsidiaries as at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount. The audited financial statements of the Company for its fiscal year ended January 31, 1995, will not, when delivered, be materially and adversely different from the financial information for such fiscal year previously delivered by the Company to Parent in connection with this Agreement.

          (c) Since January 31, 1992, the Company has filed all forms, reports and documents with the Ontario Securities Commission (the "OSC") required to be filed by it pursuant to the OSA and the regulations promulgated thereunder and the applicable policies of the OSC (collectively, the "Company OSC Reports"), all of which have complied in all material respects with all applicable requirements of such statute, regulations and policies. None of the Company OSC Reports, at the time filed or as subsequently amended, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Company has furnished to Parent all Company OSC Reports. The Company has complied in all material respects with any applicable disclosure obligations under other Canadian provincial securities legislation, regulations and policy statements.

          SECTION 2.08. ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth in Section 2.08 of the Company Disclosure Schedule and the Company SEC Reports, since October 31, 1994, the Company has conducted its business in the ordinary course and there has not occurred: (i) any Material Adverse Effect,
(ii) any amendments or changes in the Articles of Incorporation or Bylaws of the Company, (iii) any damage to, destruction or loss of any assets of the Company (whether or not covered by insurance) that could have a Material Adverse Effect,
(iv) any change by the Company in its accounting methods, principles or practices, (v) any revaluation by the Company of any of its assets, including, without limitation, writing down the value of capitalized software or inventory or writing off notes or accounts receivable other than in the ordinary course of business, (vi) except as disclosed in Section 2.08 of the Company Disclosure Schedule, any other action or event that would have required the consent of Parent pursuant to Section 4.01 hereof had such action or event occurred after the date of this Agreement or (vii) any sale of a material amount of property of the Company, except for the sale of inventory in the ordinary course of business.

          SECTION 2.09.  NO UNDISCLOSED LIABILITIES.  Except as is disclosed in
Section 2.09 of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries has any liabilities (absolute, accrued, contingent or otherwise) which are, in the aggregate, material to the business, operations or financial condition of the Company and its subsidiaries on a consolidated basis, except liabilities (a) adequately provided for in the Company's audited balance sheet (including any related notes thereto) for the fiscal year ended
January 31, 1994 included in the Company SEC Reports (the "1994 Balance Sheet"),
(b) incurred in the ordinary course of business and not required under Canadian GAAP to be reflected on the 1994 Balance Sheet, (c) disclosed in the Company SEC Reports or (d) incurred since January 31, 1994 in the ordinary course of business and consistent with past practice, and liabilities incurred in connection with this Agreement.

          SECTION 2.10.  ABSENCE OF LITIGATION.  Except as set forth in
Section 2.10 of the Company Disclosure Schedule or the Company SEC Reports, there are no claims, actions, suits, proceedings or investigations pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries, or any properties or rights of the Company or any of its subsidiaries, before any court, arbitrator or administrative, governmental or regulatory authority or body, domestic or foreign, that could have a Material Adverse Effect.

          SECTION 2.11.  EMPLOYEE BENEFIT PLANS; EMPLOYMENT AGREEMENTS.
(a) Section 2.11(a) of the Company Disclosure Schedule lists all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), regardless of whether ERISA is applicable thereto, all other bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance or termination pay, or medical, life or other insurance, supplemental unemployment benefits, profit-sharing, pension or retirement plans, agreements or arrangements and other similar fringe or employee benefit plans, programs or arrangements (including those sponsored by the federal or any provincial government of Canada, collectively "Government Sponsored or Mandated Plans") and any current or former employment or executive compensation or severance agreements, written or otherwise, for the benefit of, or relating to, any employee of the Company, any trade or business (whether or not incorporated) which is a member of a controlled group including the Company or which is under common control with the Company (an "ERISA Affiliate") within the meaning of
Section 414 of the Internal Revenue Code of 1986, as amended (the "Code"), or any subsidiary of the Company, as well as each plan with respect to which the Company or an ERISA Affiliate could incur liability if such plan has been or were terminated (together, the "Employee Plans"), and a copy of each such written Employee Plan has been made available to Parent.

          (b) (i)   Except as set forth in Section 2.11(b) of the Company
Disclosure Schedule, none of the Employee Plans promises or provides retiree medical or other retiree welfare benefits to any person and none of the Employee Plans is a "multiemployer plan" as such term is defined in Section 3(37) of ERISA; (ii) there has been no transaction or failure to act with respect to any Employee Plan, which could result in any material liability of the Company or any of its subsidiaries; (iii) all Employee Plans are in compliance in all material respects with the requirements prescribed by any and all statutes, orders, or governmental rules and regulations currently in effect with respect thereto, and the Company and each of its subsidiaries have performed all material obligations required to be performed by them under, are not in any material respect in default under or in violation of, and have no knowledge of any default or violation by any other party to, any of the Employee Plans; (iv) each Employee Plan intended to qualify under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code is the subject of a favorable determination letter from the Internal Revenue Service (the "IRS"), and so far as the Company is aware nothing has occurred which may reasonably be expected to impair such determination; (v) all contributions required to be made to any Employee Plan, under the terms of the Employee Plan or any collective bargaining agreement, have been made on or before their due dates and a reasonable amount has been accrued for contributions to each Employee Plan for the current plan years; (vi) with respect to each Employee Plan subject to Title IV of ERISA, no "reportable event" within the meaning of Section 4043 of ERISA (excluding any such event for which the thirty (30) day notice requirement has been waived under the regulations to Section 4043 of ERISA) nor any event described in Section 4062, 4063 or 4041 of ERISA has occurred; and (vii) neither the Company nor any ERISA Affiliate has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than liability for premium payments to the Pension Benefit Guaranty Corporation arising in the ordinary course).

          (c) Each Employee Plan that is required or intended to be qualified under applicable law or registered or approved by a governmental agency or authority has been so qualified, registered or approved by the appropriate governmental agency or authority, and nothing has occurred since the date of the last qualification, registration or approval to adversely affect, or cause, the appropriate governmental agency or authority to revoke such qualification, registration or approval.

          (d) All contributions (including premiums) required by law or contract to have been made or approved by the Company under or with respect to the Employee Plans have been paid or accrued by the Company. Without limiting the foregoing, there are no material unfunded liabilities under any Employee Plan.

          (e) There are no pending threatened investigations, litigation or other enforcement actions against the Company with respect to any of the Employee Plans.

          (f) There are no actions, suits or claims pending or, to the best knowledge of the Company, threatened by former or present employees of the Company (or their beneficiaries) with respect to the Employee Plans or the assets or fiduciaries thereof (other than routine claims for benefits).

          (g) Neither the Company nor any of its subsidiaries maintains any 401(k) or other type of pension plan subject to Section 401(a) of the Code in the United States.

          (h) No condition or event has occurred with respect to the Employee Plans which has or could reasonably be expected to result in a material liability to the Company.

          (i) Section 2.11(i) of the Company Disclosure Schedule sets forth a true and complete list of each current or former employee, officer or director of the Company or any of its subsidiaries who holds any option to purchase Company Common Stock as of the date hereof, together with the number of shares of Company Common Stock subject to such option, the date of grant of such option, the extent to which such option is vested, the option price of such option (to the extent determined as of the date hereof), whether such option is intended to qualify as an incentive stock option within the meaning of Section 422(b) of the Code (an "ISO"), and the expiration date of such option. Section 2.11(i) of the Company Disclosure Schedule also sets forth the total number of such ISOs and such nonqualified options.

          (j) The Company has made available to Parent (i) copies of all employment agreements with officers of the Company; (ii) copies of all agreements with consultants who are individuals obligating the Company to make annual cash payments in an amount exceeding $100,000; (iii) a schedule listing all officers of the Company who have executed a non-competition agreement with the Company; (iv) copies of all severance agreements, programs and policies of the Company with or relating to its employees; (v) copies of all plans, programs, agreements and other arrangements of the Company with or relating to its employees which contain change in control provisions; and (vi) the form of standard employment agreement of the Company for its non-executive employees.

          SECTION 2.12. LABOR MATTERS. (i) There are no actions or proceedings pending or, to the knowledge of the Company or any of its subsidiaries, threatened, between the Company or any of its subsidiaries and any of their respective employees, which have or may have a Material Adverse Effect; (ii) neither the Company nor any of its subsidiaries is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Company or any of its subsidiaries nor does the Company or any of its subsidiaries know of any activities or proceedings of any labor union to organize any such employees; and (iii) neither the Company nor any of its subsidiaries has any knowledge of any strikes, slowdowns, work stoppages, lockouts, or threats thereof, by or with respect to any employees of the Company or any of its subsidiaries.

          SECTION 2.13. REGISTRATION STATEMENT; PROXY STATEMENT. None of the information supplied or to be supplied by the Company in writing for inclusion or incorporation by reference in (i) the Registration Statement, if any, on Form S-4 to be filed with the SEC by Parent in connection with the issuance of Parent Common Shares in the Arrangement (the "Registration Statement"), (ii) the proxy statement and offering circular relating to the meeting of the Company's stockholders (the "Company Stockholders' Meeting") to be held in connection with the Arrangement (the "Proxy Statement" and, together with the Registration Statement, if any, the "Proxy Statement/Prospectus") and (iii) any other document to be filed with the SEC, OSC or any regulatory agency by Parent, Amalgamation Sub or the Company in connection with the transactions contemplated by this Agreement (the "Other Filings") will, at the respective times filed with the SEC, OSC or other regulatory agency and, in addition, (A) in the case of the Proxy Statement/Prospectus, at the date it or any amendments or supplements thereto are mailed to stockholders, at the time of the Company Stockholders' Meeting and at the Effective Date and (B) in the case of the Registration Statement, if any, when it becomes effective under the Securities Act and at the Effective Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the applicable provisions of the OSC and the Exchange Act and the rules and regulations thereunder and the Registration Statement, if any, will comply as to form in all material respects and the provisions of the Securities Act and the rules and regulations promulgated thereunder. If at any time prior to the Effective Date any event relating to the Company or any of its respective affiliates, officers or directors should be discovered by the Company which should be set forth in an amendment to the Registration Statement, if any, or a supplement to the Proxy Statement/Prospectus, the Company shall promptly inform Parent and Amalgamation Sub.

Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information supplied by Parent or Amalgamation Sub which is contained in any of the foregoing documents.

          SECTION 2.14. RESTRICTIONS ON BUSINESS ACTIVITIES. Except for this Agreement, there is no material agreement, judgment, injunction, order or decree binding upon the Company or any of its subsidiaries which has or could reasonably be expected to have the effect of prohibiting or impairing any material business practice of the Company or any of its subsidiaries, the acquisition of property by the Company or any of its subsidiaries or the conduct of business by the Company or any of its subsidiaries as currently conducted or as proposed to be conducted by the Company.

          SECTION 2.15.  TITLE TO PROPERTY.  The Company owns no real property.
Section 2.15(b) of the Company Disclosure Statement sets forth a true and complete list of all real property leased by the Company or any of its subsidiaries requiring annual lease payments of more than $50,000, and the aggregate monthly rental or other fee payable under such lease. The Company and each of its subsidiaries have good, marketable and defensible title to all of their properties and assets, free and clear of all liens, charges and encumbrances except liens for taxes not yet due and payable and such liens or other imperfections of title, if any, as do not materially detract from the value of or interfere with the present use of the property affected thereby or which would not have a Material Adverse Effect; and all leases pursuant to which the Company or any of its subsidiaries lease from others material amounts of real or personal property, are in good standing, valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing material default or event of default (or event which with notice or lapse of time, or both, would constitute a material default and in respect of which the Company or such subsidiary has not taken adequate steps to prevent such a default from occurring) except where the lack of such good standing, validity and effectiveness or the existence of such default or event of default would not have a Material Adverse Effect. All the facilities of the Company and its subsidiaries, except such as may be under construction, are in good operating condition and repair, except where the failure of such plants, structures and equipment to be in such good operating condition and repair would not, individually or in the aggregate, have a Material Adverse Effect.

          SECTION 2.16. TAXES. (a) For purposes of this Agreement, "Tax" or "Taxes" shall mean taxes, fees, levies, duties, tariffs, imposts, premiums and governmental impositions or charges of any kind in the nature of (or similar to) taxes, payable to any federal, state, provincial, local or foreign taxing authority, including (without limitation) (i) income, capital, business, franchise, profits, gross receipts, AD VALOREM, goods and services, customs, net worth, value added, sales, use, service, real or personal property, special assessments, capital stock, license, payroll, withholding, employment, social security, workers' compensation, unemployment insurance or compensation, utility, severance, production, excise, stamp, occupation, premiums, windfall profits, transfer and gains taxes, fees, levies, duties, tariffs, imposts, premiums and governmental impositions and (ii) interest, penalties, additional taxes and additions to tax imposed with respect thereto; and "Tax Returns" shall mean returns, reports and information statements with respect to Taxes required to be filed with Revenue Canada, the IRS or any other taxing authority, domestic or foreign, including, without limitation, consolidated, combined and unitary tax returns.

          (b) The Company and its subsidiaries have filed all Canadian and United States federal income Tax Returns and all other material Tax Returns required to be filed by them, and the Company and its subsidiaries have paid and discharged all Taxes due in connection with or with respect to the filing of all Tax Returns and have paid all other Taxes as are due, and there are no other Taxes that would be due if asserted by a taxing authority, except such as are being contested in good faith by appropriate proceedings (to the extent that any such proceedings are required) and with respect to which the Company is maintaining reserves to the extent currently required in all material respects adequate for their payment except to the extent the failure to do so would not
have a Material Adverse Effect.   Neither Revenue Canada, the IRS nor any other
taxing authority or agency is now asserting or, to the best of the Company's knowledge, threatening to assert against the Company or any of its subsidiaries any deficiency or claim for additional Taxes other than additional Taxes with respect to which the Company is maintaining reserves in all material respects adequate for their payment, and there are no requests for information currently outstanding that could affect the Taxes of the Company or any of its subsidiaries. Except as disclosed in Section 2.16(b) of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries is currently being audited by any taxing authority except as would not have a Material Adverse Effect. There are no tax liens on any assets of the Company or any subsidiary thereof and neither the Company nor any of its subsidiaries has, except as would not have a Material Adverse Effect, granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any Tax. The accruals and reserves for Taxes reflected in the 1994 Balance Sheet are in all material respects adequate to cover all Taxes accruable through the date thereof (including interest and penalties, if any, thereon and Taxes being contested) in accordance with generally accepted accounting principles. Except as disclosed in Section 2.16(b) of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries is required to include in income
(i) items in respect of any change in accounting principles or deferred intercompany transactions or (ii) any installment sale gain, where the inclusion in income would result in a tax liability materially in excess of the reserves therefor.

          (c) The Company on behalf of itself and all its subsidiaries hereby represents that, other than as disclosed on Section 2.16(c) of the Company Disclosure Schedule, and other than with respect to items the inaccuracy of which would not have a Material Adverse Effect: (i) neither the Company nor any of its subsidiaries is a party to any agreement, contract or arrangement that may result, separately or in the aggregate, in the payment of any "excess parachute payment" within the meaning of Section 280G of the Code, determined without regard to Section 280G(b)(4) of the Code, (ii) neither the Company or any of its subsidiaries has been subject to any accumulated earning tax or personal holding company tax, (iii) neither the Company nor any of its subsidiaries owns stock in a passive foreign investment company within the meaning of Section 1296 of the Code, and (iv) neither the Company nor any of its subsidiaries is obligated under any agreement with respect to industrial development bonds or other obligations with respect to which the excludability from gross income of the holder for United States federal or state income tax purposes could be affected by the transactions contemplated hereunder.

          (d) No power of attorney has been granted by the Company or any of its subsidiaries with respect to any matter relating to Taxes which is currently in force.

          (e) Neither the Company nor any of its subsidiaries is a party to any agreement or arrangement (written or oral) providing for the allocation or sharing of Taxes.

          (f) The Company and each of its subsidiaries have withheld all material amounts from each payment made to any of their respective past or present employees, officers or directors the amount of all Taxes and other material deductions required to be withheld therefrom and have paid the same to the proper tax or other receiving officers within the time required under any applicable legislation.

          (g) The Company has remitted to the appropriate tax authority when required by law to do so all amounts collected by it on account of all GST and retail sales tax.

          (h) The Company has withheld from each payment made to any employee or non-resident of Canada the amount of all material Taxes, contributions, premiums and other deductions required to be withheld therefrom and has paid the same to the proper tax or other receiving officers within the time required under any applicable legislation.

          (i) The Company has not deducted any material amounts in computing its income in a taxation year which will be included in a subsequent taxation year under section 78 of the Income Tax Act (Canada).

          (j) All of the subsidiaries of the Company have taxation years ending on January 31 of each year except for the U.S. and Italian subsidiaries of the Company, the taxation years of which each end on December 31 of each year.

          SECTION 2.17. ENVIRONMENTAL MATTERS. Except in all cases as have not had and could not reasonably be expected to have a Material Adverse Effect, the Company and each of its subsidiaries to the best of the Company's knowledge
(i) have obtained all
applicable permits, licenses and other authorization which are required under federal, state, provincial or local laws relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants or hazardous or toxic materials or wastes into ambient air, surface water, ground water or land or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants or hazardous or toxic materials or wastes by the Company or its subsidiaries (or their respective agents); (ii) are in compliance with all terms and conditions of such required permits, licenses and authorization, and also are in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in such laws or contained in any regulation, code, plan, order, decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder; (iii) as of the date hereof, are not aware of nor have received notice of any event, condition, circumstance, activity, practice, incident, action or plan which is reasonably likely to interfere with or prevent continued compliance with or which would give rise to any common law or statutory liability, or otherwise form the basis of any claim, action, suit or proceeding, based on or resulting from the Company's or any of its subsidiary's (or any of their respective agent's) manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling, or the emission, discharge or release into the environment, of any pollutant, contaminant or hazardous or toxic material or waste; and (iv) have taken all actions reasonably necessary under applicable requirements of federal, state or local laws, rules or regulations to register any products or materials required to be registered by the Company or its subsidiaries (or any of their respective agents) thereunder.

          SECTION 2.18. BROKERS. No broker, finder or investment banker (other than Robertson, Stephens & Company, L.P.) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. The Company has heretofore furnished to Parent a complete and correct copy of all agreements between the Company and Robertson, Stephens & Company, L.P. pursuant to which such firm would be entitled to any payment relating to the transactions contemplated hereunder.

          SECTION 2.19. FULL DISCLOSURE. No statement contained in any certificate or schedule furnished or to be furnished by the Company or any of its subsidiaries to Parent or Amalgamation Sub in, or pursuant to the provisions of, this Agreement contains or shall contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in the light of the circumstances under which it was made, in order to make the statements herein or therein not misleading.

          SECTION 2.20. INTELLECTUAL PROPERTY. (a) The Company owns, or is licensed or otherwise possesses legally enforceable rights to use, all patents, trademarks, trade names, service marks, copyrights and any applications therefor, technology, know-how, computer software programs or applications (in both source code and object code form) and tangible or intangible proprietary information or material that are used or proposed to be used in the business of the Company as currently conducted. Section 2.20(a) of the Company Disclosure Schedule lists all current and past (lapsed, expired, abandoned or canceled) patents, registered and material unregistered trademarks and service marks, registered and material unregistered copyrights, trade names and any applications therefor owned by the Company (the "Company Intellectual Property Rights"), and specifies the jurisdictions in which each such Company Intellectual Property Right has been issued or registered or in which an application for such issuance and registration has been filed, including the respective registration or application numbers and the names of all registered owners, together with a list of all of the Company's currently marketed software products and an indication as to which, if any, of such software products have been registered for copyright protection with the United States or Canadian Copyright Office and any other foreign offices and by whom such items have been registered. Section 2.20(b) of the Company Disclosure Schedule includes and specifically identifies all third-party patents, trademarks or copyrights (including software) (the "Third Party Intellectual Property Rights"), to the knowledge of the Company, which are incorporated in, are, or form a part of, any Company product. Section 2.20(b) of the Company Disclosure Schedule lists (i) any requests the Company has received to make any such registration, including the identity of the requestor and the item requested to be so registered, and the jurisdiction for which such request has been made; (ii) except for object code license agreements for the Company's products executed in the ordinary course of business and in accordance with the Company's past practices, all material licenses, sublicenses and other agreements as to which the Company is a party and pursuant to which any person is authorized to use any Company Intellectual Property Right, or any trade secret material to the Company; and (iii) all material licenses, sublicenses and other agreements as to which the Company is a party and pursuant to which the Company is authorized to use any Third Party Intellectual Property Rights, or other trade secret of a third party in or as any product, and includes the identity of all parties thereto, a description of the nature and subject matter thereof, the applicable royalty and the term thereof.

         (b) The Company is not, nor will it be as a result of the execution and delivery of this Agreement or the performance of its obligations hereunder, in violation in any material respect of any license, sublicense or agreement described in Section 2.20(a) of the Company Disclosure Schedule. No claims with respect to the Company Intellectual Property Rights, any trade secret material to the Company, or Third Party Intellectual Property Rights to the extent arising out of any use, reproduction or distribution of such Third Party Intellectual Property Rights by or through the Company, are currently pending or, to the knowledge of the Company, are threatened by any person, nor does the Company know of any valid grounds for any bona fide claims (i) to the effect that the manufacture, sale, licensing or use of any product as now used, sold or licensed or proposed for use, sale or license by the Company infringes on any copyright, patent, trademark, service mark or trade secret; (ii) against the use by the Company of any trademarks, trade names, trade secrets, copyrights, patents, technology, know-how or computer software programs and applications used in the Company's business as currently conducted or as proposed to be conducted by the Company; (iii) challenging the ownership, validity or effectiveness of any of the Company Intellectual Property Rights or other trade secret material to the Company; or (iv) challenging the Company's license or legally enforceable right to use of the Third Party Intellectual Property Rights. To the Company's knowledge, after reasonable investigation, all patents, registered trademarks, maskworks and copyrights held by the Company are valid and subsisting. Except as set forth in Section 2.20 of the Company Disclosure Schedule, to the Company's knowledge, there is no material unauthorized use, infringement or misappropriation of any of the Company Intellectual Property by any third party, including any employee or former employee of the Company or any of its subsidiaries. Except as set forth in Section 2.20 of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries (i) has been sued or charged in writing as a defendant in any claim, suit, action or proceeding which involves a claim or infringement of trade secrets, any patents, trademarks, service marks, maskworks or copyrights and which has not been finally terminated prior to the date hereof, or been informed or notified by any third party that the Company may be engaged in such infringement, or (ii) has knowledge of any infringement liability with respect to, or infringement by, the Company or any of its subsidiaries of any trade secret, patent, trademark, service mark, maskwork or copyright of another.

        (c) Each employee of the Company has executed a confidentiality and invention agreement substantially in the form previously delivered to Parent.

          SECTION 2.21. INTERESTED PARTY TRANSACTIONS. Since the date of the Company's proxy statement dated April 18, 1994, no event has occurred that would be required to be reported as a Certain Relationship or Related Transaction, pursuant to Item 404 of Regulation S-K promulgated by the SEC or that is a related party transaction for the purposes of OSC Policy 9.1.

          SECTION 2.22. INSURANCE. Section 2.22 of the Company Disclosure Schedule lists all material insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of the Company and its subsidiaries. Except as is set forth in
Section 2.22 of the Company Disclosure Schedule, there is no claim by the Company or any of its subsidiaries pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums payable under all such policies and bonds have been paid and the Company and its subsidiaries are otherwise in compliance in all material respects with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage). Such policies of insurance and bonds are of the type and in amounts customarily carried by persons conducting businesses similar to those of the Company and its subsidiaries. The Company does not know of any threatened termination of, or material premium increase with respect to, any of such policies.

          SECTION 2.23. OPTION PLANS. Except as set forth in Section 2.23 of the Company Disclosure Schedule, the Board of Directors of the Company has taken all necessary action (or refrained from taking action, where appropriate) under the Company Stock Option Plans (as defined in Section 5.05) so that none of the Stock Options (or any portion thereof) will be entitled to receive cash or other property as a result of the consummation of the transactions contemplated hereby, but instead shall be assumed as provided in Section 5.05 hereof

          SECTION 2.24. VOTE REQUIRED. Subject to the approval of the court in accordance with the OBCA, the affirmative vote of the holders of at least two-thirds of the outstanding shares of the Company Common Stock who are permitted to, and who vote thereon, is the only vote of the holders of any class or series accordance with the OBCA.

          SECTION 2.25. POOLING MATTERS. Neither the Company nor any of its affiliates has, to the Company's knowledge and based upon consultation with its independent accountants, taken or agreed to take any action that (without giving effect to any action taken or agreed to be taken by Parent or any of its affiliates) would affect the ability of Parent to account for the business combination to be effected by the Arrangement as a pooling of interests.

          SECTION 2.26. OPINION OF FINANCIAL ADVISOR. The Company has been advised by its financial advisor, Robertson, Stephens & Company, L.P., that in its opinion, as of the date hereof, the terms of the Arrangement are fair to the stockholders of the Company from a financial point of view, and has delivered a written copy of such opinion to Parent.

                                   ARTICLE III

              REPRESENTATIONS AND WARRANTIES OF PARENT, SWISSCO AND
                                AMALGAMATION SUB

          Parent, Swissco, and Amalgamation Sub hereby, jointly and severally, represent and warrant to the Company that:

          SECTION 3.01.  ORGANIZATION AND QUALIFICATION.   Each of Parent and
each of its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority and is in possession of all Approvals necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted, except where the failure to be so organized, existing and in good standing or to have such power, authority and Approvals would not have a Material Adverse Effect. Each of Parent and each of its subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that would not have a Material Adverse Effect.

          SECTION 3.02. AUTHORITY RELATIVE TO THIS AGREEMENT. Each of Parent, Swissco and Amalgamation Sub has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent, Swissco and Amalgamation Sub and the consummation by Parent, Swissco and Amalgamation Sub of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Parent, Swissco and Amalgamation Sub, and no other corporate proceedings on the part of Parent, Swissco or Amalgamation Sub are necessary to authorize this Agreement or to consummate the transactions so contemplated. The Board of Directors of Parent has determined that it is advisable and in the best interest of Parent's stockholders for Parent to enter into a business combination with the Company upon the terms and subject to the conditions of this Agreement.
This Agreement has been duly and validly executed and delivered by Parent, Swissco and Amalgamation Sub and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of Parent, Swissco and Amalgamation Sub.

          SECTION 3.03.  NO CONFLICT; REQUIRED FILINGS AND CONSENTS.  (a)
Section 3.03(a) of the written disclosure schedule previously delivered by Parent and Amalgamation Sub to the Company (the "Parent Disclosure Schedule") includes a list of all Material Contracts of Parent and its subsidiaries.

          (b) Except as set forth in Section 3.03(b) of the Parent Disclosure Schedule, the execution and delivery of this Agreement by Parent, Swissco and Amalgamation Sub do not, and the performance of this Agreement by Parent, Swissco and Amalgamation Sub shall not, (i) conflict with or violate the Articles of Incorporation or By-Laws of Parent, Swissco or Amalgamation Sub,
(ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Parent or any of it subsidiaries or by which its or their respective properties are bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or impair Parent's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, any Material Contract or result in the creation of a lien or encumbrance on any of the properties or assets of Parent or any of it subsidiaries pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or any of its subsidiaries is a party or by which Parent or any of its subsidiaries or its or any of their respective properties are bound or affected, except in any such case for any such breaches, defaults or other occurrences that would not have a Material Adverse Effect.

          (c) The execution and delivery of this Agreement and the Ancillary Documents (as defined in Section 5.16 hereof) by Parent, Swissco and Amalgamation Sub (to the extent they are parties thereto) will not require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, except (i) for applicable requirements, if any, of the Securities Act, the Exchange Act, the Blue Sky Laws, the pre-merger notification requirements of the HSR Act, the OSA and other relevant Canadian Securities statutes, filing with the agency under the Investment Canada Act and the Competition Act (Canada) and the filing and recordation of appropriate merger or other documents as required by the OBCA or the OSA and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay consummation of the Arrangement, or otherwise prevent Parent or Amalgamation Sub from performing their respective obligations under this Agreement and the Ancillary Documents, and would not have a Material Adverse Effect.

          SECTION 3.04. CERTIFICATE OF INCORPORATION AND BY-LAWS. Parent has heretofore furnished to the Company a complete and correct copy of its Certificate of Incorporation and the By-Laws, as amended to date. Such Certificate of Incorporation and By-Laws are in full force and effect. Neither Parent, Swissco nor Amalgamation Sub is in violation of any of the provisions of its Certificate of Incorporation or By-Laws.

          SECTION 3.05. CAPITALIZATION. As of January 31, 1995, the authorized capital stock of Parent consisted of (i) 500,000,000 shares of Parent Common Stock of which: 143,485,318 shares were issued and outstanding, no shares were held in treasury, 28,839,039 shares were reserved for issuance pursuant to outstanding options under Parent's stock option plans, 3,202,649 shares were reserved for future issuance under Parent's employee purchase plan, 7,402,395 shares were reserved for future issuance with respect to Parent's outstanding Zero Coupon Convertible Subordinated Debentures due 2013, and an indefinite number of shares were reserved for future issuance with respect to Parent's outstanding Series A Convertible Preferred Stock; and (ii) 2,000,000 shares of Preferred Stock, $0.001 par value ("Parent Preferred Stock"), 35,000 shares of Series A Convertible Preferred Stock of which were issued and outstanding.
Other than the grant by Parent on February 1, 1995 of options to purchase 2,230,600 shares of Parent Common Stock, no material change in such capitalization has occurred between January 31, 1995 and the date hereof. The authorized capital stock of Amalgamation Sub consists of an unlimited number of shares of common stock, no par value, one share of which, as of the date hereof, is issued and outstanding. All of the outstanding shares of Parent's, Swissco's and Amalgamation Sub's respective capital stock have been duly authorized and validly issued and are fully paid and nonassessable.

          SECTION 3.06. COMPLIANCE; PERMITS. (a) Neither Parent, nor any of its subsidiaries is in conflict with, or in default or violation of, (i) any law, rule, regulation, order, judgment or decree applicable to Parent or any of its subsidiaries or by which its or any of their respective properties is bound or affected or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which parent or any of its subsidiaries is a party or by which Parent or any of its subsidiaries or is or any of their respective properties is bound or affected, except for any such conflicts, defaults or violations which would not have a Material Adverse Effect.

          (b) Parent and its subsidiaries hold all permits, licenses, easements, variances, exemptions, consents, certificates, orders and approvals from governmental or other regulatory authorities which are material to the operation of the business of the Company and its subsidiaries taken as a whole as it is now being conducted (collectively, the "Parent Permits"). Parent and its subsidiaries are in compliance with the terms of Parent Permits, except where the failure to so comply would not have a Material Adverse Effect.

          SECTION 3.07. SEC FILINGS; FINANCIAL STATEMENTS. (a) Parent has filed all forms, reports and documents required to be filed with the SEC since June 30, 1992, and has heretofore delivered to the Company, in the form filed with the SEC, (i) its Annual Reports on Form 10-K for the fiscal years ended June 30, 1994, 1993 and 1992, and its quarterly report on Form 10-Q for the fiscal quarter ended September 30, 1994, (ii) all proxy statements relating to Parent's meetings of stockholders (whether annual or special) held since
June 30, 1992, (iii) all other reports or registration statements (other than Reports on Form 10-Q and Reports on Form 3, 4 or 5 filed on behalf of affiliates of the Parent) filed by Parent with the SEC since June 30, 1992 and (iv) all amendments and supplements to all such reports and registration statements filed by Parent with the SEC (collectively, the "Parent SEC Reports"). The Parent SEC Reports (i) were prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of Parent's subsidiaries is required to file any forms, reports or other documents with the SEC.

          (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Parent SEC Reports has been prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and each fairly presents the consolidated financial position of Parent and its subsidiaries as at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount.

          (c) Parent has heretofore furnished to the Company a complete and correct copy of any amendments or modifications, which have not yet been filed with the SEC but which are required to be filed, to agreements, documents or other instruments which previously had been filed by Parent with the SEC pursuant to the Securities Act or the Exchange Act.

          SECTION 3.08. ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth on Section 3.08 of the Parent Disclosure Schedule, since June 30, 1994, Parent has conducted its business in the ordinary course and there has not occurred: (i) any Material Adverse Effect; (ii) any amendments or changes in the Certificate of Incorporation or Bylaws of Parent; (iii) any damage to, destruction or loss of any assets of the Parent, (whether or not covered by insurance) that could have a Material Adverse Effect; (iv) any revaluation by Parent of any of its assets, including without limitation, writing down the value of capitalized software or inventory or writing off notes or accounts receivable other than in the ordinary course of business, or (v) except as disclosed in Section 3.08 of the Parent Disclosure Schedule, any other action or event that would have required the consent of the Company pursuant to Section
4.03 had such action or event occurred after the date of this Agreement.

          SECTION 3.09. RESTRICTIONS ON BUSINESS ACTIVITIES. Except for this Agreement, there is no material agreement, judgment, injunction, order or decree binding upon Parent or any of its subsidiaries which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of Parent or any of its subsidiaries, any acquisition of property by Parent or any of its subsidiaries or the conduct of business by Parent or any of its subsidiaries as currently conducted or as proposed to be conducted by Parent.

          SECTION 3.10. TITLE TO PROPERTY. Parent and each of its subsidiaries have good, marketable and defensible title to all of their properties and assets, free and clear of all liens, charges and encumbrances except liens for taxes not yet due and payable and such liens or other imperfections of title, if any, as do not materially detract from the value of or interfere with the present use of the property affected thereby or which would not have a Material Adverse Effect; and, to Parent's knowledge, all leases pursuant to which Parent or any of its subsidiaries lease from others material amounts of real or personal property are in good standing, valid and effective in accordance with their respective terms, and there is not, to the knowledge of Parent, under any of such leases, any existing material default or event of default (or event which with notice or lapse of time, or both, would constitute a material default and in respect of which Parent or such subsidiary has not taken adequate steps to prevent such a default from occurring) except where the lack of such good standing, validity and effectiveness, or the existence of such default or event of default would not have a Material Adverse Effect.

          SECTION 3.11. FULL DISCLOSURE. No statement contained in any certificate or schedule furnished or to be furnished by Parent, Swissco or Amalgamation Sub to the Company in, or pursuant to the provisions of, this Agreement contains or will contain any untrue statement of a material fact or omits or shall omit to state any material fact necessary, in the light of the circumstances under which it was made, in order to make the statements herein or therein not misleading.

          SECTION 3.12.  NO UNDISCLOSED LIABILITIES.  Except as is disclosed in
Section 3.12 of the Parent Disclosure Schedule or the Parent SEC Reports, neither the Parent nor any of its subsidiaries has any liabilities (absolute, accrued, contingent or otherwise) which are, in the aggregate, material to the business, operations or financial condition of the Parent and its subsidiaries taken as a whole, except liabilities (a) adequately provided for in the Parent's balance sheet (including any related notes thereto) as of June 30, 1994 included in the Parent SEC Reports (the "June 30 Balance Sheet"), (b) incurred in the ordinary course of business and not required under GAAP to be reflected on the June 30 Balance Sheet, or (c) incurred since June 30, 1994 in the ordinary course of business and consistent with past practice, and liabilities incurred in connection with this Agreement.

          SECTION 3.13.  ABSENCE OF LITIGATION.  Except as set forth in Section
3.13 of the Parent Disclosure Schedule or as reflected in the Parent SEC Reports, there are no claims, actions, suits, proceedings or investigations pending or, to the knowledge of the Parent, threatened against the Parent or any of its subsidiaries, or any properties or rights of the Parent or any of its subsidiaries, before any court, arbitrator or administrative, governmental or regulatory authority or body, domestic or foreign, that could have a Material Adverse Effect.

          SECTION 3.14. INSURANCE. Parent and its subsidiaries maintain fire and casualty, general liability, business interruption, product liability and sprinkler and water damage insurance that Parent believes to be reasonably prudent for its business.

          SECTION 3.15. REGISTRATION STATEMENT; PROXY STATEMENT/PROSPECTUS. Subject to the accuracy of the representations of the Company in Section 2.13 hereof, the Registration Statement, if any, pursuant to which the Parent Common Shares to be issued in the Arrangement will be registered with the SEC shall not, at the time the Registration Statement (including any amendments or supplements thereto) is declared effective by the SEC, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements included therein, in light of the circumstances under which they were made, not misleading. Subject to the accuracy of the representations of the Company in Section 2.13, the information supplied by Parent for inclusion in the Proxy Statement/Prospectus will not, on the date the Proxy Statement/Prospectus is first mailed to stockholders, at the time of the Company Stockholders' Meeting and at the Effective Date, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or will omit to state any material fact necessary in order to make the statements therein not false or misleading. If at any time prior to the Effective Date any event relating to Parent, Swissco, Amalgamation Sub or any of their respective affiliates, officers or directors should be discovered by Parent, Swissco or Amalgamation Sub which should be set forth in an amendment to the Registration Statement, if any, or a supplement to the Proxy Statement/Prospectus, Parent, Swissco or Amalgamation Sub will promptly inform the Company. Notwithstanding the foregoing, Parent makes no representation or warranty with respect to any information supplied by the Company which is contained in, or furnished in connection with the preparation of, any of the foregoing.

        (b) As of the date hereof and the Effective Date, except for obligations or liabilities incurred in connection with its incorporation or organization and the transactions contemplated by this Agreement and except for this Agreement and any other agreements or arrangements contemplated by this Agreement, Amalgamation Sub has not and will not have incurred, directly or indirectly, through any subsidiary or affiliate, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any person.

          SECTION 3.16. TAXES. Other than as disclosed on Section 3.16 of the Parent Disclosure Schedule, the Parent and each of its subsidiaries, and any consolidated, combined, unitary or aggregate group for Tax purposes of which Parent or any of its subsidiaries is or has been a member, have filed all United States federal income Tax Returns and all other material Tax Returns required to be filed by them or any of them, and have paid and discharged all Taxes shown therein to be due and there are no other Taxes that would be due if asserted by a taxing authority, except such as are being contested in good faith by appropriate proceedings (to the extent that any such proceedings are required) or with respect to which Parent is maintaining reserves in accordance with GAAP in its financial statements to the extent currently required in all material respects adequate for their payment, except, in each instance, to the extent the
failure to do so would not have a Material Adverse Effect.   Neither the IRS nor
any other taxing authority or agency is now asserting or, to the best of Parent's knowledge, threatening to assert against Parent or any of its subsidiaries any deficiency or claim for additional Taxes other than additional Taxes with respect to which the Parent is maintaining reserves in accordance with GAAP in its financial statements which are in all material respects
adequate for their payment.   Other than as disclosed on Section 3.16 of the
Parent Disclosure Schedule, no Tax Return of either Parent or any of its subsidiaries is currently being audited by any taxing authority except as would not have a
Material Adverse Effect.   Other than as disclosed on Section 3.16 of the Parent
Disclosure Schedule, no material tax claim has become a lien on any assets of the Parent or any subsidiary thereof and neither Parent nor any of its subsidiaries has, except as would not have a Material Adverse Effect, granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any Tax.

          SECTION 3.17. BROKERS. No broker, finder or investment banker (other than Morgan Stanley & Co. Incorporated and Unterberg Harris, L.P.) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent, Swissco or Amalgamation Sub.

          SECTION 3.18. OPINION OF FINANCIAL ADVISOR. Parent has been advised by its financial advisor, Morgan Stanley & Co. Incorporated, that in its opinion, as of the date hereof, the Exchange Ratio is fair from a financial point of view to Parent, and has delivered a copy of such opinion to the Company.

          SECTION 3.19. POOLING MATTERS. Neither Parent nor any of its affiliates has, to its knowledge and based upon consultation with its independent accountants, taken or agreed to take any action that (without giving effect to any action taken or agreed to be taken by the Company or any of its affiliates) would affect the ability of Parent to account for the business combination to be effected by the Arrangement as a pooling of interests.

          SECTION 3.20. NO STOCKHOLDER VOTE. No vote of the stockholders of Parent or Swissco is necessary to approve the Arrangement or the issuance of Parent Common Shares pursuant thereto.

                                   ARTICLE IV

                   CONDUCT OF BUSINESS PENDING THE ARRANGEMENT

          SECTION 4.01. CONDUCT OF BUSINESS BY THE COMPANY PENDING THE ARRANGEMENT. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Date, the Company covenants and agrees that, unless Parent shall otherwise agree in writing, the Company shall conduct its business and shall cause the businesses of its subsidiaries to be conducted only in, and the Company and its subsidiaries shall not take any action except in, the ordinary course of business or in accordance with the provisions of this Agreement and in a manner consistent with past practice; and the Company shall use reasonable commercial efforts to preserve substantially intact the business organization of the Company and its subsidiaries, to keep available the services of the present officers, employees and consultants of the Company and its subsidiaries, to take all action reasonably necessary to prevent the loss, cancellation, abandonment, forfeiture or expiration of any Company Intellectual Property and to preserve the present relationships of the Company and its subsidiaries with customers, suppliers and other persons with which the Company or any of its subsidiaries has significant business relations; PROVIDED, HOWEVER, that the provisions of this Section 4.01 shall not prevent the Company from taking action to cause the Exchangeable Shares and/or the Shares to be listed, posted or quoted for trading on a Canadian stock exchange. By way of amplification and not limitation, except as contemplated by this Agreement, neither the Company nor any of its subsidiaries shall, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Date, directly or indirectly do, or agree to do, any of the following without the prior written consent of Parent:

          (a) amend or otherwise change the Company's Articles of Incorporation or By-Laws;

          (b) issue, sell, pledge, dispose of or encumber, or authorize the issuance, sale, pledge, disposition or encumbrance of, any shares of capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock, or any other ownership interest (including, without limitation, any phantom interest) of the Company, any of its subsidiaries or affiliates (except for the issuance of shares of Company Common Stock issuable pursuant to employee stock options under the Company Stock Option Plans (as defined in Section 5.05) or pursuant to rights to purchase such shares under the Company Stock Purchase Plan (as defined in Section 5.06), which options or rights, as the case may be, are outstanding on the date hereof);

          (c) sell, pledge, dispose of or encumber any assets of the Company or any of its subsidiaries (except for (i) sales of assets in the ordinary course of business and in a manner consistent with past practice and (ii) dispositions of obsolete or worthless assets);

          (d) amend or change the period (or permit any acceleration, amendment or change) of exercisability of options or restricted stock granted under the Employee Plans (including the Company Stock Option Plans) or authorize cash payments in exchange for any options granted under any of such plans except with regard to options set forth in Section 2.23 of the Company Disclosure Schedule;

          (e) (i) declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of any of its capital stock, except that a wholly owned subsidiary of the Company may declare and pay a dividend to its parent,
     (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (iii) amend the terms of, repurchase, redeem or otherwise acquire, or permit any subsidiary to repurchase, redeem or otherwise acquire, any of its securities or any securities of its subsidiaries, or propose to do any of the foregoing;

          (f) sell, transfer, license, sublicense or otherwise dispose of any Company Intellectual Property, or amend or modify any existing agreements with respect to any Company Intellectual Property or Third Party Intellectual Property Rights, other than nonexclusive object and source code licenses in the ordinary course of business consistent with past practice;

          (g) (i) acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof; (ii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee (other than guarantees of bank debt of the Company's subsidiaries entered into in the ordinary course of business), endorse or otherwise as an accommodation become responsible for, the obligations of any person, or make any loans or advances, except in the ordinary course of business consistent with past practice; (iii) authorize any capital expenditures or purchase of fixed assets which are, in the aggregate, in excess of $2,000,000 for the Company and its subsidiaries taken as a whole; or (iv) enter into or amend any contract, agreement, commitment or arrangement to effect any of the matters prohibited by this
     Section 4.01(g);

          (h) increase the compensation payable or to become payable to its officers or employees, except for increases in salary or wages of employees of the Company or its subsidiaries who are not officers of the Company in accordance with past practices, or grant any severance or termination pay to, or enter into any employment or severance agreement with, any director, officer (except for officers who are terminated on an involuntary basis) or other employee of the Company or any of its subsidiaries, or establish, adopt, enter into or amend any Employee Plan;

          (i) take any action to change accounting policies or procedures (including, without limitation, procedures with respect to revenue recognition, capitalization of software development costs, payments of accounts payable and collection of accounts receivable) other than as may be required by generally accepted accounting principles;

          (j) make any material Tax election inconsistent with past practices or settle or compromise any material federal, state, local or foreign Tax liability or agree to an extension of a statute of limitations except to the extent the amount of any such settlement has been reserved for on the Company's most recent SEC Report;

          (k) pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities reflected or reserved against in the financial statements of the Company or incurred in the ordinary course of business and consistent with past practice;

          (l) except as may be required by law, take any action to terminate or amend any of its Employee Plans;

          (m) modify, amend or terminate any contracts, waive, release, relinquish or assign any contract or other rights or claims or cancel or forgive any indebtedness owed to it, other than in the ordinary course of business consistent with past practice with respect to contracts which are not material to the Company and its subsidiaries taken as a whole;

          (n) take or allow to be taken or fail to take any act or omission which would jeopardize the treatment of the Arrangement as a pooling of interests for accounting purposes under GAAP; or

          (o) take, or agree in writing or otherwise to take, any of the actions described in Sections 4.01(a) through (n) above, or any action which would make any of the representations or warranties of the Company contained in this Agreement untrue or incorrect in any material respect or prevent the Company from performing or cause the Company not to perform its covenants hereunder or result in any of the conditions to the Arrangement set forth herein not being satisfied.

          SECTION 4.02. NO SOLICITATION. (a) The Company shall not, directly or indirectly, through any officer, director, employee, representative or agent of the Company or any of its subsidiaries, solicit or encourage (including by way of furnishing information other than a copy of this Agreement or any portion thereof) the initiation of any inquiries or proposals regarding any merger, amalgamation, take-over bid, sale of substantial assets, sale of shares of capital stock (including without limitation by way of a tender offer) or similar transactions involving the Company or any subsidiaries of the Company (any of the foregoing inquiries or proposals being referred to herein as an "ACQUISITION PROPOSAL"); PROVIDED, HOWEVER, that nothing contained in this Agreement shall prevent the Board of Directors of the Company from referring any third party to this Section 4.02(a) or providing such party with a copy of this Section 4.02(a). Nothing contained in this Section 4.02(a) or other provision of this Agreement shall prevent the Board of Directors of the Company from considering, negotiating, approving and recommending to the stockholders of the Company an unsolicited bona fide written Acquisition Proposal which the Board of Directors of the Company determines in good faith (after consultation with its financial advisors, and after receiving a written opinion of outside counsel, or advice of outside counsel that is reflected in the minutes of the Board of Directors of the Company, to the effect that the Board of Directors is required to do so in order to discharge properly its fiduciary duties) would, if consummated in accordance with its terms, result in a transaction more favorable to the Company's stockholders than the transaction contemplated by this Agreement (any such Acquisition Proposal being referred to herein as a "SUPERIOR PROPOSAL").

          (b) The Company shall immediately notify Parent after receipt of any written Acquisition Proposal or any request for nonpublic information relating to the Company or any of its subsidiaries in connection with an Acquisition Proposal or for access to the properties, books or records of the Company or any subsidiary by any person or entity that informs the Board of Directors of the Company or such subsidiary that it is considering making, or has made, an Acquisition Proposal. Such notice to Parent shall be made orally and in writing and shall indicate in reasonable detail the terms and conditions of such proposal, inquiry or contact.

          (c) If the Board of Directors of the Company receives a request for material nonpublic information by a party who makes a bona fide Acquisition Proposal and the Board of Directors of the Company determines that such proposal is a Superior Proposal, then, and only in such case, the Company may, subject to the execution of a confidentiality agreement substantially similar to that then in effect between the Company and Parent, provide such party with access to information regarding the Company.

          (d) The Company shall immediately cease and cause to be terminated any existing discussions or negotiations with any parties (other than Parent and Amalgamation Sub) conducted heretofore with respect to any of the foregoing.
The Company agrees not to release any third party from any confidentiality or standstill agreement to which the Company is a party.

          (e) The Company shall ensure that the officers, directors and employees of the Company and its subsidiaries and any investment bankers or other advisors or representatives retained by the Company are aware of the restrictions described in this Section, and shall be responsible for any breach of this Section 4.02 by such bankers, advisors or representatives.

          SECTION 4.03. CONDUCT OF BUSINESS BY PARENT PENDING THE ARRANGEMENT. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Date, Parent covenants and agrees that, unless the Company shall otherwise agree in writing, Parent shall conduct its business, and cause the businesses of its subsidiaries to be conducted, in the ordinary course of business and consistent with past practice, other than actions taken by Parent or its subsidiaries in contemplation of the Arrangement and the Other Merger, and shall not directly or indirectly do, or propose to do, any of the following without the prior written consent of the Company:

          (a) amend or otherwise change Parent's Articles of Incorporation, or amend the terms of the Parent Common Stock, except for the filing of the certificate of designation referred to in Section 5.16 hereof;

          (b) except for the Other Merger, acquire or agree to acquire, by merging or consolidating with, by purchasing an equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets of any other person, which, in each case, would materially delay or prevent the consummation of the transactions contemplated by this Agreement;

          (c) declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of any of its capital stock, except that a wholly owned subsidiary of Parent may declare and pay a dividend to its parent;

          (d) sell, transfer, license, sublicense or otherwise dispose of any material assets; or

          (e) take or agree in writing or otherwise to take any action which would make any of the representations or warranties of Parent, Swissco or Amalgamation Sub contained in this Agreement untrue or incorrect or prevent Parent, Swissco or Amalgamation Sub from performing or cause Parent, Swissco or Amalgamation Sub not to perform its respective covenants hereunder.


                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

          SECTION 5.01.  PROXY STATEMENT/PROSPECTUS; REGISTRATION STATEMENT.
(a) As promptly as practicable after the execution of this Agreement, the Company and Parent shall, if so required, prepare and file with the SEC preliminary proxy materials which shall constitute the Proxy Statement of the Company and the Registration Statement and/or offering circular of the Parent with respect to the Parent Common Shares to be issued in connection with the Arrangement. As promptly as practicable after comments are received from the SEC thereon and after the furnishing by the Company and Parent of all information required to be contained therein, the Company and Parent shall file with the SEC a combined proxy and registration statement and/or offering circular on Form S-4 (or on such other form as shall be appropriate) relating to the approval of the Arrangement and the transactions contemplated hereby by the stockholders of the Company and shall use all reasonable efforts to cause the Registration Statement to become effective as soon thereafter as practicable. The Proxy Statement shall include the recommendation of the Board of Directors of the Company in favor of the Arrangement, subject to the second sentence of Section 4.02(a). Notwithstanding anything herein to the contrary, Parent shall be under no obligation to file the Registration Statement if it shall have determined on the advice of outside counsel that the issuance of the Exchangeable Shares, Parent Common Stock and preferred stock covered by the certificate of designation referred to in Section
5.16 hereof are exempt from the registration requirements of Section 5 of the Securities Act by virtue of Section 3(a)(10) hereof.

         (b) As promptly as practicable after the execution of this Agreement, the Company agrees that it will apply to the Ontario Court of Justice (General Division) (the "Court") pursuant to Section 182 of the OBCA for an interim order in form and substance satisfactory to Parent (such approval not to be unreasonably withheld or delayed) (the "Interim Order") providing for, among other things, the calling and holding of the Company Stockholders' Meeting for the purpose of considering and, if deemed advisable, approving the Arrangement under Section 182 of the OBCA. If the approval by the shareholders of the Company of the Arrangement is obtained, thereafter the Company will take the necessary steps to submit the Arrangement to the Court and apply for a final order of the Court approving such Arrangement in such fashion as the Court may direct.

          SECTION 5.02. STOCKHOLDERS' MEETING. The Company shall call and hold the Company Stockholders' Meeting as promptly as practicable for the purpose of voting upon the approval of the Arrangement. The Company shall use its reasonable best efforts to hold the Company Stockholders' Meeting as soon as practicable after the later of the dates on which the Registration Statement, if any, becomes effective and the Interim order is granted. Subject to the second sentence of Section 4.02(a), the Company shall use its reasonable best efforts to solicit from its stockholders proxies in favor of the approval of the Arrangement, and to take all other action as may be reasonably necessary or advisable to secure the vote or consent of stockholders required by the OBCA or the OSA to obtain such approvals.

          SECTION 5.03. ACCESS TO INFORMATION; CONFIDENTIALITY. Upon reasonable notice and subject to restrictions contained in confidentiality agreements to which such party is subject, the Company and Parent shall each (and shall cause each of their subsidiaries to) afford to the officers, employees, accountants, counsel and other representatives of the other, reasonable access, during the period prior to the Effective Date, to all its properties, books, contracts, commitments and records and, during such period, the Company and Parent each shall (and shall cause each of their subsidiaries to) furnish promptly to the other all information concerning its business, properties and personnel as such other party may reasonably request, and each shall make available to the other the appropriate individuals

(including attorneys, accountants and other professionals) for discussion of the other's business, properties and personnel as either party may reasonably request. Each party shall keep such information confidential in accordance with the terms of the existing confidentiality agreement (the "Confidentiality Agreement") between Parent and the Company.

          SECTION 5.04. CONSENTS; APPROVALS. The Company and Parent shall each use all reasonable efforts to obtain all consents, waivers, approvals, authorizations or orders (including, without limitation, all United States, Canadian federal and provincial and foreign governmental and regulatory rulings and approvals), and the Company and Parent shall make all filings (including, without limitation, all filings with United States, Canadian federal and provincial and foreign governmental or regulatory agencies) required in connection with the authorization, execution and delivery of this Agreement by the Company, Swissco, Amalgamation Sub and Parent and the consummation by them of the transactions contemplated hereby. The Company and Parent (with respect to themselves and their respective subsidiaries) shall furnish all information required to be included in the Proxy Statement and the Registration Statement, or for any application or other filing to be made pursuant to the rules and regulations of any United States, Canadian federal or provincial or foreign governmental body in connection with the transactions contemplated by this Agreement.

          SECTION 5.05. STOCK OPTIONS. (a) On the Effective Date, the Company's obligations with respect to each outstanding option to purchase shares of Company Common Stock (each a "Company Option") under the Company's 1988 Employee Share Ownership Plan, 1989 Employee Share Ownership Plan, 1990 Employee Share Ownership Plan and 1994 Stock Plan (individually, a "Company Stock Option Plan," and, collectively, the "Company Stock Option Plans"), whether vested or unvested, will be assumed by Parent and, on such assumption, the rights to acquire Company Common Shares under the Common Stock Option Plans shall be exchanged for rights to acquire Parent Common Shares under such plans. Each Company Option so assumed by Parent under this Agreement shall continue to have, and be subject to, the same terms and conditions set forth in the Company Stock Option Plan and agreement pursuant to which such Company Option was issued as in effect immediately prior to the Effective Date, except that (i) such Company Option will be deemed to constitute an option to purchase that number of Parent Common Shares equal to the product of the number of shares of Company Common Stock that the holder of such option would have been entitled to receive pursuant to the Arrangement had such holder exercised such options immediately prior to the Effective Date (not taking into account whether such option was in fact exercisable) multiplied by the Exchange Ratio, rounded up to the nearest whole number of shares of Parent Common Shares, and (ii) the per share exercise price for the shares of Parent Common Stock issuable upon exercise of such assumed Company Option will be equal to the quotient determined by dividing the exercise price per share of Company Common Stock at which such Company Option was exercisable immediately prior to the Effective Date by the Exchange Ratio, and rounding the resulting exercise price up to the nearest whole cent.

          (b) It is the intention of the parties that the Company Options assumed by Parent qualify following the Effective Date as incentive stock options as defined in the Code ("ISO's"), to the extent the Company Options qualified as ISO's prior to the Effective Date.

          (c) The Company shall ensure that any required consents of holders of such options or rights to such assumptions are obtained prior to the Effective Date.

          (d) As soon as practicable after the Effective Date, Parent shall deliver to each holder of an outstanding Company Option, an appropriate notice setting forth such holder's rights pursuant thereto and such Company Option shall continue in effect on the same terms and conditions (including further anti-dilution provisions, and subject to the adjustments required by this
Section 5.05 after giving effect to the Arrangement). Parent shall comply with the terms of all such Company Options. Parent shall take all corporate action necessary to reserve for issuance a sufficient number of Parent Common Shares for delivery pursuant to the terms set forth in this Section 5.05.

          (e) Parent shall file and cause to become effective not later than the Effective Date a registration statement under the Securities Act of 1933 with respect to the assumption by Parent of the Company Options referred to in
Section 5.05 and with respect to the issuance of Parent Common Shares upon exercise of those options and to keep such registration statement effective throughout the term of such options.

          SECTION 5.06. COMPANY EMPLOYEE STOCK PURCHASE PLAN. (a) The Company shall take such actions as are necessary to cause the "purchase date" (as such term is used in the Company's 1993 Employee Stock Purchase Plan (the "Company Stock Purchase Plan")) applicable to the then current offering period (as such term is used in the Company Stock Purchase Plan) to be the last trading day on which the Parent Common Shares are traded on the New York Stock Exchange immediately prior to the Effective Date (the "Final Company Purchase Date"); PROVIDED, THAT, such change in the Purchase Date shall be conditioned upon the consummation of the Arrangement. On the Final Company Purchase Date, the Company shall apply the funds credited as of such date under the Company Stock Purchase Plan within each participant's payroll withholdings account to the purchase of whole shares of Company Common Stock in accordance with the terms of the Company Stock Purchase Plan. The cost to each participant in the Company Stock Purchase Plan for shares of Company Common Stock shall be the lower of 85% of the closing sale price of Company Common Stock on the Nasdaq National Market on (i) the first day of the then current offering period or (ii) the last trading day on or prior to the Final Company Purchase Date.

          (b) Employees of the Company as of the Effective Date shall be permitted to participate in Parent's Employee Stock Purchase Plan commencing on the first enrollment date following the Effective Date, subject to compliance with the eligibility provisions of such plan (with employees receiving credit, for purposes of such eligibility provisions, for service with the Company).

          SECTION 5.07. AGREEMENTS OF AFFILIATES. The Company shall deliver to Parent, prior to the date the Registration Statement becomes effective under the Securities Act, a letter (the "Affiliate Letter") identifying all persons who are, or may be deemed to be, at the time of the Company Stockholders' Meetings, "affiliates" of the Company for purposes of Rule 145 under the Securities Act. The Company shall use its best efforts to cause each person who is identified as an "affiliate" in the Affiliate Letter to deliver to Parent, prior to the Effective Date, a written agreement (an "Affiliate Agreement") in substantially the form of Exhibit B hereto.

          SECTION 5.08. INDEMNIFICATION AND INSURANCE. (a) The Articles of Incorporation of the Continuing Corporation shall contain the provisions with respect to indemnification set forth in the By-Laws of the Company, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Date in any manner that would adversely affect the rights thereunder of individuals who at the Effective Date were directors, officers, employees or agents of the Company, unless such modification is required by law.

          (b) The Company shall, to the fullest extent permitted under applicable law or under the Company's Articles of Incorporation or By-Laws and regardless of whether the Arrangement becomes effective, indemnify and hold harmless, and after the Effective Date, the Continuing Corporation and Parent shall, to the fullest extent permitted under applicable law or under the Continuing Corporation's and Parent's, as the case may be, Articles of Incorporation or By-Laws, indemnify and hold harmless, each present and former director, officer, employee, fiduciary and agent of the Company or any of its subsidiaries (collectively, the "Indemnified Parties") against any costs or expenses (including attorneys' fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to any action or omission occurring at or prior to the Effective Date (including, without limitation, the transactions contemplated by this Agreement) for a period of six years after the Effective Date; PROVIDED, HOWEVER, that in the event that any claim or claims for indemnification are asserted or made within such six-year period, all rights to indemnification in respect of any such claim or claims shall continue until the disposition of any and all such claims. The Indemnified Parties as a group may retain only one law firm to represent them with respect to any single action unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties. Any counsel retained by the Indemnified Parties shall be reasonably satisfactory to Parent and Parent shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld).

          SECTION 5.09. NOTIFICATION OF CERTAIN MATTERS. The Company shall give prompt notice to Parent (in the case of subclauses (i) and (ii)), and Parent shall give prompt notice to the Company, of (i) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate, (ii) any failure of the Company, Parent, Swissco or Amalgamation Sub, as the case may be, materially to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder and (iii) any termination of the Other Merger Agreement; PROVIDED, HOWEVER, that the delivery of any notice pursuant to this Section shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice; and PROVIDED, FURTHER, that failure to give such notice shall not be treated as a breach of covenant for the purposes of Sections 6.02(a) or 6.03(a) unless the failure to give such notice results in material prejudice to the other party.

          SECTION 5.10. FURTHER ACTION. Upon the terms and subject to the conditions hereof, each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, to obtain in a timely manner all necessary waivers, consents and approvals and to effect all necessary registrations and filings, and to otherwise satisfy or cause to be satisfied all conditions precedent to its obligations under this Agreement. In addition, the Company and Parent shall provide each other with such cooperation and information as either of them reasonably may request of the other in filing any Tax Return, amended Tax Return or claim for refund, determining a liability for Taxes or a right to a refund of Taxes, participating in or conducting any audit or other proceeding in respect of Taxes or making representations to or furnishing information to parties subsequently desiring to purchase any of the Company Common Stock. Such cooperation and information shall include providing copies of relevant Tax Returns or portions thereof, together with accompanying schedules, related work papers and documents relating to rulings or other determinations by Tax authorities. Each of Parent, Swissco, Amalgamation Sub and the Company shall use its best efforts to cause the exchanges provided for in the Plan of Arrangement to fail to qualify, will take any actions (that do not materially adversely affect such party) to cause such exchanges to fail to qualify, and will not (both before and after consummation of the Arrangement) take any actions which cause such exchanges to qualify, as a reorganization under the provisions of Section 368 of the Code.

          SECTION 5.11. PUBLIC ANNOUNCEMENTS. Parent (on behalf of itself, Swissco and Amalgamation Sub) and the Company shall consult with each other before issuing any press release or otherwise making any public statements with respect to the Arrangement or this Agreement and shall not issue any such press release or make any such public statement without the prior consent of the other party, which shall not be unreasonably withheld; PROVIDED, HOWEVER, that a party may, without the prior consent of the other party, issue such press release or make such public statement as may upon the advice of counsel be required by law, the National Association of Securities Dealers or the New York Stock Exchange
(the "NYSE") or any other regulatory body to which such party is subject if it has used all reasonable efforts to consult with the other party as to the timing and content of such release or statement.

          SECTION 5.12. LISTING OF PARENT COMMON SHARES. Parent shall use its reasonable best efforts to cause the shares of Parent Common Stock to be issued in the Arrangement (including shares of Parent Common Stock issued as a result of rights attaching to the Exchangeable Shares) to be approved for listing on the NYSE.

          SECTION 5.13. CONVEYANCE TAXES. Parent and the Company shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees, and any similar taxes which become payable in connection with the transactions contemplated hereby that are required or permitted to be filed on or before the Effective Date.

          SECTION 5.14. ACCOUNTANTS' LETTERS. Upon reasonable notice from Parent, the Company shall use its reasonable efforts to cause KPMG Peat Marwick Thorne to deliver to Parent a letter covering such matters as are customarily addressed in accountant's "comfort" letters.

          SECTION 5.15. POOLING ACCOUNTING TREATMENT. Each of Parent and the Company agree not to take any action that would adversely affect the ability of Parent to treat the Arrangement as a pooling of interests under GAAP.

          SECTION 5.16. ANCILLARY DOCUMENTS/RESERVATION OF SHARES. (a) Provided all other conditions of this Agreement have been satisfied or waived, the Company and Amalgamation Sub shall, as promptly as practicable thereafter, jointly file Articles of Arrangement pursuant to Section 182(1) of the OBCA to give effect to the Plan of Arrangement, such Articles of Arrangement to contain share conditions for the Continuing Corporation substantially in the form of those contained in Exhibit A hereto.

          (b)  On the Effective Date:

               (i) Parent, Swissco and the Continuing Corporation shall execute and deliver a Support Agreement between Parent, Swissco and the Continuing Corporation containing the terms and conditions set forth in Exhibit C hereto (the "Support Agreement"), together with such other terms and conditions as may be agreed to by the parties hereto acting reasonably;

               (ii) Parent, Swissco the Continuing Corporation and a Canadian
                    trust company to be selected by Parent shall execute and deliver a Voting and Exchange Trust Agreement containing the terms and conditions set forth in Exhibit D hereto (the "Voting Trust and Exchange Agreement"), together with such other terms and conditions as may be agreed to by the parties hereto acting reasonably; and

               (iii)Parent shall file with the Secretary of State of the
                    State of Delaware a certificate of designation which shall be in substantially the form set forth in Exhibit E hereto.

On and after the Effective Date, Parent and Swissco shall duly and timely perform all of their respective obligations expressed in the Plan of Arrangement. The Plan of Arrangement and the other documents referred to in this Section 5.16(b) are referred to herein as the "Ancillary Documents."

          (c) On or prior to the Effective Date, Parent will reserve for issuance such number of shares of Parent Common Stock as shall be necessary to give effect to the exchanges, conversions and assumptions of options contemplated hereby. On or prior to the Effective Date, Parent and Swissco shall enter into a stock purchase agreement pursuant to which Swissco will purchase from Parent the Parent Common Shares to be delivered pursuant hereto and the Plan of Arrangement to holders of shares at the Effective Date and from time to time thereafter upon exercise of the Exchangeable Shares. Upon request of Parent prior to submission of the Plan of Arrangement for approval of the Company's stockholders, the Company agrees that the Plan of Arrangement will be modified to provide for a special class of preferred shares in the capital of the Continuing Corporation to be purchased for cash by a person or persons identified by Parent. Such shares shall have a liquidation preference equal to the cash purchase price paid therefor, be subordinated, in all other respects, to all other classes of capital stock of the Continuing Corporation, be non-voting and have a cumulative dividend rate.

          SECTION 5.17. OTHER MERGER. Parent will not close the Other Merger unless the Arrangement closes substantially contemporaneously therewith, and will not increase the Other Exchange Ratio, other than increasing such ratio in response to an Acquisition Proposal (as defined in the Other Merger Agreement) with respect to Wavefront, without proportionately increasing the Exchange Ratio.

                                   ARTICLE VI

                          CONDITIONS TO THE ARRANGEMENT


          SECTION 6.01. CONDITIONS TO OBLIGATION OF EACH PARTY TO EFFECT THE ARRANGEMENT. The respective obligations of each party to effect the Arrangement shall be subject to the satisfaction at or prior to the Effective Date of the following conditions:

          (a) EFFECTIVENESS OF THE REGISTRATION STATEMENT/COURT APPROVAL. The Registration Statement, if any, shall have been declared effective by the SEC under the Securities Act and shall cover both the Parent Common Shares issued at or immediately after the Effective Date and, if no exemption from registration under the Securities Act is available, to be issued upon the exchange of Exchangeable Shares. No stop order suspending the effectiveness of the Registration Statement, if any, shall have been issued by the SEC and no proceedings for that purpose and no similar proceeding in respect of the Proxy Statement shall have been initiated or threatened by the SEC or the OSC. The Court shall have issued its final order approving the Arrangement in form and substance satisfactory to Parent and the Company (such approvals not to be unreasonably withheld or delayed) and reflecting the terms hereof;

          (b) STOCKHOLDER APPROVAL. This Agreement and the Arrangement shall have been approved and adopted by the affirmative requisite vote of the stockholders of the Company;

          (c) HSR ACT. The waiting period applicable to the consummation of the Arrangement under the HSR Act shall have expired or been terminated;

          (d)  OSC, ETC.   All necessary orders shall have been obtained from
     the OSC and other relevant Canadian securities regulatory authorities in connection with the Arrangement. The Company and Parent each have filed all notices and information (if any) required under Part IX of the Competition Act (Canada) and the applicable waiting periods and any extensions thereof shall have expired or the parties shall have received an Advance Ruling Certificate ("ARC") pursuant to section 102 of the Competition Act (Canada) setting out that the Director under such Act is satisfied he would not have sufficient grounds on which to apply for an order in respect of the Arrangement;

          (e) NO INJUNCTIONS OR RESTRAINTS; ILLEGALITY. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition (an "Injunction") preventing the consummation of the Arrangement shall be in effect, nor shall any proceeding brought by any administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending; and there shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Arrangement, which makes the consummation of the Arrangement illegal;

          (f) NYSE LISTING. The Parent Common Shares and any additional shares issued as a result of the exercise of rights attaching to the Exchangeable Shares shall have been approved for listing, subject to notice of issuance, on the NYSE;

          (g) TAX OPINION. Parent and the Company shall have received substantially identical written opinions of Blake, Cassels & Graydon and Stikeman, Elliott, respectively, in form and substance reasonably satisfactory to them, to the effect that the Exchangeable Shares will be generally received by shareholders of the Company without recognition of any gain or loss pursuant to the Canadian Code;

          (h)  OTHER MERGER.  The Other Merger shall have been closed; and

          (i) PUBLIC CORPORATION. Upon the Amalgamation, the Continuing Corporation will be a "public corporation" under the Income Tax Act (Canada);

          SECTION 6.02. ADDITIONAL CONDITIONS TO OBLIGATIONS OF PARENT, SWISSCO AND AMALGAMATION SUB. The obligations of Parent, Swissco and Amalgamation Sub to effect the Arrangement are also subject to the following conditions:

          (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained in this Agreement shall be true and correct in all respects on and as of the Effective Date, except for (i) changes contemplated by this Agreement, (ii) those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date) or (iii) where the failure to be true and correct would not have a Material Adverse Effect on the Company, with the same force and effect as if made on and as of the Effective Date, and Parent and Amalgamation Sub shall have received a certificate to such effect signed on behalf of the Company by the President and Chief Financial Officer of the Company;

          (b) AGREEMENTS AND COVENANTS. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Date, and Parent and Amalgamation Sub shall have received a certificate to such effect signed on behalf of the Company by the President and Chief Financial Officer of the Company;

          (c) CONSENTS OBTAINED. All material consents, waivers, approvals, authorizations or orders required to be obtained, and all material filings required to be made, by the Company for the authorization, execution and delivery of this Agreement and the consummation by it of the transactions contemplated hereby shall have been obtained and made by the Company;

          (d) GOVERNMENTAL ACTIONS. There shall not have been instituted, pending or threatened any action or proceeding (or any investigation or other inquiry that might result in such an action or proceeding) by any governmental authority or administrative agency before any governmental authority, administrative agency or court of competent jurisdiction, nor shall there be in effect any judgment, decree or order of any governmental authority, administrative agency or court of competent jurisdiction, in either case, seeking to prohibit or limit Parent from exercising all material rights and privileges pertaining to its ownership of the Continuing Corporation or the ownership or operation by Parent or any of its subsidiaries of all or a material portion of the business or assets of Parent or any of its subsidiaries, or seeking to compel Parent or any of its subsidiaries to dispose of or hold separate all or any material portion of the business or assets of Parent or any of its subsidiaries, as a result of the Arrangement or the transactions contemplated by this Agreement;

          (e) MATERIAL ADVERSE CHANGE. Since the date of this Agreement, there shall have been no change, occurrence or circumstance in the business, results of operations or financial condition of the Company or any subsidiary of the Company having or reasonably likely to have a Material Adverse Effect;

          (f) ACCOUNTANTS' POOLING LETTERS. Each of the parties to this Agreement shall have received letters, dated as of the Effective Date, from Ernst & Young LLP and KPMG Peat Marwick Thorne Chartered Accountants regarding the appropriateness of pooling of interests accounting treatment for the Arrangement under Accounting Principles Board Opinion No. 16 if the Arrangement is closed and consummated in accordance with this Agreement; and

          (g) AFFILIATE AGREEMENTS. Parent shall have received from each person who is identified in the Affiliate Letter as an "affiliate" of the Company an Affiliate Agreement, and each such Affiliate Agreement shall be in full force and effect.

          SECTION 6.03. ADDITIONAL CONDITIONS TO OBLIGATION OF THE COMPANY. The obligation of the Company to effect the Arrangement is also subject to the following conditions:

          (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Parent, Swissco and Amalgamation Sub contained in this Agreement shall be true and correct in all respects on and as of the Effective Date, except for (i) changes contemplated by this Agreement, (ii) those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date) or (iii) where the failure to be true and correct would not have a Material Adverse Effect on the Company, with the same force and effect as if made on and as of the Effective Date, and the Company shall have received a certificate to such effect signed by the President and Chief Executive Officer of Parent;

          (b) AGREEMENTS AND COVENANTS. Parent, Swissco and Amalgamation Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Effective Date, and the Company shall have received a certificate to such effect signed by the President and Chief Financial Officer of Parent;

          (c) CONSENTS OBTAINED. All material consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made, by Parent, Swissco and Amalgamation Sub for the authorization, execution and delivery of this Agreement and the consummation by them of the transactions contemplated hereby shall have been obtained and made by Parent, Swissco and Amalgamation Sub; and

          (d) MATERIAL ADVERSE CHANGE. Since the date of this Agreement, there shall have been no change, occurrence or circumstance in the business, results of operations or financial condition of Parent or any subsidiary of Parent having or reasonably likely to have a Material Adverse Effect.

                                   ARTICLE VII

                                   TERMINATION

          SECTION 7.01. TERMINATION. This Agreement may be terminated at any time prior to the Effective Date, notwithstanding approval thereof by the stockholders of the Company:

          (a) by mutual written consent duly authorized by the Boards of Directors of Parent and the Company; or

          (b) by either Parent or the Company if the Arrangement shall not have been consummated by August 31, 1995 (PROVIDED, THAT, the right to terminate this Agreement under this Section 7.01(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Arrangement to occur on or before such date); or

          (c) by either Parent or the Company if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued a non-appealable final order, decree or ruling or taken any other action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the Arrangement; or

          (d) by either Parent or the Company, if, at the Company Stockholders' Meeting (including any adjournment or postponement thereof), the requisite affirmative vote of the stockholders of the Company shall not have been obtained; or

          (e) by Parent, if (i) the Board of Directors of the Company shall withdraw, modify or change its recommendation of this Agreement or the Arrangement in a manner adverse to Parent or shall have resolved to do so; or (ii) the Board of Directors of the Company shall have taken a "neutral" position with respect to (or shall have failed to reject as inadequate, or shall have failed to reaffirm its recommendation of this Agreement and the Arrangement within 10 business days after the public announcement or commencement of) an Alternative Transaction (as defined in Section 7.03(d)); or

          (f) by either Parent or the Company, upon a breach of any representation, warranty, covenant or agreement on the part of the Company or Parent, Swissco and/or Amalgamation Sub, respectively, set forth in this Agreement or if any representation or warranty of the Company or Parent, Swissco and/or Amalgamation Sub, respectively, shall have become untrue, in either case, such that the conditions set forth in Section 6.02(a) or 6.02(b), or Section 6.03(a) or 6.03(b), would not be satisfied (a "Terminating Breach"), PROVIDED, THAT, if such Terminating Breach is curable prior to the expiration of 30 days from its occurrence (but in no event later than August 31, 1995) by Parent, Swissco and/or Amalgamation Sub or the Company, as the case may be, through the exercise of its reasonable best efforts and for so long as Parent, Swissco and/or Amalgamation Sub or the Company, as the case may be, continues to exercise such reasonable best efforts, neither the Company nor Parent and/or Amalgamation Sub, respectively, may terminate this Agreement under this
     Section 7.01(f) until the earlier of August 31, 1995 or the expiration of such 30-day period without such Terminating Breach having been cured; or

          (g) by either Parent or the Company, if the Board of Directors of the Company shall have resolved to accept, or accepted, a Superior Proposal; or

          (h) by the Company, at any time after the tenth business day following termination of the Other Merger Agreement; or

          (i) by Parent, at any time after the tenth business day following termination of the Other Merger Agreement.

          SECTION 7.02. EFFECT OF TERMINATION. In the event of the termination of this Agreement pursuant to Section 7.01, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto or any of its affiliates, directors, officers or stockholders except (i) as set forth in Section 7.03 and the last sentence of Section 8.01 hereof, and
(ii) nothing herein shall relieve any party from liability for any willful breach hereof.

          SECTION 7.03.  FEES AND EXPENSES.  (a)  Except as set forth in this
Section 7.03, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Arrangement is consummated.

          (b) The Company shall pay Parent a fee of $10,000,000 (the "Fee") upon the earliest to occur of the following events:

               (i)  the termination of this Agreement by Parent pursuant to
     Section 7.01(e); or

               (ii) the termination of this Agreement by Parent pursuant to
     Section 7.01(f) after a willful breach by the Company of this Agreement; or

               (iii) the termination of this Agreement by Parent or the Company pursuant to Section 7.01(g); or

               (iv) the termination of this Agreement by the Company or Parent pursuant to Section 7.01(d) if, at the time of termination (and on the day of the vote referred to in Section 7.01(d)), an Alternative Transaction shall be outstanding or a proxy statement recommending the implementation of such Alternative Transaction shall have been published or sent or given to the holders of the Shares.

          (c) (i) The Company shall pay Parent a fee of $5,000,000 upon the Company's termination of this Agreement pursuant to Section 7.01(h); PROVIDED, THAT, no such fee shall be payable unless (A) the Other Merger Agreement has been terminated as a result of a Third Party (as defined in Section 7.03(d)) having engaged in, or having entered into a contract to engage in, an Alternative Transaction (as defined in the Other Merger Agreement) with Wavefront, (B) prior to the expiration of the ten business day period referred to in Section 7.01(h), Parent has delivered to the Company Parent's written waiver of the condition specified in Section 6.01(h) and (C) prior to the expiration of the ten business day period referred to in Section 7.01(h), the Company has not delivered to Parent the Company's written waiver of the condition specified in
Section 6.01(h).

               (ii) Parent shall pay the Company a fee of $5,000,000 upon Parent's termination of this Agreement pursuant to Section 7.01(i); PROVIDED, THAT, no such fee shall be payable unless (A) the Other Merger Agreement has been terminated as a result of a Third Party having engaged in, or having entered into a contract to engage in, an Alternative Transaction (as defined in the Other Merger Agreement) with Wavefront, (B) prior to the expiration of the ten business day period referred to in Section 7.01(i), the Company has delivered to Parent the Company's written waiver of the condition specified in
Section 6.01(h) and (C) prior to the expiration of the ten business day period referred to in Section 7.01(i), Parent has not delivered to the Company Parent's written waiver of the condition specified in Section 6.01(h).

          (d) As used herein, "Alternative Transaction" means (i) a transaction pursuant to which any person (or group of persons) other than Parent or its affiliates (a "Third Party") acquires (or publicly proposes to acquire) more than 50 percent of the outstanding Shares, whether from the Company or pursuant to a tender offer or exchange offer or otherwise, (ii) a merger or other business combination involving the Company pursuant to which any Third Party acquires (or publicly proposes to acquire) more than 50 percent of the outstanding equity securities of the Company or the entity surviving such merger or business combination or (iii) any other transaction pursuant to which any Third Party acquires (or publicly proposes to acquire) control of assets (including for this purpose the outstanding equity securities of subsidiaries of the Company, and the entity surviving any merger or business combination including any of them) of the Company and its subsidiaries having a fair market value equal to more than 50 percent of the fair market value of all the assets of the Company and its subsidiaries, taken as a whole, immediately prior to such transaction (or proposal).

          (e) The fee payable pursuant to Section 7.03(b)(i), (ii) and (iii) shall be paid within one business day after the first to occur of the events described in Section 7.03(b)(i), (ii) and (iii). The fee payable pursuant to
Section 7.03(c)(i) and (ii) shall be paid within one business day after the dates of termination referred to therein. The fee payable pursuant to Section 7.03(b)(iv) shall be paid on the date of the closing of the Alternative Transaction giving rise to such termination; PROVIDED, HOWEVER, that if such Alternative Transaction is not closed within twelve months of such termination, the fee shall not be payable. In no event shall the Company or Parent be required to pay any fee under Section 7.03(b) or (c) if immediately prior to the termination of this Agreement the party to whom the fee is due was in material breach of its obligations under this Agreement.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

          SECTION 8.01. EFFECTIVENESS OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. Except as otherwise provided in this Section 8.01, the representations, warranties and agreements of each party hereto shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any other party hereto, any person controlling any such party or any of their officers or directors, whether prior to or after the execution of this Agreement. The representations, warranties and agreements in this Agreement shall terminate at the Effective Date or upon the termination of this Agreement pursuant to Section 7.01, as the case may be, except that the agreements set forth in Sections 5.05, 5.06 and 5.08 shall survive the Effective Date indefinitely and those set forth in Sections 5.03 and 7.03 shall survive termination indefinitely. The Confidentiality Agreement(s) shall survive termination of this Agreement as provided therein. Any disclosure made with reference to one or more sections of the Company Disclosure Schedule or the Parent Disclosure Schedule shall be deemed disclosed with respect to each other section therein as to which such disclosure is relevant.

          SECTION 8.02. NOTICES. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered, if delivered personally, three days after being sent by registered or certified mail (postage prepaid, return receipt requested), one day after dispatch by recognized overnight courier (provided delivery is confirmed by the courier), and upon transmission by telecopy, confirmed received, to the parties at the following addresses (or at such other address for a party as shall be specified by like changes of address shall be effective upon receipt) or sent by electronic transmission, with confirmation received, to the telecopy number specified below:

          (a)  If to Parent, Swissco or Amalgamation Sub:

               Silicon Graphics, Inc.
               2011 North Shoreline Boulevard
               Mail Stop 710
               Mountain View, CA  94043-1389
               Telecopier No.:  (415) 965-1586
               Attention:  Legal Services

          With a copy to:

               Shearman & Sterling
               555 California Street, Suite 2000
               San Francisco, CA  94104
               Telecopier No.:  (415) 616-1199
               Attention:  Michael J. Kennedy, Esq.

          (b)  If to the Company:

               Alias Research Inc.
               110 Richmond Street E.
               Toronto, Ontario
               Canada M5C 1P1
               Telecopier No.:  (416) 861-8805
               Attention:  David Lewis, Esq.

          With a copy to:

               Robin Wigdor
               110 Richmond Street E.
               Toronto, Ontario
               Canada M5C 1P1
               Telecopier No.:  (416) 368-0669

          and to:

               Stikeman, Elliott
               Commerce Court West
               53rd Floor
               P.O. Box 85
               Toronto, Ontario
               Canada M5L 1B9
               Telecopier No.:  (416) 947-0866
               Attention:  John M. Stransman, Esq.

          SECTION 8.03. CERTAIN DEFINITIONS. For purposes of this Agreement, the term:

          (a) "affiliates" means a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first-mentioned person; including, without limitation, any partnership or joint venture in which the Company (either alone, or through or together with any other subsidiary) has, directly or indirectly, an interest of 10 percent or more;

          (b) "business day" means any day other than a Saturday, Sunday or a day when banks are not open for business in either or both of San Francisco, California and Toronto, Ontario;

          (c) "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise;

          (d) "person" means an individual, corporation, partnership, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d)(3) of the Exchange Act); and

          (e) "subsidiary" or "subsidiaries" of the Company, the Continuing Corporation, Parent or any other person means any corporation, partnership, joint venture or other legal entity of which the Company, the Continuing Corporation, Parent or such other person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, more than 50% of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

          SECTION 8.04. AMENDMENT. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Date; PROVIDED, HOWEVER, that, after approval of the Arrangement by the stockholders of the Company, no amendment may be made which by law requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

          SECTION 8.05. WAIVER. At any time prior to the Effective Date, any party hereto may with respect to any other party hereto (a) extend the time for the performance of any of the obligations or other acts, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

          SECTION 8.06. HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          SECTION 8.07. SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

          SECTION 8.08. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and supersedes all prior agreements and undertakings (other than the Confidentiality Agreement), both written and oral, among the parties, or any of them, with respect to the subject matter hereof and, except as otherwise expressly provided herein, are not intended to confer upon any other person any rights or remedies hereunder.

          SECTION 8.09. ASSIGNMENT; AMALGAMATION SUB/SWISSCO. (a) This Agreement shall not be assigned by operation of law or otherwise, except that Parent, Swissco and Amalgamation Sub may assign all or any of their rights hereunder to any subsidiary provided that no such assignment shall relieve the assigning party of its obligations hereunder. The Company agrees that prior to the Effective Date, it may amend the Plan of Arrangement to provide for the amalgamation of one or more of Parent's Canadian subsidiaries with the Company; PROVIDED, THAT, such amalgamation does not, in any respect, affect the economic terms of the transactions contemplated hereby to the holders of the Shares, including, without limitation, the tax treatment to holders who elect to receive Exchangeable Shares.

          (b) Parent undertakes to the Company that Parent shall cause Swissco to perform in a due and timely manner all of its obligations hereunder and to be performed by it under the Plan of Arrangement and the Ancillary Documents and in connection with the implementation of the Arrangement and that Parent shall cause Swissco to refrain from taking or omitting to take any action which would have an adverse economic effect on the implementation of the Arrangement as contemplated herein.

          SECTION 8.10. PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than Section 5.08

(which is intended to be for the benefit of the Indemnified Parties and may be enforced by such Indemnified Parties).

          SECTION 8.11. FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

          SECTION 8.12. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED AND FULLY PERFORMED WITHIN THE STATE OF NEW
YORK.   EXCEPT TO THE EXTENT MANDATORILY GOVERNED BY ONTARIO LAW,  PARENT,
SWISSCO, AMALGAMATION SUB AND THE COMPANY EACH HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE OR FEDERAL COURT SITTING IN THE CITY OF NEW YORK, NEW YORK COUNTY, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND PARENT, SWISSCO, AMALGAMATION SUB, AND THE COMPANY EACH HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR SUCH FEDERAL COURT. PARENT, SWISSCO, AMALGAMATION SUB AND THE COMPANY EACH HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING. PARENT, SWISSCO, AMALGAMATION SUB AND THE COMPANY EACH HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF COPIES OF THE SUMMONS AND COMPLAINT AND ANY OTHER PROCESS WHICH MAY BE SERVED IN ANY SUCH ACTION OR PROCEEDING BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, OR BY DELIVERING OF A COPY OF SUCH PROCESS TO THE COMPANY OR PARENT, AS THE CASE MAY BE, AT ITS ADDRESS SPECIFIED IN SECTION 8.02 OR BY ANY OTHER METHOD PERMITTED BY LAW. PARENT, SWISSCO, AMALGAMATION SUB AND THE COMPANY EACH AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR BY ANY OTHER MANNER PROVIDED BY LAW. THE COMPANY HEREBY APPOINTS CT CORPORATION SYSTEM WITH AN ADDRESS ON THE DATE HEREOF AT 1633 BROADWAY, N.Y. 10019 AS ITS

AGENT TO RECEIVE PROCESS IN ALL ACTIONS OR PROCEEDINGS RELATED HERETO.

          SECTION 8.13. COUNTERPARTS. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

          SECTION 8.14. WAIVER OF JURY TRIAL. EACH OF PARENT, SWISSCO, AMALGAMATION SUB AND THE COMPANY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.




                     [This space intentionally left blank.]

          IN WITNESS WHEREOF, Parent, Swissco, Amalgamation Sub and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                       SILICON GRAPHICS, INC.



                           By   /s/ Thomas A. Jermoluk
                               -----------------------------------------------
                                Name:       Thomas A. Jermoluk
                                Title:   President and Chief Operating Officer


                       SILICON GRAPHICS MANUFACTURING S.A.



                           By   /s/ Tom Oswold
                               -----------------------------------------------
                                Name:       Tom Oswold
                                Title:      Chairman


                       1103707 ONTARIO INC.



                           By   /s/ William M. Kelly
                               -----------------------------------------------
                                Name:       William M. Kelly
                                Title:      President

                       ALIAS RESEARCH INC.



                           By  /S/ James D. Fleck
                               -----------------------------------------------
                                Name:       James D. Fleck
                                Title:      Chairman of the Board

                                                                       Exhibit A


                               PLAN OF ARRANGEMENT
                                UNDER SECTION 182
                   OF THE BUSINESS CORPORATIONS ACT (ONTARIO)

                            ARTICLE I--INTERPRETATION


     1.1  Definitions

          In this Plan of Arrangement unless there is something in the subject matter or context inconsistent therewith, the following terms shall have the respective meanings set out below and grammatical variations of such terms shall have corresponding meanings:

               (a) "AMALGAMATION" means the amalgamation of Amalgamation Sub and the Company pursuant to subsection 2.1(a);

               (b) "AMALGAMATION SUB" means 1103707 Ontario Inc., a corporation incorporated under the OBCA;

               (c) "ARRANGEMENT" means the arrangement under section 182 of the OBCA on the terms and subject to the conditions set out in this Plan of Arrangement, subject to any amendments thereto made in accordance with section 8.04 of the Combination Agreement, section 6.1 of this Plan of Arrangement or made at the direction of the Court in the Final Order;

               (d) "ARRANGEMENT RESOLUTION" means the special resolution passed by the holders of the Company Common Shares at the Meeting;

               (e) "AUTOMATIC REDEMPTION" has the meaning ascribed thereto in the Exchangeable Share Provisions;

               (f) "AUTOMATIC REDEMPTION DATE" has the meaning ascribed thereto in the Exchangeable Share Provisions;

               (g) "BUSINESS DAY" means any day other than a Saturday, Sunday or a day when banks are not open for business in either or both of San Francisco, California and Toronto, Ontario;

               (h) "CLASS A SHARES" has the meaning ascribed thereto in clause 2.1(a)(iv)(A);

               (i) "CLASS B SHARES" has the meaning ascribed thereto in clause 2.1(a)(iv)(B);

               (j) "COMBINATION AGREEMENT" means the Agreement and Plan of Acquisition and Arrangement by and among Parent, Swissco, the Company and 1103707 Ontario Inc. dated as of February 6, 1995, providing for, among other things, the Arrangement;

               (k) "COMPANY" means Alias Research Inc., a corporation subsisting under the OBCA;

               (l) "COMPANY COMMON SHARES" means the common shares in the capital of the Company;

               (m) "CORPORATION" means the corporation continuing from the Amalgamation;

               (n)  "COURT" means the Ontario Court of Justice (General
     Division);

               (o)  "DEPOSITARY" means at its principal offices in
     Toronto, Ontario and at its principal office in   , ;

               (p)  "DISSENT PROCEDURES" has the meaning set out in section 3.1;

               (q) "DISSENTING SHAREHOLDER" means a holder of Company Common Shares ("Dissenting Shares") who dissents in respect of the Arrangement in strict compliance with the Dissent Procedures;

               (r) "EFFECTIVE DATE" means the date shown on the certificate of arrangement issued by the Director under the OBCA giving effect to the Arrangement;

               (s) "ELECTED COMPANY COMMON SHARE" means any Company Common Share which the holder shall have indicated pursuant to the terms of section 4.7 is to be converted on the Amalgamation into Class B Shares;

               (t) "EXCHANGEABLE SHARE PROVISIONS" means the rights, privileges, restrictions and conditions attaching to the Exchangeable Shares;

               (u) "EXCHANGEABLE SHARES" has the meaning ascribed thereto in clause 2.1(a)(iv)(C);

               (v) "FINAL ORDER" means the final order of the Court approving the Arrangement;

               (w) "LETTER OF TRANSMITTAL AND ELECTION FORM" means a Letter of Transmittal and Election Form in the form accompanying the Proxy Statement;

               (x)  "LIQUIDATION CALL RIGHT" has the meaning ascribed thereto in section 5.1;

               (y) "LIQUIDATION DATE" has the meaning ascribed thereto in the Exchangeable Share Provisions;

               (z) "MAXIMUM NUMBER" means the number that is equal to 49% of the number of all Class A Shares and Class B Shares issued to holders of Company Common Shares pursuant to paragraphs 2.1(c), 2.1(d) and 2.1(k) and Dissenting Shares;

               (aa) "MEETING" means the Special Meeting of the shareholders of the Company to be held to consider the Arrangement;

               (bb) "NYSE" means the New York Stock Exchange;

               (cc) "OBCA" means the BUSINESS CORPORATIONS ACT (Ontario), as amended;

               (dd) "PARENT" means Silicon Graphics, Inc., a body corporate existing under the laws of the State of Delaware;

               (ee) "PARENT COMMON SHARES" means the common shares in the capital of Parent;

               (ff) "PROXY STATEMENT" means the Information Circular and Proxy Statement of the Company prepared and circulated in connection with this Plan of Arrangement;

               (gg) "REDEMPTION CALL RIGHT" has the meaning ascribed thereto in section 5.2;

               (hh) "RECORD HOLDERS" has the meaning ascribed thereto in the Exchangeable Share Provisions;

               (ii) "REDEMPTION DATE" has the meaning ascribed thereto in the Exchangeable Share Provisions;

               (jj) "SECTION 12(G) REDEMPTION" has the meaning ascribed thereto in the Exchangeable Share Provisions; and

               (kk) "SECTION 12(G) REDEMPTION DATE" has the meaning ascribed thereto in the Exchangeable Share Provisions.

               (ll) "SWISSCO" means Silicon Graphics Manufacturing S.A., a Swiss corporation.

     1.2  SECTIONS AND HEADINGS

          The division of this Plan of Arrangement into sections and the insertion of headings are for reference purposes only and shall not affect the interpretation of this Plan of Arrangement. Unless otherwise indicated, any reference in this Plan of Arrangement to a section or an Appendix refers to the specified section of or Appendix to this Plan of Arrangement.

     1.3  NUMBER, GENDER AND PERSONS

          In this Plan of Arrangement, unless the context otherwise requires, words importing the singular number include the plural and vice versa, words importing any gender include all genders and words importing persons include individuals, corporations, partnerships, associations, trusts, unincorporated organizations, governmental bodies and other legal or business entities of any kind.

     1.4  INTERPRETATION NOT AFFECTED BY HEADINGS

          The division of this Plan of Arrangement into Articles, sections and other parts and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Plan of Arrangement.

     1.5  DATE FOR ANY ACTION

          In the event that any date on or by which any action is required or permitted to be taken hereunder is not a Business Day, such action shall be required or permitted to be taken on or by the next succeeding day which is a Business Day.

     1.6  TIME

          All times expressed herein or in any Letters of Transmittal and Election Forms are local time (Toronto, Ontario) unless otherwise stipulated herein or therein.

     1.7  CURRENCY

          Unless otherwise expressly stated herein, all references to currency in this Plan of Arrangement are to Canadian dollars, being lawful money of Canada, and the sign "$" without more shall mean Canadian dollars.

     1.8  STATUTORY REFERENCES

          Any reference in this Plan of Arrangement to a statute includes all regulations made thereunder, all amendments to such statute or regulations in force from time to time, and any statute or regulation that supplements or supersedes such statute or regulations.


                             ARTICLE 2--ARRANGEMENT

     2.1  ARRANGEMENT

          On the Effective Date, the following shall occur and shall be deemed to occur in the following order without any further act or formality:

               (a) Amalgamation Sub and the Company shall amalgamate to form the Corporation and shall continue as one corporation under the OBCA and, unless and until otherwise determined in the manner required by law, by the Corporation, its directors or shareholders, the following provisions shall apply to the Corporation:

                    (i) NAME. The name of the Corporation shall be Alias Research Inc.;

                    (ii) REGISTERED OFFICE. The registered office of the Corporation shall be located in the City of Toronto in the Province of Ontario. The address of the registered office of the Corporation
          shall be            ;

                    (iii) BUSINESS AND POWERS. There shall be no restrictions on the business the Corporation may carry on or on the powers it may exercise;

                    (iv) AUTHORIZED SHARE CAPITAL. The Corporation shall be authorized to issue:

                         (A) an unlimited number of Class A voting common shares (the "Class A Shares");

                         (B) an unlimited number of Class B non-voting common shares (the "Class B Shares");

                         (C) an unlimited number of Exchangeable Non-Voting Shares (the "Exchangeable Shares");

                    (v) SHARE PROVISIONS. The Class A Shares, the Class B Shares and the Exchangeable Shares shall have attached thereto the rights, privileges, restrictions and conditions respectively set out in Appendix A hereto;

                    (vi) SHARE RESTRICTIONS. There shall be no restrictions on the issue, transfer or ownership of shares of the Corporation;

                    (vii) NUMBER OF DIRECTORS. The number of directors of the Corporation shall be such number not less than _____ and not more than _____ as the shareholders of the Corporation may from time to time determine by special resolution or, if empowered to do so by special resolution, as the directors of the Corporation may from time to time determine;

                    (viii) INITIAL DIRECTORS AND OFFICERS. The directors and officers of the Corporation shall be:


                                                                Canadian
              Name            Residence Address                 Resident
              ----            -----------------                 --------







                    (ix) BY-LAWS. The by-laws of the Corporation shall be the by-laws of Amalgamation Sub in effect immediately prior to the Amalgamation.

                    (x) FISCAL YEAR. The fiscal year of the Corporation shall end on June 30 of each year.

                    (xi) EFFECT. The effect of the Amalgamation shall be as provided in section 179 of the OBCA.

               (b) Upon the Amalgamation each common share of Amalgamation Sub outstanding immediately prior to the Amalgamation shall be converted into one Class A Share and each certificate representing such common shares shall continue to evidence ownership of Class A Shares.

               (c) Upon the Amalgamation, each Company Common Share outstanding immediately prior to the Amalgamation, other than those held by Dissenting Shareholders and Elected Company Common Shares, shall be converted into one Class A Share and the name of each holder thereof shall be added to the register of holders of Class A Shares accordingly.

               (d) Subject to paragraph (k), upon the Amalgamation, each Elected Company Common Share outstanding immediately prior to the Amalgamation, other than shares held by Dissenting Shareholders, shall be converted into one Class B Share and the name of each holder thereof shall be added to the register of holders of Class B Shares accordingly.

               (e) Immediately following the Amalgamation, each issued and outstanding Class B Share shall be converted into 0.90 (the "Exchange Ratio") fully paid and nonassessable Exchangeable Shares.

               (f) Upon the conversion referred to in subsection 2.1(e), each holder of Class B Shares shall cease to be such a holder, shall have his name removed from the register of holders of Class B Shares and shall become a holder of the number of fully paid and non-assessable Exchangeable Shares to which he is entitled as a result of the conversion referred to in subsection 2.1(e) and such holder's name shall be added to the register of holders of Exchangeable Shares accordingly.

               (g) Immediately following the Amalgamation, each issued and outstanding Class A Share, other than those held by Parent, Swissco and affiliates of Parent, shall be exchanged by the holder thereof with Swissco or, if Parent elects in its sole discretion, a subsidiary of Parent, for
     0.90 Parent Common Shares.

               (h) In connection with the exchange referred to in subsection 2.1(g), each holder of Class A Shares, other than Swissco, Parent, and affiliates of Parent, shall be deemed to have transferred each issued and outstanding Class A Share held by him to Swissco and Swissco shall deliver or cause to be delivered to each such holder, or cause its affiliate to deliver to each such holder, that number of fully paid and non-assessable Parent Common Shares equal to the Exchange Ratio in exchange for each Class A Share so transferred.

               (i) Upon the exchange referred to in paragraph 2.1(g), each holder of Class A Shares, other than Swissco, Parent, and affiliates of Parent, shall cease to be such a holder, shall have his name removed from the register of holders of Class A Shares and shall become a holder of the number of Parent Common Shares to which he is entitled as a result of the exchange referred to in subsection 2.1(g) and such holder's name shall be added to the register of holders of Parent Common Shares accordingly.

               (j) Upon the exchange referred to in paragraph 2.1(g), Swissco (or a subsidiary of Parent) shall become the holder of all the issued and outstanding Class A Shares, and Swissco's (or such subsidiary's) name shall be added to the register of holders of Class A Shares accordingly.

               (k) In the event the number of Class B Shares issuable pursuant to paragraph (d) exceeds the Maximum Number, such holders of Elected Company Common Shares shall receive Class A Shares, pro rata, in respect of such excess.

               (l) The Exchange Ratio shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Parent Common Shares or Company Common Shares), reorganization, recapitalization or other like change with respect to Parent Common Shares or Company Common Shares occurring after the date of the Combination Agreement and prior to the Effective Date.

     2.2  STATED CAPITAL

          For purposes of the OBCA:

               (a) the stated capital attributable to the Class A Shares issued on the Amalgamation will be equal to the product obtained when the stated capital of all of the outstanding Company Common Shares (other than Company Common Shares held by Dissenting Shareholders) determined immediately before the Amalgamation is multiplied by a fraction the numerator of which is the total number of Class A Shares issued on the Amalgamation and the denominator of which is the total number of Class A Shares and Class B Shares issued or in issue on the Amalgamation;

               (b) the stated capital attributable to the Class B Shares issued on the Amalgamation will be equal to the balance, if any, of the stated capital of all of the outstanding Company Common Shares (other than Company Common Shares held by Dissenting Shareholders) determined immediately before the Amalgamation after the application of subsection 2.2(a); and

               (c) the aggregate stated capital of all Exchangeable Shares issued on the conversion described in subsection 2.1(e) will be the aggregate stated capital immediately after the Amalgamation attributable to the Class B Shares converted into Exchangeable Shares.


                          ARTICLE 3--RIGHTS OF DISSENT

3.1  RIGHTS OF DISSENT

          (a) Holders of Company Common Shares may exercise rights of dissent with respect to such shares pursuant to and in the manner set forth in section 185 of the OBCA and this section 3.1 (the "Dissent Procedures") in connection with the Arrangement and holders who duly exercise such rights of dissent and who:

               (i) are ultimately entitled to be paid fair value for their Company Common Shares shall be deemed to have transferred such Company Common Shares to the Corporation for cancellation on the Effective Date; or

               (ii) are ultimately not entitled, for any reason, to be paid fair value for their Company Common Shares shall be deemed to have participated in the Arrangement on the same basis as any non-dissenting holder of Company Common Shares other than a holder of Elected Company Common Shares, and shall receive Class A Shares on the basis determined in accordance with subsection 2.1(c) and thereafter Parent Common Shares on the basis determined in accordance with subsection 2.1(g) of this Plan of Arrangement, but in no case shall the Corporation be required to recognize such holders as holders of Company Common Shares on and after the Effective Date, and the names of such holders of Company Common Shares shall be deleted from the registers of holders of Company Common Shares on the Effective Date.

          (b) The Corporation shall give Parent (i) prompt notice of any written demand of a right of dissent, withdrawals of such demands, and any other instruments served pursuant to the OBCA and received by the Corporation and (ii) the opportunity to participate in all negotiations and proceedings with respect to such rights. The Corporation shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to any such rights or offer to settle or settle any such rights. An amount equal to the amount of all payments to be made by the Corporation pursuant to the exercise of such dissenters' rights shall be advanced or contributed by Parent to the Corporation in such manner as Parent may determine.

                  ARTICLE 4--CERTIFICATES AND FRACTIONAL SHARES

     4.1  ISSUANCE OF CERTIFICATES REPRESENTING EXCHANGEABLE SHARES

          On or promptly after the Effective Date, the Corporation shall deposit with the Depositary, for the benefit of the holders of Class B Shares converted pursuant to subsection 2.1(e), certificates representing the Exchangeable
Shares issued pursuant to subsection 2.1(e) upon the conversion of outstanding Class B Shares. Upon surrender to the Depositary for cancellation of a certificate which immediately prior to the Effective Date represented outstanding Company Common Shares that were converted into Class B Shares on the Amalgamation and thereafter converted into Exchangeable Shares, together with such other documents and instruments as would have been required to effect the transfer of the shares formerly represented by such certificate under the OBCA and the by-laws of the Company and such additional documents and instruments as the Depositary may reasonably require, the holder of such surrendered certificate shall be entitled to receive in exchange therefor, and the Depositary shall deliver to such holder, a certificate representing that number (rounded down to the nearest whole number) of Exchangeable Shares which such holder has the right to receive (together with any dividends or distributions with respect thereto pursuant to section 4.3 and any cash in lieu of fractional

Exchangeable Shares pursuant to section 4.4), and the certificate so surrendered shall forthwith be cancelled. Certificates representing Class B Shares shall not be issued. In the event of a transfer of ownership of Company Common Shares which is not registered in the transfer records of the Company, a certificate representing the proper number of Exchangeable Shares may be issued to a transferee if the certificate representing such Company Common Shares is presented to the Depositary, accompanied by all documents required to evidence and effect such transfer. Until surrendered as contemplated by this section 4.1, each certificate which immediately prior to the Effective Date represented outstanding Company Common Shares that were converted into Class B Shares on the Amalgamation and thereafter into Exchangeable Shares shall be deemed at any time after the Effective Date to represent only the right to receive upon such surrender (i) the certificate representing Exchangeable Shares as contemplated by this section 4.1, (ii) a cash payment in lieu of any fractional Exchangeable Shares as contemplated by section 4.4 and (iii) any dividends or distributions with a record date after the Effective Date theretofore paid or payable with respect to Exchangeable Shares as contemplated by section 4.3.

     4.2  EXCHANGE OF CERTIFICATES FOR HOLDERS OF COMPANY COMMON SHARES

          On or promptly after the Effective Date, Swissco shall deposit with the Depositary, for the benefit of the holders of Company Common Shares converted into Class A Shares pursuant to section 2.1(c) or (k) and thereafter exchanged for Parent Common Shares pursuant to subsection 2.1(g), certificates representing the Parent Common Shares issued pursuant to subsection 2.1(g) in exchange for outstanding Class A Shares. Upon surrender to the Depositary for cancellation of a certificate which immediately prior to the Effective Date represented outstanding Company Common Shares that were converted into Class A Shares and thereafter exchanged for Parent Common Shares, together with such other documents and instruments as would have been required to effect the transfer of the shares formerly represented by such certificate under the OBCA and the by-laws of the Company and such additional documents and instruments as the Depositary may reasonably require, the holder of such surrendered certificate shall be entitled to receive in exchange therefor, and the Depositary shall deliver to such holder, a certificate representing that number (rounded down to the nearest whole number) of Parent Common Shares which such holder has the right to receive (together with any dividends or distributions with respect thereto pursuant to section 4.3 and any cash in lieu of fractional Parent Common Shares pursuant to section 4.4), and the certificate so surrendered shall forthwith be cancelled. No certificates representing Class A Shares shall be issued to the holders of Company Common Shares which are converted into Class A Shares on the Amalgamation. In the event of a transfer of ownership of Company Common Shares which is not registered in the transfer records of the Company, a certificate representing the proper number of Parent Common Shares may be issued to a transferee if the certificate representing such Company Common Shares is presented to the Depositary, accompanied by all documents required to evidence and effect such transfer. Until surrendered as contemplated by this section 4.2, each certificate which immediately prior to the Effective Date represented outstanding Company Common Shares that were converted into Class A Shares on the Amalgamation and thereafter exchanged for Parent Common Shares shall be deemed at any time after the Effective Date to represent only the right to receive upon such surrender (i) the certificate representing

Parent Common Shares as contemplated by this section 4.2, (ii) a cash payment in lieu of any fractional Parent Common Shares as contemplated by section 4.4 and
(iii) any dividends or distributions with a record date after the Effective Date theretofore paid or payable with respect to Parent Common Shares as contemplated by section 4.3.

     4.3  DISTRIBUTIONS WITH RESPECT TO UNSURRENDERED CERTIFICATES

          No dividends or other distributions declared or made after the Effective Date with respect to Exchangeable Shares or Parent Common Shares with a record date after the Effective Date shall be paid to the holder of any unsurrendered certificate which immediately prior to the Effective Date represented outstanding Company Common Shares that were converted or exchanged pursuant to section 2.1, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to section 4.4, unless and until the holder of record of such certificate shall surrender such certificate in accordance with section 4.1 or section 4.2. Subject to applicable law, at the time of such surrender of any such certificate (or, in the case of clause (iii) below, at the appropriate payment date), there shall be paid to the record holder of the certificates representing whole Exchangeable Shares or Parent Common Shares, as the case may be, without interest (i) the amount of any cash payable in lieu of a fractional Exchangeable Share or Parent Common Share to which such holder is entitled pursuant to section 4.4, (ii) the amount of dividends or other distributions with a record date after the Effective Date theretofore paid with respect to such whole Exchangeable Share or Parent Common Share, as the case may be, and (iii) the amount of dividends or other distributions with a record date after the Effective Date but prior to surrender and a payment date subsequent to surrender payable with respect to such whole Exchangeable Share or Parent Common Share, as the case may be.

     4.4  NO FRACTIONAL SHARES

          No certificates or scrip representing fractional Exchangeable Shares or Parent Common Shares shall be issued upon the surrender for exchange of certificates pursuant to section 4.1 or section 4.2 and, subject to the last sentence of this section 4.4, no dividend, stock split or other change in the capital structure of the Corporation or Parent shall relate to any such fractional security and such fractional interests shall not entitle the owner thereof to vote or to exercise any rights as a security holder of the Corporation or Parent. In lieu of any such fractional securities, each person entitled to a fractional interest in an Exchangeable Share or a fractional interest in a Parent Common Share will receive from the Corporation (in the case of fractional interests in Exchangeable Shares) or from Swissco (in the case of fractional interests in Parent Common Shares) an amount of cash (rounded to the nearest whole cent), without interest, equal to the product of (i) such fraction, multiplied by (ii) the average of the closing price for Parent Common Shares on the NYSE as of each of the thirty (30) consecutive trading days immediately preceding the Effective Date as quoted in the Wall Street Journal or other reliable financial newspaper or publication. For the purposes of the preceding sentence, a "trading day" means a day on which trading generally takes place on the NYSE and on which trading in Parent Common Shares has occurred.

- -11

          The determination as to whether any former holder of Class A Shares would, apart from this section 4.4, be entitled to receive a fractional interest in a Parent Common Share shall be made once only, and the determination as to whether any former holder of Class B Shares would, apart from this section 4.4, be entitled to receive a fractional interest in an Exchangeable Share shall be made once only.

     4.5  LOST CERTIFICATES

          In the event any certificate which immediately prior to the Effective Date represented outstanding Company Common Shares that were converted or exchanged pursuant to section 2.1 shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed, the Depositary will issue in exchange for such lost, stolen or destroyed certificate, certificates representing Exchangeable Shares or Parent Common Shares (and any dividends or distributions with respect thereto and any cash pursuant to section 4.4) deliverable in respect thereof as determined in accordance with section 2.1. When authorizing such payment in exchange for any lost, stolen or destroyed certificate, the person to whom certificates representing Exchangeable Shares or Parent Common Shares are to be issued shall, at the discretion of Swissco, as a condition precedent to the issuance thereof, give a bond satisfactory to the Corporation or Swissco, as the case may be, in such sum as the Corporation or Swissco may direct or otherwise indemnify the Corporation or Swissco in a manner satisfactory to the Corporation or Swissco against any claim that may be made against the Corporation or Swissco with respect to the certificate alleged to have been lost, stolen or destroyed.

     4.6  EXTINGUISHMENT OF RIGHTS

          Any certificate which immediately prior to the Effective Date represented outstanding Company Common Shares that were converted or exchanged pursuant to section 2.1 and not deposited, with all other instruments required by section 4.1 or section 4.2, on or prior to the tenth anniversary of the Effective Date shall cease to represent a claim or interest of any kind or nature as a shareholder of the Company, the Corporation or Parent. On such date, the Exchangeable Shares or Parent Common Shares to which the former registered holder of the certificate referred to in the preceding sentence was ultimately entitled shall be deemed to have been surrendered to the Corporation or Swissco, as the case may be, together with all entitlements to dividends, distributions and interests thereon held for such former registered holder.

     4.7  ELECTIONS

          (a) Subject to section 2.1(k), each record holder immediately prior to the Effective Date of Company Common Shares will be entitled to elect to receive Class B Shares for all of such shares (an "Election"). All such elections shall be made on a Letter of Transmittal and Election Form. Record holders of Company Common Shares who hold Company Common Shares as nominees, trustees or in other representative capacities (a

"Representative") may submit multiple Letters of Transmittal and Election Forms; PROVIDED, THAT, such Representative certifies that each such Letter of Transmittal and Election Form covers all the Company Common Shares held by each Representative for a particular beneficial owner.

          (b) TIMELY ELECTIONS, ETC. Elections shall be made by holders of Company Common Shares by mailing to the Depositary a Letter of Transmittal and Election Form. To be effective, a Letter of Transmittal and Election Form must be properly completed, signed and submitted to the Depositary. Parent will have the discretion, which it may delegate in whole or in part to the Depositary, to determine whether Letters of Transmittal and Election Forms have been properly completed, signed and submitted or revoked and to disregard immaterial defects in Letters of Transmittal and Election Forms. The decision of Parent (or the Depositary) in such matters shall be conclusive and binding. Neither Parent nor the Depositary will be under any obligation to notify any person of any defect in a Letter of Transmittal and Election Form submitted to the Depositary.

          (c) DEEMED NON-ELECTION. For the purposes hereof, a holder of Company Common Shares who does not submit a Letter of Transmittal and Election Form which is received by the Depositary prior to the Election Deadline (as hereinafter defined) shall be deemed not to have made an election, and shall receive Class A Shares. If Parent or the Depositary shall determine that any purported election was not properly made, such purported election shall be deemed to be of no force and effect.

          (d) MAILING. Parent and the Company shall each use their best efforts to mail the Letter of Transmittal and Election Form to all persons who become holders of Company Common Shares during the period between the record date for the Meeting and 10:00 a.m. Toronto time, on the date seven calendar days prior to the anticipated Effective Date and to make the Letter of Transmittal and Election Form available to all persons who become holders of Company Common Shares subsequent to such day and no later than the close of business on the business day prior to the Effective Date. A Letter of Transmittal and Election Form must be received by the Depositary by the close of business on the last business day prior to the Effective Date (the "Election Deadline") in order to be effective. A Letter of Transmittal and Election Form may not be revoked after receipt thereof by the Depositary.


                          ARTICLE 5--CERTAIN RIGHTS OF
                     SWISSCO TO ACQUIRE EXCHANGEABLE SHARES

     5.1  SWISSCO LIQUIDATION CALL RIGHT

          (a) Swissco shall have the overriding right (the "Liquidation Call Right"), in the event of and notwithstanding the proposed liquidation, dissolution or winding-up of the Corporation pursuant to Article 5 of the Exchangeable Share Provisions, to purchase from all but not less than all of the holders of Exchangeable Shares on the Liquidation Date all but not less than all of the Exchangeable Shares held by each such holder on payment by Swissco of an amount per share equal to (a) the Current Market Price (as defined in the Exchangeable Share Provisions) of a Parent Common Share on the last Business Day prior to the Liquidation Date, which shall be satisfied in full by causing to be delivered to such holder one Parent Common Share, plus (b) an additional amount equivalent to the full amount of all dividends declared and unpaid on such Exchangeable Share and all dividends declared on Parent Common Shares which have not been declared on such Exchangeable Shares in accordance with section 3.1 of the Exchangeable Share Provisions (collectively the "Liquidation Call Purchase Price," provided that if the record date for any such declared and unpaid dividends occurs on or after the Liquidation Date, the Liquidation Call Purchase Price shall not include such additional amount equivalent to such dividends). In the event of the exercise of the Liquidation Call Right by Swissco, each holder shall be obligated to sell all the Exchangeable Shares held by the holder to Swissco on the Liquidation Date on payment by Swissco to the holder of the Liquidation Call Purchase Price for each such share.

          (b) To exercise the Liquidation Call Right, Swissco must notify the Corporation's transfer agent (the "Transfer Agent"), as agent for the holders of Exchangeable Shares, and the Corporation of Swissco's intention to exercise such right at least 55 days before the Liquidation Date in the case of a voluntary liquidation, dissolution or winding up of the Corporation and at least five Business Days before the Liquidation Date in the case of an involuntary liquidation, dissolution or winding up of the Corporation. The Transfer Agent will notify the holders of Exchangeable Shares as to whether or not Swissco has exercised the Liquidation Call Right forthwith after the expiry of the period during which the same may be exercised by Swissco. If Swissco exercises the Liquidation Call Right, on the Liquidation Date Swissco will purchase and the holders will sell all of the Exchangeable Shares then outstanding for a price per share equal to the Liquidation Call Purchase Price.

          (c) For the purposes of completing the purchase of the Exchangeable Shares pursuant to the Liquidation Call Right, Swissco shall deposit with the Transfer Agent, on or before the Liquidation Date, certificates representing the aggregate number of Parent Common Shares deliverable by Swissco in payment of the total Liquidation Call Purchase Price and a cheque or cheques in the amount of the remaining portion, if any, of the total Liquidation Call Purchase Price.
 Provided that the total Liquidation Call Purchase Price has been so deposited with the Transfer Agent, on and after the Liquidation Date the rights of each holder of Exchangeable Shares will be limited to receiving such holder's proportionate part of the total Liquidation Call Purchase Price payable by Swissco upon presentation and surrender by the holder of certificates representing the Exchangeable Shares held by such holder and the holder shall on and after the Liquidation Date be considered and deemed for all purposes to be the holder of the Parent Common Shares delivered to it. Upon surrender to the Transfer Agent of a certificate or certificates representing Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the OBCA and the by-laws of the Corporation and such additional documents and instruments as the Transfer Agent may reasonably require, the holder of such surrendered certificate or certificates shall be entitled to receive in exchange therefor, and the Transfer Agent on behalf of Swissco shall deliver to such holder, certificates representing the Parent Common Shares to which the holder is entitled and a cheque or cheques of Swissco payable at par and in Canadian dollars at any branch of the bankers of Swissco or of the Corporation in Canada in payment of the remaining portion, if any, of the total Liquidation Call Purchase Price. If Swissco does not exercise the liquidation Call Right in the manner described above, on the Liquidation Date the holders of the Exchangeable Shares will be entitled to receive in exchange therefor the liquidation price otherwise payable by the Corporation in connection with the liquidation, dissolution or winding-up of the Corporation pursuant to Article 5 of the Exchangeable Share Provisions.

     5.2  SWISSCO REDEMPTION CALL RIGHT

          (a) Swissco shall have the overriding right (the "Redemption Call Right"), notwithstanding the proposed redemption of Exchangeable Shares by the Corporation pursuant to Article 7 of the Exchangeable Share Provisions, to purchase from all but not less than all of the holders of Exchangeable Shares to be redeemed on the Redemption Date all but not less than all of the Exchangeable Shares held by each such holder on payment by Swissco to the holder of an amount per share equal to (a) the Current Market Price (as defined in the Exchangeable Share Provisions) of a Parent Common Share on the last Business Day prior to the Redemption Date which shall be satisfied in full by causing to be delivered to such holder one Parent Common Share plus (b) an additional amount equivalent to the full amount of all dividends declared and unpaid on such Exchangeable Share and all dividends declared on Parent Common Shares that have not been declared on such Exchangeable Share in accordance with section 3.1 of the Exchangeable Share Provisions (collectively the "Redemption Call Purchase Price," provided that if the record date for any such declared and unpaid dividends occurs on or after the Redemption Date, the Redemption Call Purchase Price shall not include such additional amount equivalent to such dividends). In the event of the exercise of the Redemption Call Right by Swissco, each holder shall be obligated to sell all the Exchangeable Shares held by the holder and otherwise to be redeemed to Swissco on the Redemption Date on payment by Swissco to the holder of the Redemption Call Purchase Price for each such share.

          (b) To exercise the Redemption Call Right, Swissco must notify the Transfer Agent, as agent for the holders of Exchangeable Shares, and the Corporation of Swissco's intention to exercise such right at least 125 days before the Automatic Redemption Date (in the case of the Automatic Redemption) or at least 35 days before the Section 12(g) Redemption Date (in the case of Section 12(g) Redemption). The Transfer Agent will notify the holders of the Exchangeable Shares as to whether or not Swissco has exercised the Redemption Call Right forthwith after the expiry of the period during which the same may be exercised by Swissco. If Swissco exercises the Redemption Call Right, on the Redemption Date Swissco will purchase and the holders will sell all of the Exchangeable Shares to be redeemed for a price per share equal to the Redemption Call Purchase Price.

          (c) For the purposes of completing the purchase of Exchangeable Shares pursuant to the Redemption Call Right, Swissco shall deposit with the Transfer Agent, on or before the Redemption Date, certificates representing the aggregate number of Parent Common Shares deliverable by Swissco in payment of the total Redemption Call Purchase Price and a cheque or cheques in the amount of the remaining portion, if any, of the total Redemption Call Purchase Price. Provided that the total Redemption Call Purchase Price has been so deposited with the Transfer Agent, on and after the Redemption Date the rights of each holder of Exchangeable Shares so purchased will be limited to receiving such holder's proportionate part of the total Redemption Call Purchase Price payable by Swissco upon presentation and surrender by the holder of certificates representing the Exchangeable Shares purchased by Swissco from such holder and the holder shall on and after the Redemption Date be considered and deemed for all purposes to be the holder of the Parent Common Shares delivered to such holder. Upon surrender to the Transfer Agent of a certificate or certificates representing Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the OBCA and the by-laws of the Corporation and such additional documents and instruments as the Transfer Agent may reasonably require, the holder of such surrendered certificate or certificates shall be entitled to receive in exchange therefor, and the Transfer Agent on behalf of Swissco shall deliver to such holder, certificates representing the Parent Common Shares to which the holder is entitled and a cheque or cheques of Swissco payable at par and in Canadian dollars at any branch of the bankers of Swissco or of the Corporation in Canada in payment of the remaining portion, if any, of the total Redemption Call Purchase Price. If Swissco does not exercise the Redemption Call Right in the manner described above, on the Redemption Date the holders of the Exchangeable Shares will be entitled to receive in exchange therefor the redemption price otherwise payable by the Corporation in connection with the redemption of Exchangeable Shares pursuant to Article 7 of the Exchangeable Share Provisions.

     5.3  WITHHOLDING RIGHTS.

          Parent, Swissco and the Depositary shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Plan of Arrangement to any holder of Company Common Shares, Class A Shares, Class B Shares, or Exchangeable Shares such amounts as Parent, Swissco or the Depositary is required or permitted to deduct and withhold with respect to such payment under the United States Internal Revenue Code of 1986, as amended, the INCOME TAX ACT (Canada) or any provision of state, local, provincial or foreign tax law. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes hereof as having been paid to the holder of shares in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate taxing authority. To the extent that the amount so required or permitted to be deducted or withheld from any payment to a holder exceeds the cash portion of the consideration otherwise payable to the holder, the Parent, Swissco and the Depositary are hereby authorized to sell or otherwise dispose of at fair market value such portion of such consideration as is necessary to provide sufficient funds to the Parent, Swissco or the Depositary, as the case may be, in order to enable it to comply with such deduction or withholding requirement and Parent or the Depositary shall give an accounting to the holder with respect thereto and any balance of such proceeds of sale.

ARTICLE 6 - AMENDMENT

     6.1  PLAN OF ARRANGEMENT AMENDMENT

          The Company reserves the right to amend, modify and/or supplement this Plan at any time and from time to time provided that any such amendment, modification, or supplement must be contained in a written document which is (i) agreed to by Parent and Swissco pursuant to the Combination Agreement, (ii) filed with the Court and, if made following the Meeting, approved by the Court and (iii) communicated to holders of Company Common Shares in the manner required by the Court (if so required).

          Any amendment modification or supplement to this Plan may be proposed by the Company at any time prior to or at the Meeting (provided that Parent and Swissco shall have consented thereto) with or without any other prior notice or communication, and if so proposed and accepted by the persons voting at the Meeting (other than as may be required under the Interim Order), shall become part of this Plan for all purposes.

          Any amendment, modification or supplement to this Plan which is approved by the Court following the Meeting shall be effective only (i) if it is consented to by the Company and (ii) if it is agreed to by Parent and Swissco pursuant to the Combination Agreement.

          Any amendment, modification or supplement to this Plan may be made following the Effective Date unilaterally by the Corporation, provided that (i) it is agreed to by Parent pursuant to the Combination Agreement and (ii) it concerns a matter which, in the reasonable opinion of the Corporation, is of an administrative nature required to better give effect to the implementation of this Plan of Arrangement and is not adverse to the financial or economic interests of the holders of Exchangeable Shares.

                              ARTICLE 7 - GUARANTY

     7.1  GUARANTY

          Parent hereby unconditionally and irrevocably guarantees the full and punctual performance of all of Swissco's obligations hereunder. Swissco may assign all or a portion of its rights and obligations hereunder to Parent without the consent of the Corporation or holders of Exchangeable Shares.

                         APPENDIX TO PLAN OF ARRANGEMENT
                             OF ALIAS RESEARCH INC.

                     PROVISIONS ATTACHING TO CLASS A SHARES

          The Class A common shares in the capital of the Corporation shall have attached thereto the following rights, privileges, restrictions and conditions:

          DIVIDENDS

          Subject to the prior rights of the holders of any shares ranking senior to the Class A common shares with respect to priority in the payment of dividends, the holders of Class A common shares shall be entitled to receive dividends and the Corporation shall pay dividends thereon, as and when declared by the board of directors of the Corporation out of moneys properly applicable to the payment of dividends, in such amount and in such form as the board of directors may from time to time determine and all dividends which the directors may declare on the Class A common shares shall be declared and paid in equal amounts per share on all Class A common shares at the time outstanding.

          DISSOLUTION

          In the event of the dissolution, liquidation or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of assets of the Corporation among its shareholders for the purpose of winding up its affairs, subject to the prior rights of the holders of the Exchangeable Non-Voting Shares and to any other shares ranking senior to the Class A common shares with respect to priority in the distribution of assets upon dissolution, liquidation or winding-up, the holders of the Class A common shares shall be entitled to receive the remaining property and assets of the Corporation rateably with the holders of the Class B common shares.

          VOTING RIGHTS

          The holders of the Class A common shares shall be entitled to receive notice of and to attend all meetings of the shareholders of the Corporation and shall have one vote for each common share held at all meetings of the shareholders of the Corporation, except for meetings at which only holders of another specified class or series of shares of the Corporation are entitled to vote separately as a class or series.

                     PROVISIONS ATTACHING TO CLASS B SHARES

          The Class B common shares in the capital of the Corporation shall have attached thereto the following rights, privileges, restrictions and conditions:

          DIVIDENDS

          Subject to the prior rights of the holders of any shares ranking senior to the Class B common shares with respect to priority in the payment of dividends, the holders of Class B common shares shall be entitled to receive dividends and the Corporation shall pay dividends thereon, as and when declared by the board of directors of the Corporation out of moneys properly applicable to the payment of dividends, in such amount and in such form as the board of directors may from time to time determine and all dividends which the directors may declare on the Class B common shares shall be declared and paid in equal amounts per share on all Class B common shares at the time outstanding.

          DISSOLUTION

          In the event of the dissolution, liquidation or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of assets of the Corporation among its shareholders for the purpose of winding up its affairs, subject to the prior rights of the holders of the Exchangeable Non-Voting Shares and to any other shares ranking senior to the Class B common shares with respect to priority in the distribution of assets upon dissolution, liquidation or winding-up, the holders of the Class B common shares shall be entitled to receive the remaining property and assets of the Corporation rateably with the holders of the Class A common shares.

          VOTING RIGHTS

          Except where specifically provided by the BUSINESS CORPORATION ACT (Ontario), the holders of the Class B common shares shall not be entitled to receive notice of or to attend meetings of the shareholders of the Corporation and shall not be entitled to vote at any meeting of shareholders of the Corporation.

                   PROVISIONS ATTACHING TO EXCHANGEABLE SHARES

          The Exchangeable Non-Voting Shares in the capital of the Corporation shall have the following rights, privileges, restrictions and conditions:

                                    ARTICLE 1
                                 INTERPRETATION

For the purposes of these share provisions:

               1.1 "AFFILIATE" of any person means any other person directly or indirectly controlled by, or under common control of, that person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control of"), as applied to any person, means the possession by another person, directly or indirectly, of the power to direct or cause the direction of the management and policies of that first mentioned person, whether through the ownership of voting securities, by contract or otherwise.

               "AUTOMATIC REDEMPTION DATE" means the date for the automatic redemption by the Corporation of Exchangeable Shares pursuant to Article 7
     of these share provisions, which date shall be              , 2006, unless
     (a) such date shall be extended at any time or from time to time to a specified later date by the Board of Directors or (b) such date shall be accelerated at any time to a specified earlier date by the Board of Directors if at such time there are less than 500,000 Exchangeable Shares outstanding (other than Exchangeable Shares held by Parent and its Affiliates and as such number of shares may be adjusted as deemed appropriate by the Board of Directors to give effect to any subdivision or consolidation of or stock dividend on the Exchangeable Shares, any issue or distribution of rights to acquire Exchangeable Shares or securities exchangeable for or convertible into Exchangeable Shares, any issue or distribution of other securities or rights or evidences of indebtedness or assets, or any other capital reorganization or other transaction affecting the Exchangeable Shares), in each case upon at least 60 days' prior written notice of any such extension or acceleration, as the case may be, to the registered holders of the Exchangeable Shares, in which case the Automatic Redemption Date shall be such later or earlier date; provided, however, that the accidental failure or omission to give any such notice of extension or acceleration, as the case may be, to less than 10% of such holders of Exchangeable Shares shall not affect the validity of such extension or acceleration.

               "BOARD OF DIRECTORS" means the Board of Directors of the Corporation.

               "BUSINESS DAY" means any day other than a Saturday, a Sunday or a day when banks are not open for business in either or both of San Francisco, California and Toronto, Ontario.

               "CANADIAN DOLLAR EQUIVALENT" means in respect of an amount expressed in a foreign currency (the "Foreign Currency Amount") at any date the product obtained by multiplying (a) the Foreign Currency Amount by (b) the noon spot exchange rate on such date for such foreign currency expressed in Canadian dollars as reported by the Bank of Canada or, in the event such spot exchange rate is not available, such exchange rate on such date for such foreign currency expressed in Canadian dollars as may be deemed by the Board of Directors to be appropriate for such purpose.

               "CLASS A SHARES" mean the Class A voting common shares of the Corporation.

               "CLASS B SHARES" means the Class B non-voting common shares of the Corporation.

               "CORPORATION" means Alias Research Inc., a corporation amalgamated under the laws of the Province of Ontario.

               "CURRENT MARKET PRICE" means, in respect of a Parent Common Share on any date, the Canadian Dollar Equivalent of the average of the closing prices of Parent Common Shares on the New York Stock Exchange on each of the thirty (30) consecutive trading days ending not more than five trading days before such date, or, if the Parent Common Shares are not then listed, on such other stock exchange or automated quotation system on which the Parent Common Shares are listed or quoted, as the case may be, as may be selected by the Board of Directors for such purpose; PROVIDED, HOWEVER, that if there is no public distribution or trading activity of Parent Common Shares during such period, then the Current Market Price of a Parent Common Share shall be determined by the Board of Directors based upon the advice of such qualified independent financial advisors as the Board of Directors may deem to be appropriate, and PROVIDED, FURTHER that any such selection, opinion or determination by the Board of Directors shall be conclusive and binding.

               "EXCHANGEABLE SHARES" mean the Exchangeable Non-Voting Shares of the Corporation having the rights, privileges, restrictions and conditions set forth herein.

               "LIQUIDATION AMOUNT" has the meaning ascribed thereto in Section
     5.1 of these share provisions.

               "LIQUIDATION CALL RIGHT" has the meaning ascribed thereto in the Plan of Arrangement.

               "LIQUIDATION DATE" has the meaning ascribed thereto in Section
     5.1 of these share provisions.

               "PARENT" means Silicon Graphics, Inc., a corporation organized and existing under the laws of the State of Delaware, and any successor corporation.

               "PARENT (SWISSCO) CALL NOTICE" has the meaning ascribed thereto in Section 6.3 of these share provisions.

               "PARENT COMMON SHARES" mean the shares of common stock of Parent with a par value of U.S. $0.001 per share, having voting rights of one vote per share, and any other securities into which such shares may be changed.

               "PARENT DIVIDEND DECLARATION DATE" means the date on which the Board of Directors of Parent declares any dividend on the Parent Common Shares.

               "PARENT SPECIAL SHARE" means the one share of Series E Preferred Stock of Parent with a par value of U.S.$0.001 and having voting rights at meetings of holders of Parent Common Shares equal to the number of Exchangeable Shares outstanding from time to time (other than Exchangeable Shares held by Parent and its Affiliates) to be issued to and voted by, the Trustee pursuant to the Voting and Exchange Trust Agreement.

               "PLAN OF ARRANGEMENT" means the plan of arrangement relating to the arrangement of the Corporation under section 182 of the Business Corporations Act (Ontario), to which plan these share provisions are attached.

               "PURCHASE PRICE" has the meaning ascribed thereto in Section 6.3 of these share provisions.

               "REDEMPTION CALL RIGHT" has the meaning ascribed thereto in the Plan of Arrangement.

               "REDEMPTION PRICE" has the meaning ascribed thereto in Section
     7.1 of these share provisions.

               "RETRACTED SHARES" has the meaning ascribed thereto in Section
     6.1 of these share provisions.

               "RETRACTION CALL RIGHT" has the meaning ascribed thereto in
     Section 6.1 of these share provisions.

               "RETRACTION DATE" has the meaning ascribed thereto in Section 6.1(b) of these share provisions.

               "RETRACTION PRICE" has the meaning ascribed thereto in Section
     6.1 of these share provisions.

               "RETRACTION REQUEST" has the meaning ascribed thereto in Section
     6.1 of these share provisions.

               "SUPPORT AGREEMENT" means the Support Agreement between Parent, Swissco and the Corporation, made as of _____ __, 1995.

               "SWISSCO" means Silicon Graphics Manufacturing S.A.

               "TRANSFER AGENT" means _______, or such other person as may from time to time be the registrar and transfer agent for the Exchangeable Shares.

               "TRUSTEE" means _______, a corporation organized and existing under the laws of Canada and any successor trustee appointed under the Voting and Exchange Trust Agreement.

               "VOTING AND EXCHANGE TRUST AGREEMENT" means the Voting and Exchange Trust Agreement between the Corporation, Parent, Swissco and the Trustee, made as of _________, 1995.


                                    ARTICLE 2
                         RANKING OF EXCHANGEABLE SHARES

          2.1 The Exchangeable Shares shall be entitled to a preference over the Class A Shares, the Class B Shares and any other shares ranking junior to the Exchangeable Shares with respect to the payment of dividends and the distribution of assets in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs.

                                    ARTICLE 3
                                    DIVIDENDS

          3.1 A holder of an Exchangeable Share shall be entitled to receive and the Board of Directors shall, subject to applicable law, on each Parent Dividend Declaration Date, declare a dividend on each Exchangeable Share (a) in the case of a cash dividend declared on the Parent Common Shares, in an amount in cash for each Exchangeable Share equal to the Canadian Dollar Equivalent on the Parent Dividend Declaration Date of the cash dividend declared on each Parent Common Share or (b) in the case of a stock dividend declared on the Parent Common Shares to be paid in Parent Common Shares, in such number of Exchangeable Shares for each Exchangeable Share as is equal to the number of Parent Common Shares to be paid on each Parent Common Share or (c) in the case of a dividend declared on the Parent Common Shares in property other than cash or Parent Common Shares, in such type and amount of property for each Exchangeable Share as is the same as or economically equivalent to (to be determined by the Board of Directors as contemplated by Section 2.7 of the Support Agreement) the type and amount of property declared as a dividend on each Parent Common Share. Such dividends shall be paid out of money, assets or property of the Corporation properly applicable to the payment of dividends, or out of authorized but unissued shares of the Corporation. Any dividend which should have been declared on the Exchangeable Shares pursuant to this section
3.1 but was not so declared due to the provisions of applicable law shall be declared and paid by the Corporation on a subsequent date or dates determined by the Board of Directors.

          3.2 Cheques of the Corporation payable at par at any branch of the bankers of the Corporation shall be issued in respect of any cash dividends contemplated by Section 3. 1(a) hereof and the sending of such a cheque to each holder of an Exchangeable Share shall satisfy the cash dividend represented thereby unless the cheque is not paid on presentation. Certificates registered in the name of the registered holder of Exchangeable Shares shall be issued or transferred in respect of any stock dividends contemplated by Section 3.1(b) hereof and the sending of such a certificate to each holder of an Exchangeable Share shall satisfy the stock dividend represented thereby. Such other type and amount of property in respect of any dividends contemplated by Section 3.1(c) hereof shall be issued, distributed or transferred by the Corporation in such manner as it shall determine and the issuance, distribution or transfer thereof by the Corporation to each holder of an Exchangeable Share shall satisfy the dividend represented thereby. No holder of an Exchangeable Share shall be entitled to recover by action or other legal process against the Corporation any dividend that is represented by a cheque that has not been duly presented to the Corporation's bankers for payment or that otherwise remains unclaimed for a period of six years from the date on which such dividend was payable.

          3.3 The record date for the determination of the holders of Exchangeable Shares entitled to receive payment of, and the payment date for, any dividend declared on the Exchangeable Shares under Section 3.1 hereof shall be the same dates as the record date and payment date, respectively, for the corresponding dividend declared on the Parent Common Shares.

          3.4 If on any payment date for any dividends declared on the Exchangeable Shares under Section 3.1 hereof the dividends are not paid in full on all of the Exchangeable Shares then outstanding, any such dividends that remain unpaid shall be paid on a subsequent date or dates determined by the Board of Directors on which the Corporation shall have sufficient moneys, assets or property properly applicable to the payment of such dividends.

                                    ARTICLE 4
                              CERTAIN RESTRICTIONS

          4.1 So long as any of the Exchangeable Shares are outstanding, the Corporation shall not at any time without, but may at any time with, the approval of the holders of the Exchangeable Shares given as specified in Section
10.2 of these share provisions:

               (a) pay any dividends on the Class A Shares, the Class B Shares or any other shares ranking junior to the Exchangeable Shares, other than stock dividends payable in Class A Shares, Class B Shares or any such other shares ranking junior to the Exchangeable Shares, as the case may be;

               (b) redeem or purchase or make any capital distribution in respect of Class A Shares, Class B Shares or any other shares ranking junior to the Exchangeable Shares;

               (c) redeem or purchase any other shares of the Corporation ranking equally with the Exchangeable Shares with respect to the payment of dividends or on any liquidation distribution; or

               (d) issue any Exchangeable Shares or any other shares of the Corporation ranking equally with respect to the payment of dividends or on any liquidation distribution, or superior to, the Exchangeable Shares other than by way of stock dividends to the holders of such Exchangeable Shares or as contemplated by the Support Agreement.

The restrictions in Sections 4.1(a), 4.1(b) and 4.1(c) above shall not apply if all dividends on the outstanding Exchangeable Shares corresponding to dividends declared to date on the Parent Common Shares shall have been declared on the Exchangeable Shares and paid in full.

                                    ARTICLE 5
                           DISTRIBUTION ON LIQUIDATION

          5.1 In the event of the liquidation, dissolution or winding-up of the Corporation or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs, a holder of Exchangeable Shares shall be entitled, subject to applicable law, to receive from the assets of the Corporation in respect of each Exchangeable Share held by such holder on the effective date (the "Liquidation Date") of such liquidation, dissolution or winding-up, before any distribution of any part of the assets of the Corporation among the holders of the Class A Shares, the Class B Shares or any other shares ranking junior to the Exchangeable Shares, an amount per share equal to (a) the Current Market Price of a Parent Common Share on the last Business Day prior to the Liquidation Date, which shall be satisfied in full by the Corporation causing to be delivered to such holder one Parent Common Share, plus (b) an additional amount equivalent to the full amount of all declared and unpaid dividends on each such Exchangeable Share and all dividends declared on Parent Common Shares which have not been declared on such Exchangeable Shares in accordance with section 3.1 of the Exchangeable Share Provisions (collectively the "Liquidation Amount," provided that if the record date for any such declared and unpaid dividends occurs on or after the Liquidation Date the Liquidation Amount shall not include such additional amount equivalent to such dividends).

          5.2 On or promptly after the Liquidation Date, and subject to the exercise by Swissco of the Liquidation Call Right, the Corporation shall cause to be delivered to the holders of the Exchangeable Shares the Liquidation Amount (less any tax required to be deducted and withheld therefrom by the Corporation) for each such Exchangeable Share upon presentation and surrender of the certificates representing such Exchangeable Shares together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the BUSINESS CORPORATIONS ACT (Ontario) and the by-laws of the Corporation and such additional documents and instruments as the Transfer Agent may be specified by the Corporation by notice to the holders of the Exchangeable Shares. Payment of the total Liquidation Amount for such Exchangeable Shares shall be made by delivery to each holder, at the address of the holder recorded in the securities register of the Corporation for the Exchangeable Shares or by holding for pick up by the holder at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation by notice to the holders of Exchangeable Shares, on behalf of the Corporation of certificates representing Parent Common Shares (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance) and a cheque of the Corporation payable at par at any branch of the bankers of the Corporation in respect of the amount equivalent to the full amount of all declared and unpaid dividends and all dividends declared on Parent Common Shares which have not been declared on such Exchangeable Shares in accordance with section 3.1 of the Exchangeable Share Provisions, comprising part of the total Liquidation Amount (less any tax required to be deducted and withheld therefrom by the Corporation). On and after the Liquidation Date, the holders of the Exchangeable Shares shall cease to be holders of such Exchangeable Shares and shall not be entitled to exercise any of the rights of holders in respect thereof, other than the right to receive their proportionate part of the total Liquidation Amount, unless payment of the total Liquidation Amount for such Exchangeable Shares shall not be made upon presentation and surrender of share certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected until the total Liquidation Amount has been paid in the manner hereinbefore provided. The Corporation shall have the right at any time after the Liquidation Date to deposit or cause to be deposited the total Liquidation Amount in respect of the Exchangeable Shares represented by certificates that have not at the Liquidation Date been surrendered by the holders thereof in a custodial account with any chartered bank or trust company in Canada. Upon such deposit being made, the rights of the holders of Exchangeable Shares after such deposit shall be limited to receiving their proportionate part of the total Liquidation Amount (less any tax required to be deducted and withheld therefrom) for such Exchangeable Shares so deposited, against presentation and surrender of the said certificates held by them, respectively, in accordance with the foregoing provisions. Upon such payment or deposit of the total Liquidation Amount, the holders of the Exchangeable Shares shall thereafter be considered and deemed for all purposes to be the holders of the Parent Common Shares delivered to them. To the extent that the amount of tax required to be deducted or withheld from any payment to a holder of Exchangeable Shares exceeds the cash portion of such payment, the Corporation is hereby authorized to sell or otherwise dispose of at fair market value such portion of the property then payable to the holder as is necessary to provide sufficient funds to the Corporation in order to enable it to comply with such deduction or withholding requirement and the Corporation shall give an accounting to the holder with respect thereto and any balance of such proceeds of sale.

       5.3 After the Corporation has satisfied its obligations to pay the holders of the Exchangeable Shares the Liquidation Amount per Exchangeable Share pursuant to Section 5.1 of these share provisions, such holders shall not be entitled to share in any further distribution of the assets of the Corporation.

ARTICLE 6
                   RETRACTION OF EXCHANGEABLE SHARES BY HOLDER

          6.1 A holder of Exchangeable Shares shall be entitled at any time, subject to applicable law and the exercise by Swissco of the Retraction Call Right and otherwise upon compliance with the provisions of this Article 6, to require the Corporation to redeem any or all of the Exchangeable Shares registered in the name of such holder for an amount per share equal to (a) the Current Market Price of a Parent Common Share on the last Business Day prior to the Retraction Date, which shall be satisfied in full by the Corporation causing to be delivered to such holder one Parent Common Share for each Exchangeable Share presented and surrendered by the holder, plus (b) an additional amount equivalent to the full amount of all dividends declared and unpaid thereon and all dividends declared on Parent Common Shares which have not been declared on such Exchangeable Shares in accordance with section 3.1 of the Exchangeable Share Provisions (collectively the "Retraction Price," provided that if the record date for any such declared and unpaid dividends occurs on or after the Retraction Date the Retraction Price shall not include such additional amount equivalent to such dividends). To effect such redemption, the holder shall present and surrender at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation by notice to the holders of Exchangeable Shares the certificate or certificates representing the Exchangeable Shares which the holder desires to have the Corporation redeem, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the BUSINESS CORPORATIONS ACT (Ontario) and the by-laws of the Corporation and such additional documents and instruments as the transfer Agent may reasonably require, and together with a duly executed statement (the "Retraction Request") in such form as may be acceptable to the
Corporation:

               (a) specifying that the holder desires to have all or any number specified therein of the Exchangeable Shares represented by such certificate or certificates (the "Retracted Shares") redeemed by the Corporation;

               (b) stating the Business Day on which the holder desires to have the Corporation redeem the Retracted Shares (the "Retraction Date"), provided that the Retraction Date shall be not less than five Business Days nor more than 10 Business Days after the date on which the Retraction Request is received by the Corporation and further provided that, in the event that no such Business Day is specified by the holder in the Retraction Request, the Retraction Date shall be deemed to be the tenth Business Day after the date on which the Retraction Request is received by the Corporation; and

               (c) acknowledging the overriding right (the "Retraction Call Right") of Swissco to purchase all but not less than all the Retracted Shares directly from the holder and that the Retraction Request shall be deemed to be a revocable offer by the holder to sell the Retracted Shares to Swissco in accordance with the Retraction Call Right on the terms and conditions set out in Section 6.3 below.

          6.2 Subject to the exercise by Swissco of the Retraction Call Right, upon receipt by the Corporation or the Transfer Agent in the manner specified in
Section 6.1 hereof of a certificate or certificates representing the number of Exchangeable Shares which the holder desires to have the Corporation redeem, together with a Retraction Request, and provided that the Retraction Request is not revoked by the holder in the manner specified in Section 6.7, the Corporation shall redeem the Retracted Shares effective at the close of business on the Retraction Date and shall cause to be delivered to such holder the total Retraction Price with respect to such shares. If only a part of the Exchangeable Shares represented by any certificate are redeemed (or purchased by Swissco pursuant to the Retraction Call Right), a new certificate for the balance of such Exchangeable Shares shall be issued to the holder at the expense of the Corporation.

          6.3 Upon receipt by the Corporation of a Retraction Request, the Corporation shall immediately notify Swissco and Parent thereof. In order to exercise the Retraction Call Right, Parent or Swissco must notify the Corporation in writing of Swissco's determination to do so (the "Parent (Swissco) Call Notice") within two Business Days of notification to Parent and Swissco by the Corporation of the receipt by the Corporation of the Retraction Request. If Parent or Swissco does not so notify the Corporation within such two Business Day period, the Corporation will notify the holder as soon as possible thereafter that Swissco will not exercise the Retraction Call Right.
If Parent or Swissco delivers the Parent (Swissco) Call Notice within such two Business Day time period, and provided that the Retraction Request is not revoked by the holder in the manner specified in Section 6.7, the Retraction Request shall thereupon be considered only to be an offer by the holder to sell the Retracted Shares to Swissco in accordance with the Retraction Call Right. In such event, the Corporation shall not redeem the Retracted Shares and Swissco shall purchase from such holder and such holder shall sell to Swissco on the Retraction Date the Retracted Shares for a purchase price (the "Purchase Price") per share equal to the Retraction Price per share. For the purposes of completing a purchase pursuant to the Retraction Call Right, Swissco shall deposit with the Transfer Agent, on or before the Retraction Date, certificates representing Parent Common Shares and a cheque in the amount of the remaining portion, if any, of the total Purchase Price. Provided that the total Purchase Price has been so deposited with the Transfer Agent, the closing of the purchase and sale of the Retracted Shares pursuant to the Retraction Call Right shall be deemed to have occurred as at the close of business on the Retraction Date and, for greater certainty, no redemption by the Corporation of such Retracted Shares shall take place on the Retraction Date. In the event that neither Parent nor Swissco delivers a Parent (Swissco) Call Notice within such two Business Day period, and provided that Retraction Request is not revoked by the holder in the manner specified in

Section 6.7, the Corporation shall redeem the Retracted Shares on the Retraction Date and in the manner otherwise contemplated in this Article 6.

          6.4 The Corporation or Swissco, as the case may be, shall deliver or cause the Transfer Agent to deliver to the relevant holder, at the address of the holder recorded in the securities register of the Corporation for the Exchangeable Shares or at the address specified in the holder's Retraction Request or by holding for pick up by the holder at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation by notice to the holders of Exchangeable Shares, certificates representing the Parent Common Shares (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance) registered in the name of the holder or in such other name as the holder may request in payment of the total Retraction Price or the total Purchase Price, as the case may be, and a cheque of the Corporation payable at par at any branch of the bankers of the Corporation in payment of the remaining portion, if any, of the total Retraction Price (less any tax required to be deducted and withheld therefrom by the Corporation) or a cheque of Swissco payable at par and in Canadian dollars at any branch of the bankers of Swissco or of the Corporation in Canada in payment of the remaining portion, if any, of the total Purchase Price, as the case may be, and such delivery of such certificates and cheque on behalf of the Corporation or by Swissco, as the case may be, or by the Transfer Agent shall be deemed to be payment of and shall satisfy and discharge all liability for the total Retraction Price or total Purchase Price, as the case may be, to the extent that the same is represented by such share certificates and cheque (less any tax required and in fact deducted and withheld therefrom and remitted to the proper tax authority), unless such cheque is not paid on due presentation. To the extent that the amount of tax required to be deducted or withheld from any payment to a holder of Exchangeable Shares exceeds the cash portion of such payment, the Corporation or Swissco, as the case may be, is hereby authorized to sell or otherwise dispose of at fair market value such portion of the property then payable to the holder as is necessary to provide sufficient funds to the Corporation in order to enable it to comply with such deduction or withholding requirement and shall give an accounting to the holder with respect thereto and any balance of such proceeds of sale.

          6.5 On and after the close of business on the Retraction Date, the holder of the Retracted Shares shall cease to be a holder of such Retracted Shares and shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive his proportionate part of the total Retraction Price or total Purchase Price, as the case may be, unless upon presentation and surrender of certificates in accordance with the foregoing provisions, payment of the total Retraction Price or the total Purchase Price, as the case may be, shall not be made, in which case the rights of such holder shall remain unaffected until the total Retraction Price or the total Purchase Price, as the case may be, has been paid in the manner hereinbefore provided. On and after the close of business on the Retraction Date, provided that presentation and surrender of certificates and payment of the total Retraction Price or the total Purchase Price, as the case may be, has been made in accordance with the foregoing provisions, the holder of the Retracted Shares so redeemed by the Corporation or purchased by Swissco shall thereafter be considered and deemed for all purposes to be a holder of the Parent Common Shares delivered to it.

          6.6 Notwithstanding any other provision of this Article 6, the Corporation shall not be obligated to redeem Retracted Shares specified by a holder in a Retraction Request to the extent that such redemption of Retracted Shares would be contrary to solvency requirements or other provisions of applicable law. If the Corporation believes that on any Retraction Date it would not be permitted by any of such provisions to redeem the Retracted Shares tendered for redemption on such date, and provided that Swissco shall not have exercised the Retraction Call Right with respect to the Retracted Shares, the Corporation shall only be obligated to redeem Retracted Shares specified by a holder in a Retraction Request to the extent of the maximum number that may be so redeemed (rounded down to a whole number of shares) as would not be contrary to such provisions and shall notify the holder at least two Business Days prior to the Retraction Date as to the number of Retracted Shares which will not be redeemed by the Corporation. In any case in which the redemption by the Corporation of Retracted Shares would be contrary to solvency requirements or other provisions of applicable law, the Corporation shall redeem Retracted Shares in accordance with Section 6.2 of these share provisions on a pro rata basis and shall issue to each holder of Retracted Shares a new certificate, at the expense of the Corporation, representing the Retracted Shares not redeemed by the Corporation pursuant to Section 6.2 hereof. Provided that the Retraction Request is not revoked by the holder in the manner specified in Section 6.7, the holder of any such Retracted Shares not redeemed by the Corporation pursuant to
Section 6.2 of these share provisions as a result of solvency requirements of applicable law shall be deemed by giving the Retraction Request to require Swissco to purchase such Retracted Shares from such holder on the Retraction Date or as soon as practicable thereafter on payment by Swissco to such holder of the Purchase Price for each such Retracted Share, all as more specifically provided in the Voting and Exchange Trust Agreement.

          6.7 A holder of Retracted Shares may, by notice in writing given by the holder to the Corporation before the close of business on the Business Day immediately preceding the Retraction Date, withdraw its Retraction Request in which event such Retraction Request shall be null and void and, for greater certainty, the revocable offer constituted by the Retraction Request to sell the Retracted Shares to Swissco shall be deemed to have been revoked.

                                    ARTICLE 7
              REDEMPTION OF EXCHANGEABLE SHARES BY THE CORPORATION

          7.1 Subject to applicable law, and subject to the exercise by Swissco of the Redemption Call Right, (a) the Corporation shall on the Automatic Redemption Date redeem (the "Automatic Redemption") the whole of the then outstanding Exchangeable Shares for an amount per share equal to (i) the Current Market Price of a Parent Common Share on the last Business Day prior to the Automatic Redemption Date, which shall be satisfied in full by the Corporation causing to be delivered to each holder of Exchangeable Shares one Parent

Common Share for each Exchangeable Share held by such holder, plus (ii) an additional amount equivalent to the full amount of all declared and unpaid dividends thereon and all dividends declared on Parent Common Shares which have not been declared on such Exchangeable Shares in accordance with section 3.1 of the Exchangeable Share Provisions (collectively the "Redemption Price," provided that if the record date for any such declared and unpaid dividends occurs on or after the Redemption Date the Redemption Price shall not include such additional amount equivalent to such dividends), and (b) the Corporation may, at any time when the Corporation reasonably determines that Exchangeable Shares are "held of record" (as such term is defined in Rule 12g5-1 promulgated under the United States Securities Exchange Act of 1934, as amended (the "Exchange Act")) by 500 or more persons ("Record Holders"), redeem (a "Section 12(g) Redemption") that portion of the then outstanding Exchangeable Shares held by that number of Record Holders equal to the difference of (A) the total number of Record Holders and (B) 499, or such smaller number that the Corporation reasonably determines is necessary to take the position that it need not register the Exchangeable Shares pursuant to Section 12(g) of the Exchange Act, the identity of such Record Holders to be determined by the Corporation by lot or other fair method of random determination, for an amount per share equal to the Redemption Price.

          7.2  In any case of any redemption of Exchangeable Shares under this
Article 7, the Corporation shall, at least 120 days before the Automatic Redemption Date (in the case of the Automatic Redemption), or at least 30 days before the date of a Section 12(g) Redemption (a "Section 12(g) Redemption Date"; the Automatic Redemption Date or a Section 12(g) Redemption Date, as applicable, being referred to as a "Redemption Date"), send or cause to be sent to each holder of Exchangeable Shares to be redeemed a notice in writing of the redemption by the Corporation or the purchase by Swissco under the Redemption Call Right, as the case may be, of the Exchangeable Shares held by such holder. Such notice shall set out the formula for determining the Redemption Price or the Redemption Call Purchase Price, as the case may be, the Redemption Date and, if applicable, particulars of the Redemption Call Right. On or after the Redemption Date and subject to the exercise by Swissco of the Redemption Call Right, the Corporation shall cause to be delivered to the holders of the Exchangeable Shares to be redeemed the Redemption Price (less any tax required to be deducted and withheld therefrom by the Corporation) for each such Exchangeable Share upon presentation and surrender at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation in such notice of the certificates representing such Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the BUSINESS CORPORATIONS ACT (Ontario) and the by-laws of the Corporation and such additional documents and instruments as the Transfer Agent may reasonably require. Payment of the total Redemption Price for such Exchangeable Shares shall be made by delivery to each holder, at the address of the holder recorded in the securities register of the Corporation or by holding for pick up by the holder at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation in such notice, on behalf of the Corporation of certificates representing Parent Common Shares (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance) and a cheque of the Corporation payable at par at any branch of the bankers of the Corporation in respect of the additional amount equivalent to the full amount of all declared and unpaid dividends and all dividends declared on Parent Common Shares which have not been declared on such Exchangeable Shares in accordance with section 3.1 of the Exchangeable Share Provisions comprising part of the total Redemption Price (less any tax required to be deducted and withheld therefrom by the Corporation). On and after the Redemption Date, the holders of the Exchangeable Shares called for redemption shall cease to be holders of such Exchangeable Shares and shall not be entitled to exercise any of the rights of holders in respect thereof, other than the right to receive their proportionate part of the total Redemption Price, unless payment of the total Redemption Price for such Exchangeable Shares shall not be made upon presentation and surrender of certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected until the total Redemption Price has been paid in the manner hereinbefore provided. The Corporation shall have the right at any time after the sending of notice of its intention to redeem Exchangeable Shares as aforesaid to deposit or cause to be deposited the total Redemption Price of the Exchangeable Shares so called for redemption, or of such of the said Exchangeable Shares represented by certificates that have not at the date of such deposit been surrendered by the holders thereof in connection with such redemption, in a custodial account with any chartered bank or trust company in Canada named in such notice. Upon the later of such deposit being made and the Redemption Date, the Exchangeable Shares in respect whereof such deposit shall have been made shall be redeemed and the rights of the holders thereof after such deposit or Redemption Date, as the case may be, shall be limited to receiving their proportionate part of the total Redemption Price (less any tax required to be deducted and withheld therefrom by the Corporation) for such Exchangeable Shares so deposited, against presentation and surrender of the said certificates held by them, respectively, in accordance with the foregoing provisions upon such payment or deposit of the total Redemption Price, the holders of the Exchangeable Shares shall thereafter be considered and deemed for all purposes to be holders of the Parent Common Shares delivered to them. To the extent that the amount of tax required to be deducted or withheld from any payment to a holder of Exchangeable Shares exceeds the cash portion of such payment, the Corporation is hereby authorized to sell or otherwise dispose of at fair market value such portion of the property then payable to the holder as is necessary to provide sufficient funds to the Corporation in order to enable it to comply with such deduction or withholding requirement and shall give an accounting to the holder with respect thereto and any balance of such proceeds of sale.

                                    ARTICLE 8
                            PURCHASE FOR CANCELLATION

          8.1 Subject to applicable law and the articles of the Corporation, the Corporation may at any time and from time to time purchase for cancellation all or any part of the outstanding Exchangeable Shares at any price by tender to all the holders of record of Exchangeable Shares then outstanding or through the facilities of any stock exchange on which the Exchangeable Shares are listed or quoted at any price per share together with an amount equal to all declared and unpaid dividends thereon. If in response to an invitation for tenders under the provisions of this Section 8.1, more Exchangeable Shares are tendered at a price or prices acceptable to the Corporation than the Corporation is prepared to purchase, the Exchangeable Shares to be purchased by the Corporation shall be purchased as nearly as may be pro rata according to the number of shares tendered by each holder who submits a tender to the Corporation, provided that when shares are tendered at different prices, the pro rating shall be effected (disregarding fractions) only with respect to the shares tendered at the price at which more shares were tendered than the Corporation is prepared to purchase after the Corporation has purchased all the shares tendered at lower prices. If part only of the Exchangeable Shares represented by any certificate shall be purchased, a new certificate for the balance of such shares shall be issued at the expense of the Corporation.

                                   ARTICLE 9
                                  VOTING RIGHTS

          9.1 Except as required by applicable law, the holders of the Exchangeable Shares shall not be entitled as such to receive notice of or to attend any meeting of the shareholders of the Corporation or to vote at any such meeting.


          9.2 Pursuant to the Voting and Exchange Trust Agreement (which by this reference is incorporated into the rights, privileges, restrictions and conditions attaching to the Exchangeable Shares as if set forth herein in its entirety) the holders of Exchangeable Shares (other than the Parent, its subsidiaries and Affiliates) shall be entitled to receive notice of and instruct the Trustee under the Voting and Exchange Trust Agreement to exercise voting rights at meetings of holders of Parent Common Shares, all as provided for in the Voting and Exchange Trust Agreement.


                                   ARTICLE 10
                             AMENDMENT AND APPROVAL

          10.1 The rights, privileges, restrictions and conditions attaching to the Exchangeable Shares may be added to, changed or removed but only with the approval of the holders of the Exchangeable Shares given as hereinafter specified.

          10.2 Any approval given by the holders of the Exchangeable Shares to add to, change or remove any right, privilege, restriction or condition attaching to the Exchangeable Shares or any other matter requiring the approval or consent of the holders of the Exchangeable Shares shall be deemed to have been sufficiently given if it shall have been given in accordance with applicable law subject to a minimum requirement that such approval be evidenced by resolution passed by not less than two-thirds of the votes cast on such resolution at a meeting of holders of Exchangeable Shares duly called and held at which the holders of at least 50% of the outstanding Exchangeable Shares at that time are present or represented by proxy; provided that if at any such meeting the holders of at least 50% of the outstanding Exchangeable Shares at that time are not present or represented by proxy within one-half hour after the time appointed for such meeting then the meeting shall be adjourned to such date not less than 10 days thereafter and to such time and place as may be designated by the Chairman of such meeting. At such adjourned meeting the holders of Exchangeable Shares present or represented by proxy thereat may transact the business for which the meeting was originally called and a resolution passed thereat by the affirmative vote of not less than two-thirds of the votes cast on such resolution at such meeting shall constitute the approval or consent of the holders of the Exchangeable Shares.

          10.3 Exchangeable Shares held by Parent, Swissco or their Affiliates shall not be included for the purposes of determining a quorum, and shall not vote, in connection with any approval contemplated by Section 10.2 of these share provisions.


                                   ARTICLE 11
 RECIPROCAL CHANGES, ETC. IN RESPECT OF PARENT COMMON SHARES

          11.1 (a) Pursuant to the Support Agreement, Parent will not without the prior approval of the Corporation and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 10.2 of these share provisions:

               (i) issue or distribute Parent Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire Parent Common Shares) to the holders of all or substantially all of the then outstanding Parent Common Shares by way of stock dividend or other distribution, other than an issue of Parent Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire Parent Common Shares) to holders of Parent Common Shares who exercise an option to receive dividends in Parent Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire Parent Common Shares) in lieu of receiving cash dividends; or

               (ii) issue or distribute rights, options or warrants to the holders of all or substantially all of the then outstanding Parent Common Shares entitling them to subscribe for or to purchase Parent Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire Parent Common Shares); or

               (iii) issue or distribute to the holders of all or substantially all of the then outstanding Parent Common Shares (A) shares or securities of Parent of any class other than Parent Common Shares (other than shares convertible into or exchangeable for or carrying rights to acquire Parent Common Shares), (B) rights, options or warrants other than those referred to in Section 11.1(a)(ii) above, (C) evidences of indebtedness of Parent or (D) assets of Parent;

               unless the economic equivalent on a per share basis of such rights, options, securities, shares, evidences of indebtedness or other assets is issued or distributed simultaneously to holders of the Exchangeable Shares.

          (b) Pursuant to the Support Agreement, Parent will not without the prior approval of the Corporation and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 10.2 of these share provisions:

               (i) subdivide, redivide or change the then outstanding Parent Common Shares into a greater number of Parent Common Shares; or

               (ii) reduce, combine or consolidate or change the then outstanding Parent Common Shares into a lesser number of Parent Common Shares; or

               (iii) reclassify or otherwise change the Parent Common Shares or effect an amalgamation, merger, reorganization or other transaction affecting the Parent Common Shares;

                    unless the same or an economically equivalent change shall simultaneously be made to, or in the rights of the holders of, the Exchangeable Shares.

The Support Agreement shall not be changed without the approval of the holders of the Exchangeable Shares given in accordance with Section 10.2 of these share provisions.

          11.2 Pursuant to the Voting and Exchange Trust Agreement, the holders of Exchangeable Shares (other than the Parent, its subsidiaries and Affiliates) are given certain rights to exchange their Exchangeable Shares for Parent Common Shares.

                                   ARTICLE 12
               ACTIONS BY THE CORPORATION UNDER SUPPORT AGREEMENT
                  AND UNDER VOTING AND EXCHANGE TRUST AGREEMENT

          12.1 The Corporation will take all such actions and do all such things as shall be necessary or advisable to perform and comply with and to ensure performance and compliance by Parent and Swissco with all provisions of the Support Agreement and the Voting and Exchange Trust Agreement applicable to the Corporation, Swissco and Parent, respectively, in accordance with the respective terms thereof including, without limitation, taking all such actions and doing all such things as shall be necessary or advisable to enforce to the fullest extent possible for the direct benefit of the Corporation and the holders of Exchangeable Shares all rights and benefits in favor of the Corporation and such holders under or pursuant to such agreements.

          12.2 The Corporation shall not propose, agree to or otherwise give effect to any amendment to, or waiver or forgiveness of its rights or obligations under, the Support Agreement and the Voting and Exchange Trust Agreement without the approval of the holders or the Exchangeable Shares given in accordance with Section 10.2 of these share provisions other than such amendments, waivers and/or forgiveness as may be necessary or advisable for the purposes of:

               (a) adding to the covenants of the other party or parties to such agreement for the protection of the Corporation or the holders of Exchangeable Shares thereunder; or

               (b) making such provisions or modifications not inconsistent with such agreement as may be necessary or desirable with respect to matters or questions arising thereunder which, in the opinion of the Board of Directors, it may be expedient to make, provided that the Board of Directors shall be of the opinion, after consultation with counsel, that such provisions and modifications will not be prejudicial to the interests of the holders of the Exchangeable Shares; or

               (c) making such changes in or corrections to such agreement which, on the advice of counsel to the Corporation, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error contained therein, provided that the Board of Directors shall be of the opinion, after consultation with counsel, that such changes or corrections will not be prejudicial to the interests of the holders of the Exchangeable Shares.

                                   ARTICLE 13
                                     LEGEND

          13.1 The certificates evidencing the Exchangeable Shares shall contain or have affixed thereto a legend, in form and on terms approved by the Board of Directors, with respect to the Support Agreement, the provisions of the Plan of Arrangement relating to the Liquidation Call Right and the Redemption Call Right, and the Voting and Exchange Trust Agreement (including the provisions with respect to the voting rights, exchange right and automatic exchange thereunder).

                                   ARTICLE 14
                                     NOTICES

          14.1 Any notice, request or other communication to be given to the Corporation by a holder of Exchangeable Shares shall be in writing and shall be valid and effective if given by mail (postage prepaid) or by telecopy or by delivery to the registered office of the Corporation and addressed to the attention of the President. Any such notice, request or other communication, if given by mail, telecopy or delivery, shall only be deemed to have been given and received upon actual receipt thereof by the Corporation.

          14.2 Any presentation and surrender by a holder of Exchangeable Shares to the Corporation or the Transfer Agent of certificates representing Exchangeable Shares in connection with the liquidation, dissolution or winding up of the Corporation or the retraction or redemption of Exchangeable Shares shall be made by registered mail (postage prepaid) or by delivery to the registered office of the Corporation or to such office of the Transfer Agent as may be specified by the Corporation, in each case addressed to the attention of the President of the Corporation. Any such presentation and surrender of certificates shall only be deemed to have been made and to be effective upon actual receipt thereof by the Corporation or the Transfer Agent, as the case may be. Any such presentation and surrender of certificates made by registered mail shall be at the sole risk of the holder mailing the same.

          14.3 Any notice, request or other communication to be given to a holder of Exchangeable Shares by or on behalf of the Corporation shall be in writing and shall be valid and effective if given by mail (postage prepaid) or by delivery to the address of the holder recorded in the securities register of the Corporation or, in the event of the address of any such holder not being so recorded, then at the last known address of such holder. Any such notice, request or other communication, if given by mail, shall be deemed to have been given and received on the third Business Day following the date of mailing and, if given by delivery, shall be deemed to have been given and received on the date of delivery. Accidental failure or omission to give any notice, request or other communication to one or more holders of Exchangeable Shares shall not invalidate or otherwise alter or affect any action or proceeding to be taken by the Corporation pursuant thereto.

                                   ARTICLE 15
                               GUARANTY/ASSIGNMENT

          15.1 PARENT GUARANTY/ASSIGNMENT

          Parent hereby unconditionally and irrevocably guarantees the full and punctual performance of all of Swissco's obligations hereunder. Swissco may assign all or a portion of its rights and obligations hereunder to Parent without the consent of the Corporation or holders of Exchangeable Shares.

                                                                       Exhibit B

                           FORM OF AFFILIATE AGREEMENT



                                                              ____________, 1995




Silicon Graphics, Inc.
2011 North Shoreline Boulevard
P.O. Box 7311
Mountain View, CA 94039-7311
Attention:  Legal Services



Ladies and Gentlemen:

          Pursuant to the terms of the Agreement and Plan of Acquisition and Arrangement, dated as of February 6, 1995 (the "Agreement"), among Silicon Graphics, Inc., a Delaware corporation ("Parent"), Silicon Graphics Manufacturing, S.A., a Swiss corporation and wholly owned subsidiary of Parent, 1103707 Ontario Inc., an Ontario corporation and wholly owned subsidiary of Parent ("Amalgamation Sub"), and Alias Research Inc., an Ontario corporation (the "Company"), Parent will acquire all of the voting shares of the Company upon the amalgamation of Amalgamation Sub and the Company and through the share exchanges of the Company's capital stock contemplated by the Agreement. Subject to the terms and conditions of the Agreement, on the Effective Date, outstanding shares of the common stock, no par value, of the Company (the "Company Common Stock") will, through a series of steps, ultimately be exchanged for or converted into shares of the common stock, par value $0.001 per share, of Parent (the "Parent Common Stock"), or, if elected pursuant to the Agreement, exchangeable shares, no par value, of Company exchangeable shares (the "Exchangeable Shares"), in each case on the basis described in the Agreement. Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Agreement.

          The undersigned has been advised that as of the date hereof it may be deemed to be an "affiliate" of the Company, as the term "affiliate" is
(i) defined for purposes of paragraphs (c) and (d) of Rule 145 of the Rules and Regulations (the "Rules and

Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), and/or (ii) used in and for purposes of Accounting Series Releases 130 and 135, as amended, and Staff Accounting Bulletins 65 and 76 of the Commission.

          The undersigned understands that the representations, warranties and covenants set forth herein will be relied upon by Parent, shareholders of Parent, the Company, other shareholders of the Company and their respective counsel and accountants.

          The undersigned represents and warrants to and agrees with Parent that:

          1. The undersigned has full power to execute and deliver this Affiliate Agreement and to make the representations and warranties herein and to perform its obligations hereunder.

          2. The undersigned has carefully read this letter and the Agreement and discussed its requirements and other applicable limitations upon its ability to sell, transfer or otherwise dispose of Parent Common Stock and Exchangeable Shares to the extent the undersigned felt necessary, with its counsel or counsel for the Company.

          3. The undersigned shall not make any sale, transfer or other disposition of Parent Common Stock or Exchangeable Shares in violation of the Act or the Rules and Regulations.

          4. The undersigned has been advised that the issuance of shares of Parent Common Stock and the Exchangeable Shares to the undersigned in connection with the Arrangement has been or will be registered with the Commission under the Act on a Registration Statement on Form S-4 or will be exempt from registration under the Act pursuant to Section 3(a)(10) thereunder. However, the undersigned has also been advised that, since at the time the Arrangement was submitted for a vote of the shareholders of the Company the undersigned may be deemed to have been an affiliate of the Company and the distribution by the undersigned of any Parent Common Stock or Exchangeable Shares has not been registered, and is not exempt, under the Act, the undersigned may not sell, transfer or otherwise dispose of Parent Common Stock or Exchangeable Shares issued to the undersigned in the Arrangement (or obtained upon exchange or conversion of the Exchangeable Shares for Parent Common Stock) unless (i) such sale, transfer or other disposition has been registered under the Act, (ii) such sale, transfer or other disposition is made in conformity with the requirements of Rule 145 promulgated by the Commission under the Act, or (iii) in the opinion of counsel reasonably acceptable to Parent, such sale, transfer or other disposition is otherwise exempt from registration under the Act.

          5. Parent or the amalgamated corporation, as the case may be, is under no obligation to register the sale, transfer or other disposition of Parent Common Stock or Exchangeable Shares by the undersigned or on its behalf under the Act or to take any other action necessary in order to make compliance with an exemption from such registration available.

          6. The undersigned acknowledges and agrees that stop transfer instructions will be given to Parent's and the Company's transfer agents with respect to the Parent Common Stock and the Exchangeable Shares and there will be placed on the certificates for the Parent Common Stock and the Exchangeable Shares issued to the undersigned, or any substitutions therefor, a legend stating in substance:

          "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES REPRESENTED BY THIS CERTIFICATE OR INTO WHICH THESE SHARES ARE EXCHANGEABLE MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT DATED __________, 1995 BETWEEN THE REGISTERED HOLDER HEREOF AND SILICON GRAPHICS, INC., A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF SILICON GRAPHICS, INC."

          7. Unless the transfer by the undersigned of its Parent Common Stock or Exchangeable Shares has been registered under the Act or is a sale made in conformity with the provisions of Rule 145, Parent and the amalgamated corporation reserve the right to put the following legend on the certificates issued any transferee of the undersigned:

          "THE SHARES REPRESENTED BY THIS CERTIFICATE OR INTO WHICH THESE SHARES ARE EXCHANGEABLE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SHARES IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES.
     THE SHARES AND ANY SHARES INTO WHICH THIS CERTIFICATE IS EXCHANGEABLE HAVE BEEN ACQUIRED BY THE HOLDER NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933."

          8. The legends set forth in paragraphs 6 and 7 above shall be removed by delivery of substitute certificates without such legend if the undersigned shall have delivered to Parent and the amalgamated corporation a copy of a letter from the staff of the Commission, or an opinion of counsel in form and substance reasonably satisfactory to

Parent and the amalgamated corporation, to the effect that such legend is not required for purposes of the Act.

          9. The undersigned is the beneficial owner of (has sole or shared voting or investment power with respect to) all the shares of Company Common Stock and options to purchase Company Common Stock indicated on the last page hereof (the "Company Securities"). Except for the Company Securities, the undersigned does not beneficially own any shares of Company Common Stock or any other equity securities of the Company or any options, warrants or other rights to acquire any equity securities of the Company.

          10. Notwithstanding any other provision hereof to the contrary, the undersigned has not (i) at any time since September 30, 1994 or (ii) in contemplation of the Arrangement, engaged, and will not, after the Effective Date (as defined in the Agreement) until such time as results covering at least 30 days of combined operations of the Company and Parent have been published by Parent, in the form of a quarterly earnings report, an effective registration statement filed with the Commission, a report to the Commission on Form 10-K, 10-Q or 8-K, or any other public filing or announcement which includes the combined results of operations, engage, in any sale, exchange, transfer, pledge, disposition of or grant of any option, the establishment of any "short" or put-equivalent position with respect to or the entry into any similar transaction intended to reduce the risk of the undersigned's risk of ownership of or investment in, any of the following:

          (a) any shares of Parent Common Stock or Exchangeable Shares which the undersigned may acquire in connection with the Arrangement, or any securities which may be paid as a dividend or otherwise distributed thereon or with respect thereto or issued or delivered in exchange or substitution therefor (all such shares and other securities being referred to herein, collectively, as "Restricted Securities"), or any option, right or other interest with respect to any Restricted Securities;

          (b)  any Company Securities; or

          (c) any shares of Company Common Stock or other Company equity securities which the undersigned purchases or otherwise acquires after the execution of this Affiliate Agreement.

          11. As promptly as practicable following the Effective Date, Parent shall publish results covering at least 30 days of combined operations of the Company and Parent in the form of a quarterly earnings report, an effective registration statement filed with the Commission, a report to the Commission on Form 10-K, 10-Q or 8-K, or any other public filing or announcement which includes the combined results of operations; PROVIDED, HOWEVER, that Parent shall be under no obligation to publish any such financial information other than with respect to a fiscal quarter of Parent.

          12. The undersigned intends to vote all Company Common stock held by him, her or it in favor of the Arrangement.

          13. The undersigned will not exercise dissenters' rights in connection with the Arrangement.





                          [INTENTIONALLY LEFT BLANK]

                    NUMBER OF SHARES OF COMPANY COMMON STOCK
                     BENEFICIALLY OWNED BY THE UNDERSIGNED:


                             ----------------------


                    NUMBER OF SHARES OF COMPANY COMMON STOCK
                               SUBJECT TO OPTIONS
                     BENEFICIALLY OWNED BY THE UNDERSIGNED:


                             ----------------------



                                        Very truly yours,

                                        ----------------------
                                        (print name of shareholder above)



                                        By:
                                            -------------------
                                        Title:
                                        (if applicable)


Accepted this       day of
          , 1995, by

SILICON GRAPHICS, INC.



By:
   -------------------------
   Name:
   Title:

                                                                       Exhibit C


                                SUPPORT AGREEMENT

          MEMORANDUM OF AGREEMENT made as of the ___ day of __________, 1995.


B E T W E E N:

                    SILICON GRAPHICS, INC.,
                    a corporation subsisting under the laws
                    of the State of Delaware,

                    (hereinafter referred to as the "Parent"),

                                        OF THE FIRST PART,


                    SILICON GRAPHICS MANUFACTURING S.A.,
                    a corporation subsisting under the laws
                    of the country of Switzerland,

                    (hereinafter referred to as "Swissco"),

                                        OF THE SECOND PART,

                         -and-

                    ALIAS RESEARCH INC.,
                    a corporation subsisting under the laws
                    of the Province of Ontario,

                    (hereinafter referred to as the "Corporation"),

                                        OF THE THIRD PART.

     WHEREAS pursuant to an Agreement and Plan of Acquisition and Arrangement dated as of February 6, 1995, by and among Parent, Swissco, Alias Research Inc. (a predecessor to the Corporation), and 1103707 Ontario Inc. (such agreement is hereinafter referred to as the "Combination Agreement"), the parties agreed that on the Effective Date (as such term is defined in the Combination Agreement), Parent, Swissco and the Corporation would execute and deliver a Support Agreement containing the terms and conditions set forth in Exhibit C to the Combination Agreement together with such other terms and conditions as may be agreed to by the parties to the Combination Agreement acting reasonably;

     AND WHEREAS pursuant to the Arrangement effected by articles of arrangement dated __________, 1995 filed pursuant to the BUSINESS CORPORATIONS ACT (Ontario), Alias Research Inc. and 1103707 Ontario Inc. amalgamated to continue as the Corporation;

     AND WHEREAS pursuant to the Arrangement and immediately following the above-mentioned amalgamation each issued and outstanding Class A voting common share of the Corporation, other than those held by the Parent or Swissco was exchanged by the holder thereof with Swissco for 0.90 issued and outstanding shares of Common Stock of the Parent ("Parent Common Shares") and each issued and outstanding Class B non-voting common share of the Corporation was converted into 0.90 issued and outstanding Exchangeable Non-Voting Shares of the Corporation (the "Exchangeable Shares");


     AND WHEREAS the above-mentioned articles of arrangement set forth the rights, privileges, restrictions and conditions (collectively the "Share Provisions") attaching to the Exchangeable Shares;

     AND WHEREAS Swissco is the registered and beneficial owner of all of the issued and outstanding Class A voting common shares of the Corporation, and Swissco is a subsidiary of Parent;

     AND WHEREAS the parties hereto desire to make appropriate provision and to establish a procedure whereby the Parent and Swissco will take certain actions and make certain payments and deliveries necessary to ensure that the Corporation will be able to make certain payments and to deliver or cause to be delivered Parent Common Shares in satisfaction of the obligations of the Corporation under the Share Provisions with respect to the payment and satisfaction of Liquidation Amounts, Retraction Prices and Redemption Prices, all in accordance with the Share Provisions;

     NOW THEREFORE in consideration of the respective covenants and agreements provided in this agreement and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties agree as follows:


                                    ARTICLE 1

                         DEFINITIONS AND INTERPRETATION

     1.1 DEFINED TERMS. Each term denoted herein by initial capital letters and not otherwise defined herein shall have the meaning ascribed thereto in the Share Provisions, unless the context requires otherwise.

     1.2 INTERPRETATION NOT AFFECTED BY HEADINGS, ETC. The division of this agreement into articles, sections and paragraphs and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this agreement.

     1.3 NUMBER, GENDER, ETC. Words importing the singular number only shall include the plural and vice versa. Words importing the use of any gender shall include all genders.

     1.4 DATE FOR ANY ACTION. In the event that any date on or by which any action is required or permitted to be taken under this agreement is not a Business Day, such action shall be required or permitted to be taken on or by the next succeeding Business Day. For the purposes of this agreement, a "Business Day" means any day other than a Saturday, Sunday or a day when banks are not open for business in either or both of San Francisco, California or Toronto, Ontario.

                                    ARTICLE 2

              COVENANTS OF THE PARENT, SWISSCO AND THE CORPORATION

     2.1 FUNDING OF THE CORPORATION. So long as any Exchangeable Shares are outstanding, the Parent (and Swissco in the case of subclauses (b), (e) and (f)) will:

          (a) not declare or pay any dividend on the Parent Common Shares unless
     (i) the Corporation
     will have sufficient assets, funds and other property available to enable the due declaration and the due and punctual payment in accordance with applicable law, of an equivalent dividend on the Exchangeable Shares and
     (ii) the Corporation shall simultaneously declare or pay, as the case may be, an equivalent dividend on the Exchangeable Shares, in each case in accordance with the Share Provisions;

          (b) cause the Corporation to declare simultaneously with the declaration of any dividend on the Parent Common Shares an equivalent dividend on the Exchangeable Shares and, when such dividend is paid on the Parent Common Shares, cause the Corporation to pay simultaneously therewith such equivalent dividend on the Exchangeable Shares, in each case in accordance with the Share Provisions;

          (c) advise the Corporation sufficiently in advance of the declaration by the Parent of any dividend on the Parent Common Shares and take all such other actions as are necessary, in cooperation with the Corporation, to ensure that the respective declaration date, record date and payment date for a dividend on the Exchangeable Shares shall be the same as the record date, declaration date and payment date for the corresponding dividend on the Parent Common Shares;

          (d) ensure that the record date for any dividend declared on the Parent Common Shares is not less than 10 Business Days after the declaration date for such dividend;

          (e) take all such actions and do all such things as are necessary or desirable to enable and permit the Corporation, in accordance with applicable law, to pay and otherwise perform its obligations with respect to the satisfaction of the Liquidation Amount in respect of each issued and outstanding Exchangeable Share upon the liquidation, dissolution or winding-up of the Corporation, including without limitation all such actions and all such things as are necessary or desirable to enable and permit the Corporation to cause to be delivered Parent Common Shares to the holders of Exchangeable Shares in accordance with the provisions of Article 5 of the Share Provisions; and

          (f) take all such actions and do all such things as are necessary or desirable to enable and permit the Corporation, in accordance with applicable law, to pay and otherwise perform its obligations with respect to the satisfaction of the Retraction Price and the Redemption Price, including without limitation all such actions and all such things as are necessary or desirable to enable and permit the Corporation to cause to be delivered Parent Common Shares to the holders of Exchangeable Shares, upon the redemption of the Exchangeable Shares in accordance with the provisions of Article 6 or Article 7 of the Share Provisions, as the case may be.

     2.2 SEGREGATION OF FUNDS. The Corporation will deposit a sufficient amount of such funds in a separate account and segregate a sufficient amount of such assets and other property as is necessary to enable the Corporation to pay or otherwise satisfy the applicable Liquidation Amount, Retraction Price or Redemption Price, in each case for the benefit of holders from time to time of the Exchangeable Shares, and will use such funds, assets and other property so segregated exclusively for the payment or other satisfaction of the Liquidation Amount, the Retraction Price or the Redemption Price, as applicable.

     2.3 RESERVATION OF PARENT COMMON SHARES. The Parent hereby represents, warrants and covenants that it has irrevocably reserved for issuance and will at all times keep available, free from preemptive and other rights, out of its authorized and unissued capital stock such number of Parent Common Shares (or other shares or securities into which the Parent Common Shares may be reclassified or changed as contemplated by section 2.7 hereof) (a) as is equal to the sum of (i) the number of Exchangeable Shares issued and outstanding from time to time and (ii) the number of Exchangeable Shares issuable upon the exercise of all rights to acquire Exchangeable Shares outstanding from time to time and (b) as are now and may hereafter be required to enable and permit the Corporation to meet its obligations hereunder, under the Voting and Exchange Trust Agreement, under the Share Provisions and under any other security or commitment pursuant to which the Parent may now or hereafter be required to issue Parent Common Shares.

     2.4 NOTIFICATION OF CERTAIN EVENTS. In order to assist the Parent and Swissco to comply with their obligations hereunder, the Corporation will give the Parent and Swissco notice of each of the following events at the time set forth below:

          (a) in the event of any determination by the Board of Directors of the Corporation to institute voluntary liquidation, dissolution or winding up proceedings with respect to the Corporation or to effect any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs, at least 60 days prior to the proposed effective date of such liquidation, dissolution, winding up or other distribution;

          (b) immediately, upon the earlier of receipt by the Corporation of notice of and the Corporation otherwise becoming aware of any threatened or instituted claim, suit, petition or other proceedings with respect to the involuntary liquidation, dissolution or winding up of the Corporation or to effect any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs;

          (c) immediately, upon receipt by the Corporation of a Retraction Request (as defined in the Share Provisions);

          (d) at least 130 days prior to any accelerated Automatic Redemption Date determined by the Board of Directors of the Corporation in accordance with the Share Provisions; and

          (e) as soon as practicable upon the issuance by the Corporation of any Exchangeable Shares or rights to acquire Exchangeable Shares (other than the issuance of Exchangeable Shares upon the conversion of outstanding Class B non-voting common shares pursuant to the Arrangement).

     2.5 DELIVERY OF PARENT COMMON SHARES. In furtherance of its obligations under sections 2.1(e) and 2.1(f) hereof, upon notice from the Corporation of any event which requires the Corporation to cause to be delivered Parent Common Shares to any holder of Exchangeable Shares, Swissco shall forthwith deliver the requisite Parent Common Shares to or to the order of the former holder of the surrendered Exchangeable Shares, as the Corporation shall direct. All such Parent Common Shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance. In consideration of the delivery of each such Parent Common Share by Swissco, the Corporation shall issue to Swissco, or as Swissco shall direct, such number of Class A Common Shares of the Corporation as is equal to the fair value of such Parent Common Share.

     2.6 QUALIFICATION OF PARENT COMMON SHARES. The Parent represents and warrants that it has taken all actions and done all things as are necessary or desirable to cause the Parent Common Shares to be issued and delivered pursuant to the Share Provisions, the Exchange Right or the Automatic Exchange Rights to be freely tradeable thereafter (other than any restrictions on transfers by reason of a holder being a "control person" of the Parent for purposes of Canadian federal or provincial securities law or an "affiliate" of the Parent or, prior to the Effective Date, Alias Research Inc. for purposes of United States federal or state securities law). The Parent will in good faith expeditiously take all such actions and do all such things as are necessary or desirable to cause all Parent Common Shares to be delivered pursuant to the Share Provisions, the Exchange Right or the Automatic Exchange Rights (as defined in the Voting and Exchange Trust Agreement) to be listed, quoted or posted for trading on all stock exchanges and quotation systems on which outstanding Parent Common Shares are listed, quoted or posted for trading at such time.

     2.7 ECONOMIC EQUIVALENCE.

        (a) The Parent will not without the prior approval of the Corporation
     and the prior approval of     the holders of the Exchangeable Shares given
     in accordance with Section 10.2 of the Share Provisions:

          (i) issue or distribute Parent Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire Parent Common Shares) to the holders of all or substantially all of the then outstanding Parent Common Shares by way of stock dividend or other distribution, other than an issue of Parent Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire Parent Common Shares) to holders of Parent Common Shares who exercise an option to receive dividends in Parent Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire Parent Common Shares) in lieu of receiving cash dividends; or

          (ii) issue or distribute rights, options or warrants to the holders of all or substantially all of the then outstanding Parent Common Shares entitling them to subscribe for or to purchase Parent Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire Parent Common Shares); or

          (iii) issue or distribute to the holders of all or substantially all of the then outstanding Parent Common Shares (A) shares or securities of the Parent of any class other than Parent Common Shares (other than shares convertible into or exchangeable for or carrying rights to acquire Parent Common Shares), (B) rights, options or warrants other than those referred to in section 2.7(a)(ii) above, (C) evidences of indebtedness of the Parent or (D) assets of the Parent;

unless (i) the Corporation is able under applicable law to issue or distribute the economic equivalent on a per share basis of such rights, options, securities, shares, evidences of indebtedness or other assets simultaneously to holders of the Exchangeable Shares, and (ii) the Corporation shall issue or distribute such rights, options, securities, shares, evidences of indebtedness or other assets simultaneously to holders of the Exchangeable Shares.

     (b) The Parent will not without the prior approval of the Corporation and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 10.2 of the Share Provisions:

        (i) subdivide, redivide or change the then outstanding Parent Common Shares into a greater number of Parent Common Shares; or

        (ii) reduce, combine or consolidate or change the then outstanding Parent Common Shares into a lesser number of Parent Common Shares; or

        (iii) reclassify or otherwise change the Parent Common Shares or effect an amalgamation, merger, reorganization or other transaction affecting the Parent Common Shares;

unless (i) the Corporation is able under applicable law to simultaneously make the same or an economically equivalent change to, or in the rights of the holders of, the Exchangeable Shares, and (ii) the Corporation simultaneously does make the same or an economically equivalent change to, or in the rights of the holders of, the Exchangeable Shares; provided that, for greater certainty, the above restrictions shall not apply to any action taken by the Parent in order to give effect to and to consummate the Other Merger Agreement, in the manner contemplated by, and in accordance with, the Other Merger Agreement.

     (c) The Parent will ensure that the record date for any event referred to in section 2.7(a) or 2.7(b) above, or (if no record date is applicable for such event) the effective date for any such event, is not less than 20 Business Days after the date on which such event is declared or announced by the Parent (with simultaneous notice thereof to be given by the Parent to the Corporation).

     (d) The Board of Directors of the Corporation shall determine, in good faith and in its sole discretion (with the assistance of such reputable and qualified independent financial advisors and/or other experts as the board may require), economic equivalence for the purposes of any event referred to in section 2.7(a) or 2.7(b) above and each such determination shall be conclusive and binding on Swissco and the Parent. In making each such determination, the following factors shall, without excluding other factors determined by the board to be relevant, be considered by the Board of Directors of the Corporation:

        (i) in the case of any stock dividend or other distribution payable in Parent Common Shares, the number of such shares issued in proportion to the number of Parent Common Shares previously outstanding;

        (ii) in the case of the issuance or distribution of any rights, options or warrants to subscribe for or purchase Parent Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire Parent Common Shares), the relationship between the exercise price of each such right, option or warrant and the current market value (as determined by the Board of Directors of the Corporation in the manner above contemplated) of a Parent Common Share;

        (iii) in the case of the issuance or distribution of any other form of property (including without limitation any shares or securities of the Parent of any class other than Parent Common Shares, any rights, options or warrants other than those referred to in section 2.7(d)(ii) above, any evidences of indebtedness of the Parent or any assets of the Parent), the relationship between the fair market value (as determined by the Board of Directors of the Corporation in the manner above contemplated) of such property to be issued or distributed with respect to each outstanding Parent Common Share and the current market value (as determined by the Board of Directors of the Corporation in the manner above contemplated) of a Parent Common Share; and

        (iv) in the case of any subdivision, redivision or change of the then outstanding Parent Common Shares into a greater number of Parent Common Shares or the reduction, combination or consolidation or change of the then outstanding Parent Common Shares into a lesser number of Parent Common Shares or any amalgamation, merger, reorganization or other transaction affecting the Parent Common Shares, the effect thereof upon the then outstanding Parent Common Shares.

      For purposes of the foregoing determinations, the current market value of any security listed and traded or quoted on a securities exchange shall be the average of the closing prices of such security during the 3 consecutive trading days ending not more than five trading days before the date of determination on the principal securities exchange on which such securities are listed and traded or quoted; provided, however, that if there is no public distribution or trading activity of such securities during such period, then the current market value thereof shall be determined by the Board of Directors of the Corporation, in good faith and in its sole discretion (with the assistance of such reputable and qualified independent financial advisors and/or other experts as the board may require), and provided further that any such determination by the board shall be conclusive and binding on the Parent.

     2.8 TENDER OFFERS, ETC. In the event that a tender offer, share exchange offer, issuer bid, take-over bid or similar transaction with respect to Parent Common Shares (an "Offer") is proposed by the Parent or is proposed to the Parent or its shareholders and is recommended by the Board of Directors of the Parent, or is otherwise effected or to be effected with the consent or approval of the Board of Directors of the Parent, the Parent will use its best efforts expeditiously and in good faith to take all such actions and do all such things as are necessary or desirable to enable and permit holders of Exchangeable
Shares to participate in such Offer to the same extent and on an economically equivalent basis as the holders of Parent Common Shares, without discrimination. Without limiting the generality of the foregoing, the Parent will use its best efforts expeditiously and in good faith to ensure that holders of Exchangeable Shares may participate in all such Offers without being required to retract Exchangeable Shares as against the Corporation (or, if so required, to ensure that any such retraction shall be effective only upon, and shall be conditional upon, the closing of the Offer and only to the extent necessary to tender or deposit to the Offer).

     2.9 OWNERSHIP OF OUTSTANDING SHARES. Without the prior approval of the Corporation and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 10.2 of the Share Provisions, the Parent covenants and agrees in favour of the Corporation that, as long as any outstanding Exchangeable Shares are owned by any person or entity other than the Parent or any of its Affiliates, Parent will be and remain the direct or indirect beneficial owner of all issued and outstanding shares in the capital of the Corporation and all outstanding securities of the Corporation carrying or otherwise entitled to voting rights in any circumstances, in each case other than the Exchangeable Shares.

     2.10 PARENT NOT TO VOTE EXCHANGEABLE SHARES. The Parent covenants and agrees that it will appoint and cause to be appointed proxyholders with respect to all Exchangeable Shares held by the Parent and its subsidiaries and Affiliates for the sole purpose of attending each meeting of holders of Exchangeable Shares in order to be counted as part of the quorum for each such meeting. The Parent further covenants and agrees that it will not, and will cause its subsidiaries and Affiliates not to, exercise any voting rights which may be exercisable by holders of Exchangeable Shares from time to time pursuant to the Share Provisions or pursuant to the provisions of the BUSINESS CORPORATIONS ACT (Ontario) (or any successor or other corporate statute by which the Corporation may in the future be governed) with respect to any Exchangeable Shares held by it or by its subsidiaries or Affiliates in respect of any matter considered at any meeting of holders of Exchangeable Shares.

     2.11 DUE PERFORMANCE. On and after the Effective Date, Parent and Swissco shall duly and timely perform all of their respective obligations expressed in the Plan of Arrangement.

                                    ARTICLE 3

                                     GENERAL

     3.1 TERM. This agreement shall come into force and be effective upon the issue by the Corporation of Exchangeable Shares under the Agreement and shall terminate and be of no further force and effect at such time as no Exchangeable Shares (or securities or rights convertible into or exchangeable for or carrying rights to acquire Exchangeable Shares) are held by any party other than the Parent and any of its Affiliates.

     3.2 CHANGES IN CAPITAL OF PARENT AND THE CORPORATION. Notwithstanding the provisions of section 3.4, at all times after the occurrence of any event effected pursuant to section 2.7 or 2.8 hereof, as a result of which either the Parent Common Shares or the Exchangeable Shares or both are in any way changed, this agreement shall forthwith be amended and modified as necessary in order that it shall apply with full force and effect, MUTATIS MUTANDIS, to all new securities into which the Parent Common Shares or the Exchangeable Shares or both are so changed and the parties hereto shall execute and deliver an agreement in writing giving effect to and evidencing such necessary amendments and modifications.

     3.3 SEVERABILITY. If any provision of this agreement is held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remainder of this agreement shall not in any way be affected or impaired thereby and this agreement shall be carried out as nearly as possible in accordance with its original terms and conditions.

     3.4 AMENDMENTS, MODIFICATIONS, ETC. This agreement may not be amended or modified except by an agreement in writing executed by the Corporation, Swissco and the Parent and approved by the holders of the Exchangeable Shares in accordance with section 10.2 of the Share Provisions.

     3.5 MINISTERIAL AMENDMENTS. Notwithstanding the provisions of section 3.4, the parties to this agreement may in writing, at any time and from time to time, without the approval of the holders of the Exchangeable Shares, amend or modify this agreement for the purposes of:

        (a) adding to the covenants of any of the parties for the protection of the holders of the Exchangeable Shares;

        (b) making such amendments or modifications not inconsistent with this agreement as may be necessary or desirable with respect to matters or questions which, in the opinion of the Boards of Directors of each of the Corporation, Swissco and the Parent, it may be expedient to make, provided that each such board of directors shall be of the opinion that such amendments or modifications will not be prejudicial to the interests of the holders of the Exchangeable Shares; or

        (c) making such changes or corrections which, on the advice of counsel to the Corporation, Swissco and the Parent, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error, provided that the boards of directors of each of the Corporation, Swissco and the Parent shall be of the opinion that such changes or corrections will not be prejudicial to the interests of the holders of the Exchangeable Shares.

     3.6 MEETING TO CONSIDER AMENDMENTS. The Corporation, at the request of the Parent or Swissco, shall call a meeting or meetings of the holders of the Exchangeable Shares for the purpose of considering any proposed amendment or modification requiring approval pursuant to section 3.4 hereof. Any such meeting or meetings shall be called and held in accordance with the by-laws of the Corporation, the Share Provisions and all applicable laws.

     3.7 AMENDMENTS ONLY IN WRITING. No amendment to or modification or waiver of any of the provisions of this agreement otherwise permitted hereunder shall be effective unless made in writing and signed by all of the parties hereto.

     3.8 ENUREMENT. This agreement shall be binding upon and enure to the benefit of the parties hereto and their respective successors and assigns.

     3.9 NOTICES TO PARTIES. All notices and other communications between the parties shall be in writing and shall be deemed to have been given if delivered personally or by confirmed telecopy to the parties at the following addresses (or at such other address for either such party as shall be specified in like notice):

      (a)    if to the Parent or Swissco at:

         Silicon Graphics, Inc.
         2011 North Shoreline Boulevard
         Mail Stop 710
         Mountain View, CA  94043-1389

         Attention:      Legal Services

         Telecopy:  (415) 965-1586

      (b)    if to the Corporation at:

         Alias Research Inc.
         110 Richmond Street E.
         Toronto, Ontario
         Canada  M5C 1P1

         Attention:   President

         Telecopy:   (416) 861-8805

Any notice or other communication given personally shall be deemed to have been given and received upon delivery thereof and if given by telecopy shall be deemed to have been given and received on the date of confirmed receipt thereof unless such day is not a Business Day in which case it shall be deemed to have been given and received upon the immediately following Business Day.

     3.10 COUNTERPARTS. This agreement may be executed in counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

     3.11 JURISDICTION. This agreement shall be construed and enforced in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

     3.12 ATTORNMENT. The Parent and Swissco agree that any action or proceeding arising out of or relating to this agreement may be instituted in the courts of Ontario, waive any objection which they may have now or hereafter to the venue of any such action or proceeding, irrevocably submits to the jurisdiction of the said courts in any such action or proceeding, agrees to be bound by any judgment of the said courts and not to seek, and hereby waives, any review of the merits of any such judgment by the courts of any other jurisdiction and hereby appoints the Corporation at its registered office in the Province of Ontario as the Parent's and Swissco's attorney for service of process.

     3.13 GUARANTY/ASSIGNMENT. Parent hereby unconditionally and irrevocably guarantees the prompt and full performance by Swissco of its obligations hereunder. Swissco may assign all or a portion of its rights and obligations hereunder to Parent without the consent of the Corporation whereupon the Corporation and Parent shall enter into a supplemental agreement reflecting such assignment.




                     [THIS SPACE INTENTIONALLY LEFT BLANK.]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                              SILICON GRAPHICS, INC.



                              By
                                 --------------------------------
                                Name:
                                Title:



                              SILICON GRAPHICS MANUFACTURING S.A.



                              By
                                 --------------------------------
                                Name:
                                Title:



                              ALIAS RESEARCH INC.



                              By
                                 --------------------------------
                                Name:
                                Title:

                                                                       Exhibit D

                       VOTING AND EXCHANGE TRUST AGREEMENT

     MEMORANDUM OF AGREEMENT made as of the ___ day of __________, 1995.

BETWEEN:
                    SILICON GRAPHICS, INC.,
                    a corporation subsisting under the laws
                    of the State of Delaware,

                    (hereinafter referred to as the "Parent"),

                                        OF THE FIRST PART,

                         -and-

                    ALIAS RESEARCH INC.,
                    a corporation subsisting under the laws
                    of the Province of Ontario,

                    (hereinafter referred to as the "Corporation"),

                                        OF THE SECOND PART,

                         -and-


                    SILICON GRAPHICS MANUFACTURING S.A.
                    a corporation subsisting under the laws
                    of Switzerland,

                    (hereinafter referred to as "Swissco"),

                                        OF THE THIRD PART,

                         -and-

                    _________________________________ ,
                    a trust company incorporated under the
                    laws of Canada,

                    (hereinafter referred to as the "Trustee"),

                                        OF THE FOURTH PART.

     WHEREAS pursuant to an agreement and plan of acquisition and arrangement dated as of February 6, 1995, by and among the Parent, Alias Research Inc. (a predecessor to the Corporation) and 1103707 Ontario Inc. (such agreement is hereinafter referred to as the "Combination Agreement"), the parties agreed that on the Effective Date (as such term is defined in the Combination Agreement), the Parent, Swissco, the Corporation and a Canadian trust company would execute and deliver a Voting and Exchange Trust Agreement containing the terms and conditions set forth in Exhibit D to the Combination Agreement together with such other terms and conditions as may be agreed to by the parties to the Combination Agreement acting reasonably;

     AND WHEREAS pursuant to the arrangement effected by articles of arrangement dated__________ __, 1995 (the "Arrangement") filed pursuant to the BUSINESS CORPORATIONS ACT (Ontario), Alias Research Inc. and 1103707 Ontario Inc. amalgamated to continue as the Corporation;

     AND WHEREAS pursuant to the Arrangement and immediately following the above-mentioned amalgamation each issued and outstanding Class A voting common share of the Corporation, other than those held by the Parent, Swissco and affiliates of the Parent was exchanged by the holder thereof with Swissco for
0.90 issued and outstanding shares of Common Stock of the Parent (the "Parent Common Shares") and each issued and outstanding Class B non-voting common share of the Corporation was converted into 0.90 issued and outstanding Exchangeable Non-Voting Shares of the Corporation (the "Exchangeable Shares");

     AND WHEREAS the above-mentioned articles of arrangement set forth the rights, privileges, restrictions and conditions (collectively the "Exchangeable Share Provisions") attaching to the Exchangeable Shares;

     AND WHEREAS Swissco is the registered and beneficial owner of all of the issued and outstanding Class A voting common shares of the Corporation;

     AND WHEREAS pursuant to the Arrangement and the terms and conditions of the Exchangeable Shares the Parent is to provide voting rights in the Parent to each holder (other than the Parent, its subsidiaries and Affiliates) from time to time of Exchangeable Shares, such voting rights per Exchangeable Share to be equivalent to the voting rights per Parent Common Share;

     AND WHEREAS pursuant to the Arrangement and the terms and conditions of the Exchangeable Shares Swissco is to grant to and in favour of the holders (other than the Parent, its subsidiaries and Affiliates) from time to time of Exchangeable Shares the right, in the circumstances set forth herein, to require Swissco to purchase from each such holder all or any part of the Exchangeable Shares held by the holder;

     AND WHEREAS the parties desire to make appropriate provision and to establish a procedure whereby voting rights in the Parent shall be exercisable by holders (other than the Parent, its subsidiaries and Affiliates) from time to time of Exchangeable Shares by and through the Trustee, which will hold legal title to one share of Parent Series E Preferred Stock to which voting rights attach for the benefit of such holders, and whereby the right to require Swissco to purchase Exchangeable Shares from the holders thereof (other than the Parent, its subsidiaries and Affiliates) shall be exercisable by such holders from time to time of Exchangeable Shares by and through the Trustee, which will hold legal title to such right for the benefit of such holders;

     AND WHEREAS these recitals and any statements of fact in this trust agreement are made by the Parent, Swissco and the Corporation and not by the Trustee;

     Now THEREFORE in consideration of the respective covenants and agreements provided in this trust agreement and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties agree as follows:

                                    ARTICLE 1
                         DEFINITIONS AND INTERPRETATION

1.1 DEFINITIONS. In this trust agreement, the following terms shall have the following meanings:

          "AFFILIATE" of any person means any other person directly or indirectly controlled by, or under common control of, that person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control of"), as applied to any person, means the possession by another person, directly or indirectly, of the power to direct or cause the direction of the management and policies of that first mentioned person, whether through the ownership of voting securities, by contract or otherwise.

          "AUTOMATIC EXCHANGE RIGHTS" means the benefit of the obligation of Swissco to effect the automatic exchange of Parent Common Shares for Exchangeable Shares pursuant to section 5.12.

          "BENEFICIARIES" means the registered holders from time to time of Exchangeable Shares, other than the Parent, its subsidiaries and Affiliates.

          "BENEFICIARY VOTES" has the meaning ascribed thereto in section 4.2.

          "BOARD OF DIRECTORS" means the Board of Directors of the Corporation.

          "BUSINESS DAY" means a day other than a Saturday, Sunday or a day when banks are not open for business in either or both of San Francisco, California or Toronto, Ontario.

          "CANADIAN DOLLAR EQUIVALENT" means in respect of an amount expressed in a foreign currency (the "Foreign Currency Amount") at any date the product obtained by multiplying (a) the Foreign Currency Amount by (b) the noon spot exchange rate on such date for such foreign currency expressed in Canadian dollars as reported by the Bank of Canada or, in the event such spot exchange rate is not available, such exchange rate on such date for such foreign currency expressed in Canadian dollars as may be deemed by the Board of Directors to be appropriate for such purpose.

          "CURRENT MARKET PRICE" means, in respect of a Parent Common Share on any date, the Canadian Dollar Equivalent of the average of the closing prices of Parent Common Shares on the New York Stock Exchange on each of the thirty (30) consecutive trading days ending not more than five trading days before such date, or, if the Parent Common Shares are not then quoted on the New York Stock Exchange, on such other stock exchange or automated quotation system on which the Parent Common Shares are listed or quoted, as the case may be, as may be selected by the Board of Directors for such purpose; provided, however, that if there is no public distribution or trading activity of Parent Common Shares during such period then the Current Market Price of a Parent Common Share shall be determined by the Board of Directors based upon the advice of such qualified independent financial advisors as the Board of Directors may deem to be appropriate, and provided further that any such selection, opinion or determination by the Board of Directors shall be conclusive and binding.

          "EXCHANGE RIGHT" has the meaning ascribed thereto in Section 5.1.

          "INSOLVENCY EVENT" means the institution by the Corporation of any proceeding to be adjudicated a bankrupt or insolvent or to be dissolved or wound up, or the consent of the Corporation to the institution of bankruptcy, insolvency, dissolution or winding up proceedings against it, or the filing of a petition, answer or consent seeking dissolution or winding up under any bankruptcy, insolvency or analogous laws, including without limitation the Companies Creditors' Arrangement Act (Canada) and the Bankruptcy and Insolvency Act (Canada), and the failure by the Corporation to contest in good faith any such proceedings commenced in respect of the Corporation within 15 days of becoming aware thereof, or the consent by the Corporation to the filing of any such petition or to the appointment of a receiver, or the making by the Corporation of a general assignment for the benefit of creditors, or the admission in writing by the Corporation of its inability to pay its debts generally as they become due, or the Corporation not being permitted, pursuant to solvency requirements of applicable law, to redeem any Retracted Shares pursuant to Section 6.6 of the Exchangeable Share Provisions.

          "LIQUIDATION CALL RIGHT" has the meaning ascribed thereto in the Plan of Arrangement.

          "LIQUIDATION EVENT" has the meaning ascribed thereto in section
     5.13(b).

          "LIQUIDATION EVENT EFFECTIVE DATE" has the meaning ascribed thereto in section 5.13(c).

          "LIST" has the meaning ascribed thereto in section 4.6.

          "OFFICER'S CERTIFICATE" means, with respect to the Parent, Swissco or the Corporation, as the case may be, a certificate signed by any one of the Chairman of the Board, the Vice-Chairman of the Board, the President, any Vice-President or any other senior officer of the Parent, Swissco or the Corporation, as the case may be.

          "PARENT CONSENT" has the meaning ascribed thereto in section 4.2.

          "PARENT MEETING" has the meaning ascribed thereto in section 4.2.

          "PARENT SUCCESSOR" has the meaning ascribed thereto in section
     11.1(a).

          "PERSON" includes an individual, partnership, corporation, company, unincorporated syndicate or organization, trust, trustee, executor, administrator and other legal representative.

          "PLAN OF ARRANGEMENT" means the plan of arrangement of Alias Research Inc. (a predecessor to the Corporation) providing for the Arrangement.

          "REDEMPTION CALL RIGHT" has the meaning ascribed thereto in the Plan of Arrangement.

          "RETRACTED SHARES" has the meaning ascribed thereto in section 5.7.

          "RETRACTION CALL RIGHT" has the meaning ascribed thereto in the Exchangeable Share Provisions.

          "SUPPORT AGREEMENT" means that certain support agreement made as of even date hereof between the Corporation, Swissco and the Parent.

          "TRUST" means the trust created by this agreement.

          "TRUST ESTATE" means the Voting Share, any other securities, the Exchange Right, the Automatic Exchange Rights and any money or other property which may be held by the Trustee from time to time pursuant to this trust agreement.

          "TRUSTEE" means ______________ and, subject to the provisions of
     Article 10, includes any successor trustee.

          "VOTING RIGHTS" means the voting rights attached to the Voting Share.

          "VOTING SHARE" means the one share of Parent Series E Preferred Stock, U.S.$0.001 par value, issued by the Parent to and deposited with the Trustee, which entitles the holder of record to a number of votes at meetings of holders of Parent Common Shares equal to the number of Exchangeable Shares outstanding from time to time other than Exchangeable Shares held by the Parent, its subsidiaries and Affiliates.

     1.2 INTERPRETATION NOT AFFECTED BY HEADINGS, ETC. The division of this trust agreement into articles, sections and paragraphs and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this trust agreement.

     1.3 NUMBER, GENDER, ETC. Words importing the singular number only shall include the plural and vice versa. Words importing the use of any gender shall include all genders.

     1.4  DATE FOR ANY ACTION.   If any date on which any action is required to
be taken under this trust agreement is not a Business Day, such action shall be required to be taken on the next succeeding Business Day.

                                    ARTICLE 2

                              PURPOSE OF AGREEMENT

     2.1 ESTABLISHMENT OF TRUST. The purpose of this trust agreement is to create the Trust for the benefit of the Beneficiaries, as herein provided. The Trustee will hold the Voting Share in order to enable the Trustee to exercise the Voting Rights and will hold the Exchange Right and the Automatic Exchange Rights in order to enable the Trustee to exercise such rights, in each case as trustee for and on behalf of the Beneficiaries as provided in this trust agreement.

                                    ARTICLE 3

                                  VOTING SHARE

     3.1 ISSUE AND OWNERSHIP OF THE VOTING SHARE. The Parent hereby issues to and deposits with the Trustee the Voting Share to be hereafter held of record by the Trustee as trustee for and on behalf of, and for the use and benefit of, the Beneficiaries and in accordance with the provisions of this trust agreement. During the term of the Trust and subject to the terms and conditions of this trust agreement, the Trustee shall possess and be vested with full legal ownership of the Voting Share and shall be entitled to exercise all of the rights and powers of an owner with respect to the Voting Share, provided that the Trustee shall:

          (a) hold the Voting Share and the legal title thereto as trustee solely for the use and benefit of the Beneficiaries in accordance with the provisions of this trust agreement; and

          (b) except as specifically authorized by this trust agreement, have no power or authority to sell, transfer, vote or otherwise deal in or with the Voting Share and the Voting Share shall not be used or disposed of by the Trustee for any purpose other than the purposes for which this Trust is created pursuant to this trust agreement.

     3.2 LEGENDED SHARE CERTIFICATES. The Corporation will cause each certificate representing Exchangeable Shares to bear an appropriate legend notifying the Beneficiaries of their right to instruct the Trustee with respect to the exercise of the Beneficiary Votes.

     3.3 SAFE KEEPING OF CERTIFICATE. The certificate representing the Voting Share shall at all times be held in safe keeping by the Trustee.

                                    ARTICLE 4

                            EXERCISE OF VOTING SHARE

     4.1 VOTING SHARE. The Trustee, as the holder of record of the Voting Share, shall be entitled to all of the Voting Rights, including the right to consent to or to vote in person or by proxy the Voting Share, on any matter, question or proposition whatsoever that may properly come before the shareholders of the Parent at a Parent Meeting or in connection with a Parent Consent (in each case, as hereinafter defined). The Voting Rights shall be and remain vested in and exercised by the Trustee. Subject to section 7.15 hereof, the Trustee shall exercise the Voting Rights only:

          (a) on the basis of instructions received pursuant to this Article 4 from Beneficiaries entitled to instruct the Trustee as to the voting thereof at the time at which the Parent Consent is effective or the Parent Meeting is held; or

          (b) to the extent that no instructions are received from a Beneficiary with respect to the Voting Rights to which such Beneficiary is entitled, the Trustee shall not exercise or permit the exercise of such Voting Rights.

     4.2 NUMBER OF VOTES. With respect to all meetings of shareholders of the Parent at which holders of Parent Common Shares are entitled to vote (a "Parent Meeting") and with respect to all written consents sought by the Parent from its shareholders including the holders of Parent Common Shares (a "Parent Consent"), each Beneficiary shall be entitled to instruct the Trustee to cast and exercise one of the votes comprised in the Voting Rights for each Exchangeable Share owned of record by such Beneficiary on the record date established by the Parent or by applicable law for such Parent Meeting or Parent Consent, as the case may be (the "Beneficiary Votes") in respect of each matter, question or proposition to be voted on at such Parent Meeting or to be consented to in connection with such Parent Consent.

     4.3 MAILINGS TO SHAREHOLDERS. With respect to each Parent Meeting and Parent Consent, the Trustee will mail or cause to be mailed (or otherwise communicate in the same manner as the Parent utilizes in communications to holders of Parent Common Shares) to each of the Beneficiaries named in the List on the same day as the initial mailing or notice (or other communication) with respect thereto is given by the Parent to its shareholders:

          (a) a copy of such notice, together with any related materials to be provided to shareholders of the Parent;

          (b) a statement that such Beneficiary is entitled to instruct the Trustee as to the exercise of the Beneficiary Votes with respect to such Parent Meeting or Parent Consent, as the case may be, or, pursuant to section 4.7, to attend such Parent Meeting and to exercise personally the Beneficiary Votes thereat;

          (c) a statement as to the manner in which such instructions may be given to the Trustee, including an express indication that instructions may be given to the Trustee to give:

               (i) a proxy to such Beneficiary or his designee to exercise personally the Beneficiary Votes; or

               (ii) a proxy to a designated agent or other representative of the management of the Parent to exercise such Beneficiary Votes;

          (d) a statement that if no such instructions are received from the Beneficiary, the Beneficiary Votes to which such Beneficiary is entitled will not be exercised;

          (e) a form of direction whereby the Beneficiary may so direct and instruct the Trustee as contemplated herein; and

          (f) a statement of the time and date by which such instructions must be received by the Trustee in order to be binding upon it, which in the case of a Parent Meeting shall not be earlier than the close of business on the second Business Day prior to such meeting, and of the method for revoking or amending such instructions.

     For the purpose of determining the Beneficiary Votes to which a Beneficiary is entitled in respect of any such Parent Meeting or Parent Consent, the number of Exchangeable Shares owned of record by the Beneficiary shall be determined at the close of business on the record date established by the Parent or by applicable law for purposes of determining shareholders entitled to vote at such Parent Meeting or to give written consent in connection with such Parent Consent. The Parent will notify the Trustee of any decision of the Board of Directors of the Parent with respect to the calling of any such Parent Meeting or the seeking of any such Parent Consent and shall provide all necessary information and materials to the Trustee in each case promptly and in any event in sufficient time to enable the Trustee to perform its obligations contemplated by this section 4.3.

     4.4 COPIES OF SHAREHOLDER INFORMATION. The Parent will deliver to the Trustee copies of all proxy materials, (including notices of Parent Meetings but excluding proxies to vote Parent Common Shares), information statements, reports (including without limitation all interim and annual financial statements) and other written communications that are to be distributed from time to time to holders of Parent Common Shares in sufficient quantities and in sufficient time so as to enable the Trustee to send those materials to each Beneficiary at the same time as such materials are first sent to holders of Parent Common Shares. The Trustee will mail or otherwise send to each Beneficiary, at the expense of the Parent, copies of all such materials (and all materials specifically directed to the Beneficiaries or to the Trustee for the benefit of the Beneficiaries by the Parent) received by the Trustee from the Parent at the same time as such materials are first sent to holders of Parent Common Shares. The Trustee will also make available for inspection by any Beneficiary at the Trustee's principal corporate trust office in the cities of Montreal, Toronto and Vancouver all proxy materials, information statements, reports and other written communications that are:

          (a) received by the Trustee as the registered holder of the Voting Share and made available by the Parent to the holders of Parent Common Shares; or

          (b) specifically directed to the Beneficiaries or to the Trustee for the benefit of the Beneficiaries by the Parent.

     4.5 OTHER MATERIALS. Immediately after receipt by the Parent or any shareholder of the Parent of any material sent or given to the holders of Parent Common Shares by or on behalf of a third party, including without limitation dissident proxy and information circulars (and related information and material) and tender and exchange offer circulars (and related information and material), the Parent shall use its best efforts to obtain and deliver to the Trustee copies thereof in sufficient quantities so as to enable the Trustee to forward such material (unless the same has been provided directly to Beneficiaries by such third party) to each Beneficiary as soon as possible thereafter. As soon as practicable after receipt thereof, the Trustee will mail or otherwise send to each Beneficiary, at the expense of the Parent, copies of all such materials received by the Trustee from the Parent. The Trustee will also make available for inspection by any Beneficiary at the Trustee's principal corporate trust office in the cities of Montreal, Toronto and Vancouver copies of all such materials.

     4.6 LIST OF PERSONS ENTITLED TO VOTE. The Corporation shall, (a) prior to each annual, general and special Parent Meeting or the seeking of any Parent Consent and (b) forthwith upon each request made at any time by the Trustee in writing, prepare or cause to be prepared a list (a "List ) of the names and addresses of the Beneficiaries arranged in alphabetical order and showing the number of Exchangeable Shares held of record by each such Beneficiary, in each case at the close of business on the date specified by the Trustee in such request or, in the case of a List prepared in connection with a Parent Meeting or a Parent Consent, at the close of business on the record date established by the Parent or pursuant to applicable law for determining the holders of Parent Common Shares entitled to receive notice of and/or to vote at such Parent Meeting or to give consent in connection with such Parent Consent. Each such List shall be delivered to the Trustee promptly after receipt by the Corporation of such request or the record date for such meeting or seeking of consent, as the case may be, and in any event within sufficient time as to enable the Trustee to perform its obligations under this Agreement. The Parent agrees to give the Corporation notice (with a copy to the Trustee) of the calling of any Parent Meeting or the seeking of any Parent Consent, together with the record dates therefor, sufficiently prior to the date of the calling of such meeting or seeking of such consent so as to enable the Corporation to perform its obligations under this section 4.6.

     4.7 ENTITLEMENT TO DIRECT VOTES. Any Beneficiary named in a List prepared in connection with any Parent Meeting or any Parent Consent will be entitled
(a) to instruct the Trustee in the manner described in section 4.3 with respect to the exercise of the Beneficiary Votes to which such Beneficiary is entitled or (b) to attend such meeting and personally to exercise thereat (or to exercise with respect to any written consent), as the proxy of the Trustee, the Beneficiary Votes to which such Beneficiary is entitled except, in each case, to the extent that such Beneficiary has transferred the ownership of any Exchangeable Shares in respect of which such Beneficiary is entitled to Beneficiary Votes after the close of business on the record date for such meeting or seeking of consent.

     4.8 VOTING BY TRUSTEE, AND ATTENDANCE OF TRUSTEE REPRESENTATIVE, AT
MEETING.

          (a) In connection with each Parent Meeting and Parent Consent, the Trustee shall exercise, either in person or by proxy, in accordance with the instructions received from a Beneficiary pursuant to section 4.3, the Beneficiary Votes as to which such Beneficiary is entitled to direct the vote (or any lesser number thereof as may be set forth in the instructions); provided, however, that such written instructions are received by the Trustee from the Beneficiary prior to the time and date fixed by it for receipt of such instructions in the notice given by the Trustee to the Beneficiary pursuant to section 4.3.

          (b) The Trustee shall cause such representatives as are empowered by it to sign and deliver, on behalf of the Trustee, proxies for Voting Rights to attend each Parent Meeting. Upon submission by a Beneficiary (or its designee) of identification satisfactory to the Trustee's representatives, and at the Beneficiary's request, such representatives shall sign and deliver to such Beneficiary (or its designee) a proxy to exercise personally the Beneficiary Votes as to which such Beneficiary is otherwise entitled hereunder to direct the vote, if such Beneficiary either (i) has not previously given the Trustee instructions pursuant to section 4.3 in respect of such meeting, or (ii) submits to the Trustee's representatives written revocation of any such previous instructions. At such meeting, the Beneficiary exercising such Beneficiary Votes shall have the same rights as the Trustee to speak at the meeting in respect of any matter, question or proposition, to vote by way of ballot at the meeting in respect of any matter, question or proposition and to vote at such meeting by way of a show of hands in respect of any matter, question or proposition.

     4.9 DISTRIBUTION OF WRITTEN MATERIALS. Any written materials distributed by the Trustee pursuant to this trust agreement shall be delivered or sent by mail (or otherwise communicated in the same manner as the Parent utilizes in communications to holders of Parent Common Share) to each Beneficiary at its address as shown on the books of the Corporation. The Corporation shall provide or cause to be provided to the Trustee for this purpose, on a timely basis and without charge or other expense:

          (a) current lists of the Beneficiaries and the registered holders of Exchangeable Shares; and

          (b) upon the request of the Trustee, mailing labels to enable the Trustee to carry out its duties under this trust agreement.

     4.10 TERMINATION OF VOTING RIGHTS. All of the rights of a Beneficiary with respect to the Beneficiary Votes exercisable in respect of the Exchangeable Shares held by such Beneficiary, including the right to instruct the Trustee as to the voting of or to vote personally such Beneficiary Votes, shall be deemed to be surrendered by the Beneficiary to the Parent and such Beneficiary Votes and the Voting Rights represented thereby shall cease immediately upon the delivery by such holder to the Trustee of the certificates representing such Exchangeable Shares in connection with the exercise by the Beneficiary of the Exchange Right or the occurrence of the automatic exchange of Exchangeable Shares for Parent Common Shares, as specified in Article 5 hereof (unless in either case Swissco shall not have delivered the requisite Parent Common Shares issuable in exchange therefor to the Trustee for delivery to the Beneficiaries), or upon the redemption of Exchangeable Shares pursuant to Article 6 or Article 7 of the Exchangeable Share Provisions, or upon the effective date of the liquidation, dissolution or winding-up of the Corporation pursuant to Article 5 of the Exchangeable Share Provisions, or upon the purchase of Exchangeable Shares from the holder thereof by Swissco pursuant to the exercise by Swissco of the Retraction Call Right, the Redemption Call Right or the Liquidation Call Right.

                                    ARTICLE 5

                      EXCHANGE RIGHT AND AUTOMATIC EXCHANGE

     5.1 GRANT AND OWNERSHIP OF THE EXCHANGE RIGHT. Swissco hereby grants to the Trustee as trustee for and on behalf of, and for the use and benefit of, the Beneficiaries the right (the "Exchange Right"), upon the occurrence and during the continuance of an Insolvency Event, to require Swissco to purchase from each or any Beneficiary all or any part of the Exchangeable Shares held by the Beneficiary and the Automatic Exchange Rights, all in accordance with the provisions of this agreement. During the term of the Trust and subject to the terms and conditions of this trust agreement, the Trustee shall possess and be vested with full legal ownership of the Exchange Right and the Automatic Exchange Rights and shall be entitled to exercise all of the rights and powers of an owner with respect to the Exchange Right and the Automatic Exchange Rights, provided that the Trustee shall:

          (a) hold the Exchange Right and the Automatic Exchange Rights and the legal title thereto as trustee solely for the use and benefit of the Beneficiaries in accordance with the provisions of this trust agreement; and

          (b) except as specifically authorized by this trust agreement, have no power or authority to exercise or otherwise deal in or with the Exchange Right or the Automatic Exchange Rights, and the Trustee shall not exercise any such rights for any purpose other than the purposes for which this Trust is created pursuant to this trust agreement.

     5.2 LEGENDED SHARE CERTIFICATES. The Corporation will cause each certificate representing Exchangeable Shares to bear an appropriate legend notifying the Beneficiaries of:

          (a) their right to instruct the Trustee with respect to the exercise of the Exchange Right in respect of the Exchangeable Shares held by a Beneficiary; and

          (b)  the Automatic Exchange Rights.

      5.3 GENERAL EXERCISE OF EXCHANGE RIGHT. The Exchange Right shall be and remain vested in and exercised by the Trustee. Subject to section 7.15, the Trustee shall exercise the Exchange Right only:

          (a) on the basis of instructions received pursuant to this Article 5 from Beneficiaries entitled to instruct the Trustee as to the exercise thereof; or

          (b) to the extent that no instructions are received from a Beneficiary with respect to the Exchange Right, the Trustee shall not exercise or permit the exercise of the Exchange Right.

     5.4 PURCHASE PRICE. The purchase price payable by Swissco for each Exchangeable Share to be purchased by Swissco under the Exchange Right shall be an amount per share equal to (a) the Current Market Price of a Parent Common Share on the last Business Day prior to the day of closing of the purchase and sale of such Exchangeable Share under the Exchange Right plus (b) an additional amount equivalent to the full amount of all dividends declared and unpaid on each such Exchangeable Share and all dividends declared on Parent Common Shares which have not been declared on such Exchangeable Shares in accordance with
Section 3.1 of the Exchangeable Share Provisions (provided that if the record date for any such declared and unpaid dividends occurs on or after the day of closing of such purchase and sale the purchase price shall not include such additional amount equivalent to such declared and unpaid dividends). In connection with each exercise of the Exchange Right, Swissco will provide to the Trustee an Officer's Certificate setting forth the calculation of the purchase price for each Exchangeable Share. The purchase price for each such Exchangeable Share so purchased may be satisfied only by Swissco delivering or causing to be delivered to the Trustee, on behalf of the relevant Beneficiary, one Parent Common Share and a cheque for the balance, if any, of the purchase price.

     5.5 EXERCISE INSTRUCTIONS. Subject to the terms and conditions herein set forth, a Beneficiary shall be entitled, upon the occurrence and during the continuance of an Insolvency Event, to instruct the Trustee to exercise the Exchange Right with respect to all or any part of the Exchangeable Shares registered in the name of such Beneficiary on the books of the Corporation. To cause the exercise of the Exchange Right by the Trustee, the Beneficiary shall deliver to the Trustee, in person or by certified or registered mail, at its principal corporate trust office in Toronto, Ontario or at such other places in Canada as the Trustee may from time to time designate by written notice to the Beneficiaries, the certificates representing the Exchangeable Shares which such Beneficiary desires Swissco to purchase, duly endorsed in blank, and accompanied by such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the Business Corporations Act (Ontario) and the by-laws of the Corporation and such additional documents and instruments as the Trustee may reasonably require together with (a) a duly completed form of notice of exercise of the Exchange Right, contained on the reverse of or attached to the Exchangeable Share certificates, stating (i) that the Beneficiary thereby instructs the Trustee to exercise the Exchange Right so as to require Swissco to purchase from the Beneficiary the number of Exchangeable Shares specified therein, (ii) that such Beneficiary has good title to and owns all such Exchangeable Shares to be acquired by Swissco free and clear of all liens, claims and encumbrances, (iii) the names in which the certificates representing the Parent Common Shares deliverable in connection with the exercise of the Exchange Right are to be issued and (iv) the names and addresses of the persons to whom such new certificates should be delivered and (b) payment (or evidence satisfactory to the Trustee, the Corporation and Swissco of payment) of the taxes (if any) payable as contemplated by section 5.8 of this trust agreement. If only a part of the Exchangeable Shares represented by any certificate or certificates delivered to the Trustee are to be purchased by Swissco under the Exchange Right, a new certificate for the balance of such Exchangeable Shares shall be issued to the holder at the expense of the Corporation.

     5.6 DELIVERY OF PARENT COMMON SHARES; EFFECT OF EXERCISE. Promptly after receipt of the certificates representing the Exchangeable Shares which the Beneficiary desires Swissco to purchase under the Exchange Right together with such documents and instruments of transfer and a duly completed form of notice of exercise of the Exchange Right (and payment of taxes, if any, or evidence thereof), duly endorsed for transfer to Swissco, the Trustee shall notify the Parent, Swissco and the Corporation of its receipt of the same, which notice to the Parent, Swissco and the Corporation shall constitute exercise of the Exchange Right by the Trustee on behalf of the holder of such Exchangeable Shares, and Swissco shall immediately thereafter deliver or cause to be delivered to the Trustee, for delivery to the Beneficiary of such Exchangeable Shares (or to such other persons. if any, properly designated by such Beneficiary), the certificates for the number of Parent Common Shares deliverable in connection with the exercise of the Exchange Right, which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance, and cheques for the balance, if any, of the total purchase price therefor. Immediately upon the giving of notice by the Trustee to the Parent, Swissco and the Corporation of the exercise of the Exchange Right, as provided in this section 5.6, the closing of the transaction of purchase and sale contemplated by the Exchange Right shall be deemed to have occurred, and the Beneficiary of such Exchangeable Shares shall be deemed to have transferred to Swissco all of its right, title and interest in and to such Exchangeable Shares and in the related interest in the Trust Estate and shall cease to be a holder of such Exchangeable Shares and shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive his proportionate part of the total purchase price therefor, unless the requisite number of Parent Common Shares (together with a cheque for the balance, if any, of the total purchase price therefor) is not allotted, issued and delivered by Swissco to the Trustee, for delivery to such Beneficiary (or to such other persons, if any, properly designated by such Beneficiary), within five Business Days of the date of the giving of such notice by the Trustee, in which case the rights of the Beneficiary shall remain unaffected until such Parent Common Shares are so allotted, issued and delivered by Swissco and any such cheque is so delivered and paid. Concurrently with such Beneficiary ceasing to be a holder of Exchangeable Shares, the Beneficiary shall be considered and deemed for all purposes to be the holder of the Parent Common Shares delivered to it pursuant to the Exchange Right.

     5.7 EXERCISE OF EXCHANGE RIGHT SUBSEQUENT TO RETRACTION. In the event that a Beneficiary has exercised its right under Article 6 of the Exchangeable Share Provisions to require the Corporation to redeem any or all of the Exchangeable Shares held by the Beneficiary (the "Retracted Shares") and is notified by the Corporation pursuant to Section 6.6 of the Exchangeable Shares Provisions that the Corporation will not be permitted as a result of solvency requirements of applicable law to redeem all such Retracted Shares, and provided that Swissco shall not have exercised the Retraction Call Right with respect to the Retracted Shares and that the Beneficiary has not revoked the retraction request delivered by the Beneficiary to the Corporation pursuant to Section 6.1 of the Exchangeable Share Provisions, the retraction request will constitute and will be deemed to constitute notice from the Beneficiary to the Trustee instructing the Trustee to exercise the Exchange Right with respect to those Retracted Shares which the Corporation is unable to redeem. In any such event, the Corporation hereby agrees with the Trustee and in favour of the Beneficiary immediately to notify the Trustee of such prohibition against the Corporation redeeming all of the Retracted Shares and immediately to forward or cause to be forwarded to the Trustee all relevant materials delivered by the Beneficiary to the Corporation or to the transfer agent of the Exchangeable Shares (including without limitation a copy of the retraction request delivered pursuant to
Section 6.1 of the Exchangeable Share Provisions) in connection with such proposed redemption of the Retracted Shares and the Trustee will thereupon exercise the Exchange Right with respect to the Retracted Shares that the Corporation is not permitted to redeem and will require the Parent to purchase such shares in accordance with the provisions of this Article 5.

     5.8 STAMP OR OTHER TRANSFER TAXES. Upon any sale of Exchangeable Shares to Swissco pursuant to the Exchange Right or the Automatic Exchange Rights, the share certificate or certificates representing the Parent Common Shares to be delivered in connection with the payment of the total purchase price therefor shall be issued in the name of the Beneficiary of the Exchangeable Shares so sold or in such names as such Beneficiary may otherwise direct in writing without charge to the holder of the Exchangeable Shares so sold; provided, however, that such Beneficiary (a) shall pay (and neither the Parent, Swissco, the Corporation nor the Trustee shall be required to pay) any documentary, stamp, transfer or other taxes that may be payable in respect of any transfer involved in the issuance or delivery of such shares to a person other than such Beneficiary or (b) shall have established to the satisfaction of the Trustee, the Parent, Swissco and the Corporation that such taxes, if any, have been paid.

     5.9 NOTICE OF INSOLVENCY EVENT. Immediately upon the occurrence of an Insolvency Event or any event which with the giving of notice or the passage of time or both would be an Insolvency Event, the Corporation, Swissco and the Parent shall give written notice thereof to the Trustee. As soon as practicable after receiving notice from the Corporation, Swissco and the Parent or from any other person of the occurrence of an Insolvency Event, the Trustee will mail to each Beneficiary, at the expense of Swissco, a notice of such Insolvency Event, which notice shall contain a brief statement of the right of the Beneficiaries with respect to the Exchange Right.

     5.10 QUALIFICATION OF PARENT COMMON SHARES. The Parent represents and warrants that it has taken all actions and done all things as are necessary or desirable to cause the Parent Common Shares to be issued and delivered pursuant to the Exchangeable Share Provisions, the Exchange Right or the Automatic Exchange Rights to be freely tradeable thereafter (other than any restrictions on transfers by reason of a holder being a "control person" of the Parent for purposes of Canadian federal or provincial securities law or an "affiliate" of the Parent or, prior to the Effective Date, Alias Research Inc. for purposes of United States federal or state securities law). The Parent will in good faith expeditiously take all such actions and do all such things as are necessary or desirable to cause all Parent Common Shares to be delivered pursuant to the Exchangeable Share Provisions, the Exchange Right or the Automatic Exchange Rights to be listed, quoted or posted for trading on all stock exchanges and quotation systems on which outstanding Parent

Common Shares are listed, quoted or posted for trading at such time.

     5.11  RESERVATION OF PARENT COMMON SHARES.

     The Parent hereby represents, warrants and covenants that it has irrevocably reserved for issuance and will at all times keep available, free from preemptive and other rights, out of its authorized and unissued capital stock such number of Parent Common Shares (a) as is equal to the sum of (i) the number of Exchangeable Shares issued and outstanding from time to time and (ii) the number of Exchangeable Shares issuable upon the exercise of all rights to acquire Exchangeable Shares outstanding from time to time and (b) as are now and may hereafter be required to enable and permit the Corporation and Swissco to meet their respective obligations hereunder, under the Support Agreement, under the Exchangeable Share Provisions and under any other security or commitment pursuant to which the Parent may now or hereafter be required to issue Parent Common Shares.

     5.12 AUTOMATIC EXCHANGE ON LIQUIDATION OF PARENT.

          (a) The Parent will give the Trustee notice of each of the following events at the time set forth below:

               (i) in the event of any determination by the Board of Directors of the Parent to institute voluntary liquidation, dissolution or winding-up proceedings with respect to the Parent or to effect any other distribution of assets of the Parent among its shareholders for the purpose of winding up its affairs, at least 60 days prior to the proposed effective date of such liquidation, dissolution, winding-up or other distribution; and

               (ii) immediately, upon the earlier of (A) receipt by the Parent of notice of and (B) the Parent otherwise becoming aware of any threatened or instituted claim, suit, petition or other proceedings with respect to the involuntary liquidation, dissolution or winding-up of the Parent or to effect any other distribution of assets of the Parent among its shareholders for the purpose of winding up its affairs.

          (b) immediately following receipt by the Trustee from the Parent of notice of any event (a "Liquidation Event") contemplated by section 5.12(a)(i) or 5.12(a)(ii) above, the Trustee will give notice thereof to the Beneficiaries. Such notice shall include a brief description of the automatic exchange of Exchangeable Shares for Parent Common Shares provided for in section 5.12(c).

          (c) In order that the Beneficiaries will be able to participate on a pro rata basis with the holders of Parent Common Shares in the distribution of assets of the Parent in connection with a Liquidation Event, on the fifth Business Day prior to the effective date (the "Liquidation Event Effective Date") of a Liquidation Event all of the then outstanding Exchangeable Shares shall be automatically exchanged for Parent Common Shares. To effect such automatic exchange, Swissco shall purchase each Exchangeable Share outstanding on the fifth Business Day prior to the Liquidation Event Effective Date and held by Beneficiaries, and each Beneficiary shall sell the Exchangeable Shares held by it at such time, for a purchase price per share equal to (a) the Current Market Price of a Parent Common Share on the fifth Business Day prior to the Liquidation Event Effective Date, which shall be satisfied in full by Swissco delivering or causing to be delivered to the Beneficiary one Parent Common Share, plus (b) an additional amount equivalent to the full amount of all dividends declared and unpaid on each such Exchangeable Share and all dividends declared on Parent Common Shares which have not been declared on such Exchangeable Shares in accordance with Section 3.1 of the Exchangeable Share Provisions (provided that if the record date for any such declared and unpaid dividends occurs on or after the day of closing of such purchase and sale the purchase price shall not include such additional amount equivalent to such declared and unpaid dividends). In connection with such automatic exchange, the Parent will provide to the Trustee an Officer's Certificate setting forth the calculation of the purchase price for each Exchangeable Share.

          (d) On the fifth Business Day prior to the Liquidation Event Effective Date, the closing of the transaction of purchase and sale contemplated by the automatic exchange of Exchangeable Shares for Parent Common Shares shall be deemed to have occurred, and each Beneficiary shall be deemed to have transferred to Swissco all of the Beneficiary's right, title and interest in and to its Exchangeable Shares and the related interest in the Trust Estate and shall cease to be a holder of such Exchangeable Shares and Swissco shall deliver or cause to be delivered to the Beneficiary the Parent Common Shares deliverable upon the automatic exchange of Exchangeable Shares for Parent Common Shares and shall deliver to the Trustee for delivery to the Beneficiary a cheque for the balance, if any, of the total purchase price for such Exchangeable Shares. Concurrently with such Beneficiary ceasing to be a holder of Exchangeable Shares, the Beneficiary shall be considered and deemed for all purposes to be the holder of the Parent Common Shares issued to it pursuant to the automatic exchange of Exchangeable Shares for Parent Common Shares and the certificates held by the Beneficiary previously representing the Exchangeable Shares exchanged by the Beneficiary with Swissco pursuant to such automatic exchange shall thereafter be deemed to represent the Parent Common Shares delivered to the Beneficiary by Swissco pursuant to such automatic exchange. Upon the request of a Beneficiary and the surrender by the Beneficiary of Exchangeable Share certificates deemed to represent Parent Common Shares, duly endorsed in blank and accompanied by such instruments of transfer as Swissco may reasonably require, Swissco shall deliver or cause to be delivered to the Beneficiary certificates representing the Parent Common Shares of which the Beneficiary is the holder.

     5.13 WITHHOLDING RIGHTS. Parent, Swissco and the Trustee shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Exchangeable Shares such amounts as Parent, Swissco or the Trustee is required or permitted to deduct and withhold with respect to the making of such payment under the United States Internal Revenue Code of 1986, as amended (the "Code"), the Income Tax Act (Canada) (the "Canadian Code") or any provision of state, local, provincial or foreign tax law. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate taxing authority. To the extent that the amount so required or permitted to be deducted or withheld from any payment to a holder exceeds the cash portion of the consideration otherwise payable to the holder, the Parent, Swissco or the Trustee is hereby authorized to sell or otherwise dispose of at fair market value such portion of the consideration as is necessary to provide sufficient funds to the Parent, Swissco or the Trustee, as the case may be, in order to enable it to comply with such deduction or withholding requirement and shall account to the relevant holder for any balance of such sale proceeds.

                                    ARTICLE 6

              RESTRICTIONS ON ISSUE OF PARENT SPECIAL VOTING STOCK

     6.1 ISSUE OF ADDITIONAL SHARES. During the term of this trust agreement, the Parent will not issue any shares of Parent Series E Preferred Stock in addition to the Voting Share.

                                    ARTICLE 7

                             CONCERNING THE TRUSTEE

     7.1 POWERS AND DUTIES OF THE TRUSTEE. The rights, powers and authorities of the Trustee under this trust agreement, in its capacity as trustee of the Trust, shall include:

          (a) purchasing the Voting Share from the Parent as trustee for and on behalf of the Beneficiaries in accordance with the provisions of this agreement;

          (b) granting proxies and distributing materials to Beneficiaries as provided in this trust agreement;

          (c) voting the Beneficiary Votes in accordance with the provisions of this trust agreement;

          (d) receiving the grant of the Exchange Right and the Automatic Exchange Rights from Swissco as trustee for and on behalf of the Beneficiaries in accordance with the provisions of this trust agreement;

          (e) exercising the Exchange Right and enforcing the benefit of the Automatic Exchange Rights, in each case in accordance with the provisions of this trust agreement, and in connection therewith receiving from Beneficiaries Exchangeable Shares and other requisite documents and distributing to such Beneficiaries the Parent Common Shares and cheques, if any, to which such Beneficiaries are entitled upon the exercise of the Exchange Right or pursuant to the Automatic Exchange Rights, as the case may be;

          (f) holding title to the Trust Estate;

          (g) investing any moneys forming, from time to time, a part of the Trust Estate as provided in this trust agreement;

          (h) taking action on its own initiative or at the direction of a Beneficiary or Beneficiaries to enforce the obligations of the Parent and Swissco under this trust agreement; and

          (i) taking such other actions and doing such other things as are specifically provided in this trust agreement.

     In the exercise of such rights, powers and authorities the Trustee shall have (and is granted) such incidental and additional rights, powers and authority not in conflict with any of the provisions of this trust agreement as the Trustee, acting in good faith and in the reasonable exercise of its discretion, may deem necessary, appropriate or desirable to effect the purpose of the Trust. Any exercise of such discretionary rights, powers and authorities by the Trustee shall be final, conclusive and binding upon all persons. For greater certainty, the Trustee shall have only those duties as are set out specifically in this trust agreement.

     The Trustee in exercising its rights, powers, duties and authorities hereunder shall act honestly and in good faith with a view to the best interests of the Beneficiaries and shall exercise the care, diligence and skill that a reasonably prudent trustee would exercise in comparable circumstances.

     7.2 NO CONFLICT OF INTEREST. The Trustee represents to the Corporation, Swissco and the Parent that at the date of execution and delivery of this trust agreement there exists no material conflict of interest in the role of the Trustee as a fiduciary hereunder and the role of the Trustee in any other capacity. The Trustee shall, within 90 days after it becomes aware that such a material conflict of interest exists, either eliminate such material conflict of interest or resign in the manner and with the effect specified in Article 10. If, notwithstanding the foregoing provisions of this section 7.2, the Trustee has such a material conflict of interest, the validity and enforceability of this trust agreement shall not be affected in any manner whatsoever by reason only of the existence of such material conflict of interest. If the Trustee contravenes the foregoing provisions of this section 7.2, any interested party may apply to the Ontario Court of Justice (General Division) for an order that the Trustee be replaced as trustee hereunder.

     7.3  DEALINGS WITH TRANSFER AGENTS, REGISTRARS, ETC.   The Corporation,
Swissco and the Parent irrevocably authorize the Trustee, from time to time, to:

          (a) consult, communicate and otherwise deal with the respective registrars and transfer agents, and with any such subsequent registrar or transfer agent, of the Exchangeable Shares and the Parent Common Shares; and

          (b) requisition, from time to time, (i) from any such registrar or transfer agent any information readily available from the records maintained by it which the Trustee may reasonably require for the discharge of its duties and responsibilities under this trust agreement and (ii) from the transfer agent of the Parent Common Shares, and any subsequent transfer agent of such shares, the share certificates issuable upon the exercise from time to time of the Exchange Right and pursuant to the automatic exchange of Exchangeable Shares for Parent Common Shares in the manner specified in Article 5 hereof.

The Corporation, Swissco and the Parent irrevocably authorize their respective registrars and transfer agents to comply with all such requests. The Parent and Swissco covenant that they will supply the Parent's transfer agent with duly executed share certificates for the purpose of completing the exercise from time to time of the Exchange Right and the automatic exchange of Exchangeable Shares for Parent Common Shares, in each case pursuant to Article 5 hereof.

     7.4 BOOKS AND RECORDS. The Trustee shall keep available for inspection by the Parent, Swissco and the Corporation, at the Trustee's principal corporate trust office in Toronto, Ontario, correct and complete books and records of account relating to the Trustee's actions under this trust agreement, including without limitation all information relating to mailings and instructions to and from Beneficiaries and all transactions pursuant to the Exchange Right and the Automatic Exchange Rights. On or before March 31, 1996, and on or before March 31 in every year thereafter, so long as the Voting Share is on deposit with the Trustee, the Trustee shall transmit to the Parent, Swissco and the Corporation a brief report, dated as of the preceding December 31, with respect to:

          (a) the property and funds comprising the Trust Estate as of that date;

          (b) the number of exercises of the Exchange Right, if any, and the aggregate number of Exchangeable Shares received by the Trustee on behalf of Beneficiaries in consideration of delivery by Swissco of Parent Common Shares in connection with the Exchange Right, during the calendar year ended on such date; and

          (c) all other actions taken by the Trustee in the performance of its duties under this trust agreement which it had not previously reported.


     7.5 INCOME TAX RETURNS AND REPORTS. The Trustee shall, to the extent necessary, prepare and file on behalf of the Trust appropriate United States and Canadian income tax returns and any other returns or reports as may be required by applicable law or pursuant to the rules and regulations of any securities exchange and without limiting the generality of section 7.10 hereof or other trading system through which the Exchangeable Shares are traded and, in connection therewith, may obtain the advice and assistance of such experts as the Trustee may consider necessary or advisable.

     7.6 INDEMNIFICATION PRIOR TO CERTAIN ACTIONS BY TRUSTEE. The Trustee shall exercise any or all of the rights, duties, powers or authorities vested in it by this trust agreement at the request, order or direction of any Beneficiary upon such Beneficiary furnishing to the Trustee reasonable funding, security and indemnity against the costs, expenses and liabilities which may be incurred by the Trustee therein or thereby, provided that no Beneficiary shall be obligated to furnish to the Trustee any such funding, security or indemnity in connection with the exercise by the Trustee of any of its rights, duties, powers and authorities with respect to the Voting Share pursuant to Article 4 hereof, subject to section 7. l 5, and with respect to the Exchange Right pursuant to
Article 5 hereof, subject to section 7.15, and with respect to the Automatic Exchange Rights pursuant to Article 5 hereof.

     None of the provisions contained in this trust agreement shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the exercise of any of its rights, powers, duties or authorities unless funded, given security and indemnified as aforesaid.

     7.7 ACTIONS BY BENEFICIARIES. No Beneficiary shall have the right to institute any action, suit or proceeding or to exercise any other remedy authorized by this trust agreement for the purpose of enforcing any of its rights or for the execution of any trust or power hereunder unless the Beneficiary has requested the Trustee to take or institute such action, suit or proceeding and furnished the Trustee with the funding, security and indemnity referred to in section 7.6 and the Trustee shall have failed to act within a reasonable time thereafter. In such case, but not otherwise, the Beneficiary shall be entitled to take proceedings in any court of competent jurisdiction such as the Trustee might have taken; it being understood and intended that no one or more Beneficiaries shall have any right in any manner whatsoever to affect, disturb or prejudice the rights hereby created by any such action, or to enforce any right hereunder or under the Voting Rights, the Exchange Rights or the Automatic Exchange Rights except subject to the conditions and in the manner herein provided, and that all powers and trusts hereunder shall be exercised and all proceedings at law shall be instituted, had and maintained by the Trustee, except only as herein provided, and in any event for the equal benefit of all Beneficiaries.

     7.8 RELIANCE UPON DECLARATIONS. The Trustee shall not be considered to be in contravention of any of its rights, powers, duties and authorities hereunder if, when required, it acts and relies in good faith upon lists, mailing labels, notices, statutory declarations, certificates, opinions, reports or other papers or documents furnished pursuant to the provisions hereof or required by the Trustee to be furnished to it in the exercise of its rights, powers, duties and authorities hereunder if such lists, mailing labels, notices, statutory declarations, certificates, opinions, reports or other papers or documents comply with the provisions of section 7.9 hereof, if applicable, and with any other applicable provisions of this trust agreement.

     7.9 EVIDENCE AND AUTHORITY TO TRUSTEE. The Corporation, Swissco and/or the Parent shall furnish to the Trustee evidence of compliance with the conditions provided for in this trust agreement relating to any action or step required or permitted to be taken by the Corporation, Swissco and/or the Parent or the Trustee under this trust agreement or as a result of any obligation imposed under this trust agreement, including, without limitation, in respect of the Voting Rights or the Exchange Right or the Automatic Exchange Rights and the taking of any other action to be taken by the Trustee at the request of or on the application of the Corporation, Swissco and/or the Parent forthwith if and when:

          (a) such evidence is required by any other section of this trust agreement to be furnished to the Trustee in accordance with the terms of this section 7.9; or

          (b) the Trustee, in the exercise of its rights, powers, duties and authorities under this trust agreement, gives the Corporation, Swissco and/or the Parent written notice requiring it to furnish such evidence in relation to any particular action or obligation specified in such notice.

     Such evidence shall consist of an Officer's Certificate of the Corporation, Swissco and/or the Parent or a statutory declaration or a certificate made by persons entitled to sign an Officer's Certificate stating that any such condition has been complied with in accordance with the terms of this trust agreement.

     Whenever such evidence relates to a matter other than the Voting Rights or the Exchange Right or the automatic exchange of Exchangeable Shares for Parent Common Shares pursuant to section 5.12, and except as otherwise specifically provided herein, such evidence may consist of a report or opinion of any solicitor, auditor, accountant, appraiser, valuer, engineer or other expert or any other person whose qualifications give authority to a statement made by him, provided that if such report or opinion is furnished by a director, officer or employee of the Corporation, Swissco and/or the Parent it shall be in the form of an Officer's Certificate or a statutory declaration.

     Each statutory declaration, certificate, opinion or report furnished to the Trustee as evidence of compliance with a condition provided for in this trust agreement shall include a statement by the person giving the evidence:

          (a) declaring that he has read and understands the provisions of this trust agreement relating to the condition in question;

          (b) describing the nature and scope of the examination or investigation upon which he based the statutory declaration, certificate, statement or opinion; and

          (c) declaring that he has made such examination or investigation as he believes is necessary to enable him to make the statements or give the opinions contained or expressed therein.

     7.10 EXPERTS, ADVISERS AND AGENTS.  The Trustee may:

          (a) in relation to these presents act and rely on the opinion or advice of or information obtained from any solicitor, auditor, accountant, appraiser, valuer, engineer or other expert, whether retained by the Trustee or by the Corporation, Swissco and/or the Parent or otherwise, and may employ such assistants as may be necessary to the proper discharge of its powers and duties and determination of its rights hereunder and may pay proper and reasonable compensation for all such legal and other advice or assistance as aforesaid; and

          (b) employ such agents and other assistants as it may reasonably require for the proper discharge of its powers and duties hereunder, and may pay reasonable remuneration for all services performed for it (and shall be entitled to receive reasonable remuneration for all services performed by it) in the discharge of the trusts hereof and compensation for all disbursements, costs and expenses made or incurred by it in the discharge of its duties hereunder and in the management of the Trust.

     7.11 INVESTMENT OF MONEYS HELD BY TRUSTEE. Unless otherwise provided in this trust agreement, any moneys held by or on behalf of the Trustee which under the terms of this trust agreement may or ought to be invested or which may be on deposit with the Trustee or which may be in the hands of the Trustee may be invested and reinvested in the name or under the control of the Trustee in securities in which, under the laws of the Province of Ontario, trustees are authorized to invest trust moneys, provided that such securities are stated to mature within two years after their purchase by the Trustee, and the Trustee shall so invest such moneys on the written direction of the Corporation. Pending the investment of any moneys as hereinbefore provided, such moneys may be deposited in the name of the Trustee in any chartered bank in Canada or, with the consent of the Corporation, in the deposit department of the Trustee or any other loan or trust company authorized to accept deposits under the laws of Canada or any province thereof at the rate of interest then current on similar deposits.

     7.12 TRUSTEE NOT REQUIRED TO GIVE SECURITY. The Trustee shall not be required to give any bond or security in respect of the execution of the trusts, rights, duties, powers and authorities of this trust agreement or otherwise in respect of the premises.

     7.13 TRUSTEE NOT BOUND TO ACT ON CORPORATION'S REQUEST. Except as in this trust agreement otherwise specifically provided, the Trustee shall not be bound to act in accordance with any direction or request of the Corporation and/or the Parent or of the directors thereof until a duly authenticated copy of the instrument or resolution containing such direction or request shall have been delivered to the Trustee, and the Trustee shall be empowered to act and rely upon any such copy purporting to be authenticated and believed by the Trustee to be genuine.

     7.14 AUTHORITY TO CARRY ON BUSINESS. The Trustee represents to the Corporation, Swissco and the Parent that at the date of execution and delivery by it of this trust agreement it is authorized to carry on the business of a trust company in the Province of Ontario but if, notwithstanding the provisions of this section 7.14, it ceases to be so authorized to carry on business, the validly and enforceability of this trust agreement and the Voting Rights, the Exchange Right and the Automatic Exchange Rights shall not be affected in any manner whatsoever by reason only of such event but the Trustee shall, within 90 days after ceasing to be authorized to carry on the business of a trust company in the Province of Ontario, either become so authorized or resign in the manner and with the effect specified in Article 10.

     7.15 CONFLICTING CLAIMS. If conflicting claims or demands are made or asserted with respect to any interest of any Beneficiary in any Exchangeable Shares, including any disagreement between the heirs, representatives, successors or assigns succeeding to all or any part of the interest of any Beneficiary in any Exchangeable Shares resulting in conflicting claims or demands being made in connection with such interest, then the Trustee shall be entitled, at its sole discretion, to refuse to recognize or to comply with any such claim or demand. In so refusing, the Trustee may elect not to exercise any Voting Rights, Exchange Right or Automatic Exchange Rights subject to such conflicting claims or demands and, in so doing, the Trustee shall not be or become liable to any person on account of such election or its failure or refusal to comply with any such conflicting claims or demands. The Trustee shall be entitled to continue to refrain from acting and to refuse to act until:

          (a) the rights of all adverse claimants with respect to the Voting Rights, Exchange Right or Automatic Exchange Rights subject to such conflicting claims or demands have been adjudicated by a final judgment of a court of competent jurisdiction; or

          (b) all differences with respect to the Voting Rights, Exchange Right or Automatic Exchange Rights subject to such conflicting claims or demands have been conclusively settled by a valid written agreement binding on all such adverse claimants, and the Trustee shall have been furnished with an executed copy of such agreement.

If the Trustee elects to recognize any claim or comply with any demand made by any such adverse claimant, it may in its discretion require such claimant to furnish such surety bond or other security satisfactory to the Trustee as it shall deem appropriate fully to indemnify it as between all conflicting claims or demands.

     7.16 ACCEPTANCE OF TRUST. The Trustee hereby accepts the Trust created and provided for by and in this trust agreement and agrees to perform the same upon the terms and conditions herein set forth and to hold all rights, privileges and benefits conferred hereby and by law in trust for the various persons who shall from time to time be Beneficiaries, subject to all the terms and conditions herein set forth.


                                    ARTICLE 8

                                  COMPENSATION

     8.1 FEES AND EXPENSES OF THE TRUSTEE. The Parent, Swissco and the Corporation jointly and severally agree to pay to the Trustee reasonable compensation for all of the services rendered by it under this trust agreement and will reimburse the Trustee for all reasonable expenses (including taxes) and disbursements, including the cost and expense of any suit or litigation of any character and any proceedings before any governmental agency reasonably incurred by the Trustee in connection with its rights and duties under this trust agreement; provided that the Parent, Swissco and the Corporation shall have no obligation to reimburse the Trustee for any expenses or disbursements paid, incurred or suffered by the Trustee in any suit or litigation in which the Trustee is determined to have acted in bad faith or with negligence or wilful misconduct.

                                    ARTICLE 9

                   INDEMNIFICATION AND LIMITATION OF LIABILITY

     9.1 INDEMNIFICATION OF THE TRUSTEE. The Parent, Swissco and the Corporation jointly and severally agree to indemnify and hold harmless the Trustee and each of its directors, officers, employees and agents appointed and acting in accordance with this trust agreement (collectively, the "Indemnified Parties") against all claims, losses, damages, costs, penalties, fines and reasonable expenses (including reasonable expenses of the Trustee's legal counsel) which, without fraud, negligence, wilful misconduct or bad faith on the part of such Indemnified Party, may be paid, incurred or suffered by the Indemnified Party by reason of or as a result of the Trustee's acceptance or administration of the Trust, its compliance with its duties set forth in this trust agreement, or any written or oral instructions delivered to the Trustee by the Parent, Swissco or the Corporation pursuant hereto. In no case shall the Parent, Swissco or the Corporation be liable under this indemnity for any claim against any of the Indemnified Parties unless the Parent, Swissco and the Corporation shall be notified by the Trustee of the written assertion of a claim or of any action commenced against the Indemnified Parties, promptly after any of the Indemnified Parties shall have received any such written assertion of a claim or shall have been served with a summons or other first legal process giving information as to the nature and basis of the claim. Subject to (ii), below, the Parent, Swissco and the Corporation shall be entitled to participate at their own expense in the defence and, if the Parent, Swissco or the Corporation so elect at any time after receipt of such notice, either of them may assume the defence of any suit brought to enforce any such claim. The Trustee shall have the right to employ separate counsel in any such suit and participate in the defence thereof but the fees and expenses of such counsel shall be at the expense of the Trustee unless: (i) the employment of such counsel has been authorized by the Parent, Swissco or the Corporation; or (ii) the named parties to any such suit include both the Trustee and the Parent, Swissco or the Corporation and the Trustee shall have been advised by counsel acceptable to the Parent or the Corporation that there may be one or more legal defenses available to the Trustee which are different from or in addition to those available to the Parent or the Corporation (in which case the Parent, Swissco and the Corporation shall not have the right to assume the defence of such suit on behalf of the Trustee but shall be liable to pay the reasonable fees and expenses of counsel for the Trustee).

     9.2 LIMITATION OF LIABILITY. The Trustee shall not be held liable for any loss which may occur by reason of depreciation of the value of any part of the Trust Estate or any loss incurred on any investment of funds pursuant to this trust agreement, except to the extent that such loss is attributable to the fraud, negligence, wilful misconduct or bad faith on the part of the Trustee.


                                   ARTICLE 10

                                CHANGE OF TRUSTEE

     10.1 RESIGNATION. The Trustee, or any trustee hereafter appointed, may at any time resign by giving written notice of such resignation to the Parent, Swissco and the Corporation specifying the date on which it desires to resign, provided that such notice shall never be given less than 30 days before such desired resignation date unless the Parent, Swissco and the Corporation otherwise agree and provided further that such resignation shall not take effect until the date of the appointment of a successor trustee and the acceptance of such appointment by the successor trustee. Upon receiving such notice of resignation, the Parent, Swissco and the Corporation shall promptly appoint a successor trustee by written instrument in duplicate, one copy of which shall be delivered to the resigning trustee and one copy to the successor trustee.

     10.2 REMOVAL. The Trustee, or any trustee hereafter appointed, may be removed at any time on 30 days' prior notice by written instrument executed by the Parent, Swissco and the Corporation, in duplicate, one copy of which shall be delivered to the trustee so removed and one copy to the successor trustee.

     10.3 SUCCESSOR TRUSTEE. Any successor trustee appointed as provided under this trust agreement shall execute, acknowledge and deliver to the Parent, Swissco and the Corporation and to its predecessor trustee an instrument accepting such appointment. Thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor under this trust agreement, with like effect as if originally named as trustee in this trust agreement. However, on the written request of the Parent, Swissco and the Corporation or of the successor trustee, the trustee ceasing to act shall, upon payment of any amounts then due it pursuant to the provisions of this trust agreement, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon the request of any such successor trustee, the Parent, Swissco, the Corporation and such predecessor trustee shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers.


     10.4 NOTICE OF SUCCESSOR TRUSTEE. Upon acceptance of appointment by a successor trustee as provided herein, the Parent, Swissco and the Corporation shall cause to be mailed notice of the succession of such trustee hereunder to each Beneficiary specified in a List. If the Parent, Swissco or the Corporation shall fail to cause such notice to be mailed within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Parent, Swissco and the Corporation.

                                   ARTICLE 11

                                PARENT SUCCESSORS

     11.1 CERTAIN REQUIREMENTS IN RESPECT OF COMBINATION, ETC. The Parent shall not enter into any transaction (whether by way of reconstruction, reorganization, consolidation, merger, transfer, sale, lease or otherwise) whereby all or substantially all of its undertaking, property and assets would become the property of any other person or, in the case of a merger, of the continuing corporation resulting therefrom unless, but may do so if:

          (a) such other person or continuing corporation is a corporation (herein called the "Parent Successor") incorporated under the laws of any state of the United States or the laws of Canada or any province thereof;

          (b) the Parent Successor, by operation of law, becomes, without more, bound by the terms and provisions of this trust agreement or, if not so bound, executes, prior to or contemporaneously with the consummation of such transaction a trust agreement supplemental hereto and such other instruments (if any) as are satisfactory to the Trustee and in the opinion of legal counsel to the Trustee are necessary or advisable to evidence the assumption by the Parent Successor of liability for all moneys payable and property deliverable hereunder and the covenant of such Parent Successor to pay and deliver or cause to be delivered the same and its agreement to observe and perform all the covenants and obligations of the Parent under this trust agreement; and

          (c) such transaction shall, to the satisfaction of the Trustee and in the opinion of legal counsel to the Trustee, be upon such terms as substantially to preserve and not to impair in any material respect any of the rights, duties, powers and authorities of the Trustee or of the Beneficiaries hereunder

     11.2 VESTING OF POWERS IN SUCCESSOR.  Whenever the conditions of section
11.1 hereof have been duly observed and performed, the Trustee, if required, by section 11.1 hereof, the Parent Successor and the Corporation shall execute and deliver the supplemental trust agreement provided for in Article 12 and thereupon the Parent Successor shall possess and from time to time may exercise each and every right and power of the Parent under this trust agreement in the name of the Parent or otherwise and any act or proceeding by any provision of this trust agreement required to be done or performed by the Board of Directors of the Parent or any officers of the Parent may be done and performed with like force and effect by the directors or officers of such Parent Successor

     11.3. WHOLLY-OWNED SUBSIDIARIES. Nothing herein shall be construed as preventing the amalgamation or merger of any wholly-owned subsidiary of the Parent with or into the Parent or the winding-up, liquidation or dissolution of any wholly-owned subsidiary of the Parent provided that all of the assets of such subsidiary are transferred to the Parent or another wholly-owned subsidiary of the Parent and any such transactions are expressly permitted by this Article 11.

                                   ARTICLE 12

                  AMENDMENTS AND SUPPLEMENTAL TRUST AGREEMENTS

     12.1 AMENDMENTS, MODIFICATIONS, ETC. This trust agreement may not be amended or modified except by an agreement in writing executed by the Corporation, the Parent, Swissco and the Trustee and approved by the Beneficiaries in accordance with Section 10.2 of the Exchangeable Share Provisions

     12.2 MINISTERIAL AMENDMENTS.  Notwithstanding the provisions of section
12.1 hereof, the parties to this trust agreement may in writing, at any time and from time to time, without the approval of the Beneficiaries, amend or modify this trust agreement for the purposes of:

          (a) adding to the covenants of either or both parties hereto for the protection of the Beneficiaries hereunder;

          (b) making such amendments or modifications not inconsistent with this trust agreement as may be necessary or desirable with respect to matters or questions which, in the opinion of the Board of Directors of each of the Parent, Swissco and Corporation and in the opinion of the Trustee and its counsel, having in mind the best interests of the Beneficiaries as a whole, it may be expedient to make, provided that such boards of directors and the Trustee and its counsel shall be of the opinion that such amendments and modifications will not be prejudicial to the interests of the Beneficiaries as a whole; or

          (c) making such changes or corrections which, on the advice of counsel to the Corporation, the Parent, Swissco and the Trustee, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error, provided that the Trustee and its counsel and the Board of Directors of each of the Corporation, Swissco and the Parent shall be of the opinion that such changes or corrections will not be prejudicial to the interests of the Beneficiaries as a whole.

     12.3 MEETING TO CONSIDER AMENDMENTS. The Corporation, at the request of the Parent, shall call a meeting or meetings of the Beneficiaries for the purpose of considering any proposed amendment or modification requiring approval pursuant hereto. Any such meeting or meetings shall be called and held in accordance with the by-laws of the Corporation, the Exchangeable Share Provisions and all applicable laws.

     12.4 CHANGES IN CAPITAL OF PARENT AND THE CORPORATION. At all times after the occurrence of any event effected pursuant to section 2.7 or section 2.8 of the Support Agreement, as a result of which either the Parent Common Shares or the Exchangeable Shares or both are in any way changed, this trust agreement shall forthwith be amended and modified as necessary in order that it shall apply with full force and effect, mutatis mutandis, to all new securities into which the Parent Common Shares or the Exchangeable Shares or both are so changed and the parties hereto shall execute and deliver a supplemental trust agreement giving effect to and evidencing such necessary amendments and modifications.

     12.5 EXECUTION OF SUPPLEMENTAL TRUST AGREEMENTS. No amendment to or modification or waiver of any of the provisions of this trust agreement otherwise permitted hereunder shall be effective unless made in writing and signed by all of the parties hereto. From time to time the Corporation (when authorized by a resolution of the Board of Directors), Swissco (when authorized by a resolution of its Board of Directors) the Parent (when authorized by a resolution of its Board of Directors) and the Trustee may, subject to the provisions of these presents, and they shall, when so directed by these presents, execute and deliver by their proper officers, trust agreements or other instruments supplemental hereto, which thereafter shall form part hereof, for any one or more of the following purposes:

          (a) evidencing the succession of Parent Successors to the Parent and the covenants of and obligations assumed by each such Parent Successor in accordance with the provisions of Article 11 and the successor of any successor trustee in accordance with the provisions of Article 10;

          (b) making any additions to, deletions from or alterations of the provisions of this trust agreement or the Voting Rights, the Exchange Right or the Automatic Exchange Rights which, in the opinion of the Trustee and its counsel, will not be prejudicial to the interests of the Beneficiaries as a whole or are in the opinion of counsel to the Trustee necessary or advisable in order to incorporate, reflect or comply with any legislation the provisions of which apply to the Parent, Swissco, the Corporation, the Trustee or this trust agreement; and

          (c) for any other purposes not inconsistent with the provisions of this trust agreement, including without limitation to make or evidence any amendment or modification to this agreement as contemplated hereby, provided that, in the opinion of the Trustee and its counsel, the rights of the Trustee and the Beneficiaries as a whole will not be prejudiced thereby.

                                   ARTICLE 13

                                   TERMINATION

     13.1 TERM. The Trust created by this trust agreement shall be effective upon the issuance by the Corporation of Exchangeable Shares under the Arrangement and shall continue until the earliest to occur of the following events:

          (a)  no outstanding Exchangeable Shares are held by a Beneficiary;

          (b) each of the Corporation, Swissco and the Parent elects in writing to terminate the Trust and such termination is approved by the Beneficiaries of the Exchangeable Shares in accordance with Section 10.2 of the Exchangeable Share Provisions; and

          (c) 21 years after the death of the last survivor of the descendants of His Majesty King George VI of the United Kingdom of Great Britain and Northern Ireland living on the date of the creation of the Trust.

     13.2 SURVIVAL OF AGREEMENT. This trust agreement shall be effective upon the issuance by the Corporation of Exchangeable Shares under the Arrangement and shall survive any termination of the Trust and shall continue until there are no Exchangeable Shares outstanding held by a Beneficiary; provided, however, that the provisions of Articles 8 and 9 shall survive any such termination of this trust agreement.

                                   ARTICLE 14

                                     GENERAL

     14.1 SEVERABILITY. If any provision of this trust agreement is held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remainder of this trust agreement shall not in any way be affected or impaired thereby and the agreement shall be carried out as nearly as possible in accordance with its original terms and conditions.

     14.2 ENUREMENT. This trust agreement shall be binding upon and enure to the benefit of the parties hereto and their respective successors and permitted assigns and to the benefit of the Beneficiaries.

     14.3 NOTICES TO PARTIES. All notices and other communications between the parties hereunder shall be in writing and shall be deemed to have been given if delivered personally or by confirmed telecopy to the parties at the following addresses (or at such other address for such party as shall be specified in like notice):

     (a)     if to the Parent or Swissco at:

             Silicon Graphics, Inc.
             2011 North Shoreline Boulevard
             Mail Stop 710
             Mountain View, CA  94043-1389

             Attention:  Legal Services

             Telecopy:   (415) 965-1586

     (b)     if to the Corporation at:

             Alias Research Inc.
             110 Richmond Street E.
             Toronto, Ontario
             Canada M5C 1P1

             Attention:  President

             Telecopy:   (416) 861-8805

     (c)     if to the Trustee at:


             Attention:

             Telecopy:

Any notice or other communication given personally shall be deemed to have been given and received upon delivery thereof and if given by telecopy shall be deemed to have been given and received on the date of receipt thereof unless such day is not a Business Day in which case it shall be deemed to have been given and received upon the immediately following Business Day.

     14.4 NOTICE OF BENEFICIARIES. Any and all notices to be given and any documents to be sent to any Beneficiaries may be given or sent to the address of such Beneficiary shown on the register of holders of Exchangeable Shares in any manner permitted by the by-laws of the Corporation from time to time in force in respect of notices to shareholders and shall be deemed to be received (if given or sent in such manner) at the time specified in such by-laws, the provisions of which by-laws shall apply mutatis mutandis to notices or documents as aforesaid sent to such holders.

     14.5 RISK OF PAYMENTS BY POST. Whenever payments are to be made or documents are to be sent to any Beneficiary by the Trustee or by the Corporation, or by such Beneficiary to the Trustee or to the Parent, Swissco or the Corporation, the making of such payment or sending of such document sent through the post shall be at the risk of the Corporation, in the case of payments made or documents sent by the Trustee or the Corporation, and the Beneficiary, in the case of payments made or documents sent by the Beneficiary.

     14.6 COUNTERPARTS. This trust agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

     14.7 JURISDICTION. This trust agreement shall be construed and enforced in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

     14.8 ATTORNMENT. Each of the Parent and Swissco agree that any action or proceeding arising out of or relating to this trust agreement may be instituted in the courts of Ontario, waive any objection which it may have now or hereafter to the venue of any such action or proceeding, irrevocably submits to the jurisdiction of the said courts in any such action or proceeding, agrees to be bound by any judgment of the said courts and not to seek, and hereby waives, any review of the merits of any such judgment by the courts of any other jurisdiction and hereby appoints the Corporation at its registered office in the Province of Ontario as the Parent's and Swissco's attorney for service of process.

     14.9 GUARANTY/ASSIGNMENT. Parent hereby unconditionally and irrevocably guarantees the prompt and full performance by Swissco of its obligations hereunder. Swissco, upon prior notice to the Trustee, may assign all or a portion of its rights and obligations hereunder to Parent without the consent of the Trustee, the Beneficiary, or the Corporation whereupon the Trustee, the Corporation and the Parent shall enter into a supplemental trust agreement pursuant to section 12.5(c) reflecting such assignment.




                     [THIS SPACE INTENTIONALLY LEFT BLANK.]

     IN WITNESS WHEREOF, the parties hereto have caused this trust agreement to be duly executed as of the date first above written.

                              SILICON GRAPHICS, INC.


                              By
                                 -----------------------------------
                                 Name:
                                 Title:



                              SILICON GRAPHICS MANUFACTURING S.A.



                              By
                                 -----------------------------------
                                 Name:
                                 Title:



                              ALIAS RESEARCH INC.



                              By
                                 -----------------------------------
                                 Name:
                                 Title:


                               [TRUSTEE]



                               By
                                 -----------------------------------
                                 Name:
                                 Title:

                                                                       Exhibit E


                    CERTIFICATE OF THE POWERS, DESIGNATIONS,
                         PREFERENCES AND RIGHTS OF THE

                            SERIES E PREFERRED STOCK
                                ($.001 Par Value)

                                       OF

                             SILICON GRAPHICS, INC.

                               ------------------


            Pursuant to Section 151(g) of the General Corporation Law
                            of the State of Delaware

                              --------------------



          THE UNDERSIGNED, being, respectively, the ________ and the ________ of Silicon Graphics, Inc. a Delaware corporation (the "Company"), DO HEREBY CERTIFY that, pursuant to the provisions of Section 151(g) of the General Corporation Law of the State of Delaware the following resolutions were duly adopted by the Board of Directors of the Company and pursuant to authority conferred upon the Board of Directors by the provisions of the Restated Certificate of Incorporation of the Company (the "Certificate of Incorporation"), the Board of Directors of the Company, at a meeting duly held on __________, 1995, adopted resolutions providing for the issuance of a series of its preferred stock and fixing the relative powers, preferences, rights, qualifications, limitations and restrictions of such stock. These resolutions are as follows:

          "RESOLVED, that pursuant to authority expressly granted to and vested in the Board of Directors of the Company by the provisions of the Certificate of Incorporation, the issuance of a series of preferred stock, par value $.001 per share, which shall consist of one of the 2,000,000 shares of preferred stock which the Company now has authority to issue, be, and the same hereby is, authorized, and the Board hereby fixes the powers, designations, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof, of the share of such series (in addition to the powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, set forth in the Certificate of Incorporation which may be applicable to the preferred stock of this series) as follows:

          I. AUTHORIZED NUMBER AND DESIGNATION. One share of the preferred stock, $.00l par value per share, of the Company is hereby constituted as a series of the preferred stock designated Series E Preferred Stock, $0.001 par value (the "Series E Preferred").

          II. DIVIDENDS. The holder of Series E Preferred shall not be entitled to receive any dividends declared and paid by the Company.

          III. VOTING RIGHTS. Except as otherwise required by law or the Certificate of Incorporation, (i) the holder of record of the share of Series E Preferred shall have a number of votes equal to the number of outstanding Exchangeable Non-Voting Shares ("Exchangeable Shares") of Alias Research Inc. from time to time which are not owned by the Company, any of its subsidiaries or any person directly or indirectly controlled by or under common control of the Company, in each case for the election of directors and on all matters submitted to a vote of the Stockholders of the Company, and (ii) in respect of all matters concerning the voting of shares, the Series E Preferred and the common stock of the Company shall vote as a single class.

          IV. LIQUIDATION PREFERENCE. Upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, and subject to any prior rights of holders of shares of preferred stock ranking senior to the Series E Preferred, the holder of the share of Series E Preferred shall be paid an amount equal to $1.00, together with payment to any class of stock ranking equally with the Series E Preferred, and before payment shall be made to holders of any stock ranking on liquidation junior to the Series E Preferred (such amount payable with respect to the Series E Preferred being referred to as the "Series E Preferred Liquidation Preference Payment").

          V. RANKING. The Series E Preferred shall rank junior to the Series A Preferred Stock of the Company in all respects.

          VI. OTHER PROVISIONS. (a) Pursuant to the terms of that certain Agreement and Plan of Acquisition and Arrangement, dated as of February 6, 1995, by and among the Company, Silicon Graphics Manufacturing S.A., a Swiss corporation and subsidiary of the Company ("Swissco"), 1103707 Ontario Inc., an Ontario corporation and a wholly owned subsidiary of Swissco, and Alias Research Inc., an Ontario corporation ("Alias"), one share of Series E Preferred is being issued to the trustee (the "Trustee") under the Voting and Exchange Trust Agreement, dated as of __________, 1995 by and between the Company, Swissco, Alias and the Trustee.

          (b) The holder of the share of Series E Preferred is entitled to exercise the voting rights attendant thereto in such manner as such holder desires.

          (c) At such time as the Series E Preferred has no votes attached to it because there are no Exchangeable Shares of Alias outstanding which are not owned by the Company, any of its subsidiaries or any person directly or indirectly controlled by or under common control of the Company, and there are no shares of stock, debt, options or other agreements of Alias which could give rise to the issuance of any Exchangeable Shares of Alias to any person (other than the Company, any of its subsidiaries or any person directly or indirectly controlled by or under common control of the Company), the Series E Preferred shall be cancelled."

          IN WITNESS WHEREOF, this Certificate has been signed by __________,
and attested to by __________, of the Company, all as of the      day of
__________, 1995.

                              SILICON GRAPHICS, INC.


                              By:  ______________________________
                                   Name:
                                   Title:


Attest:

By:  ____________________________


     Name:
     Title: